AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1998


                                                      REGISTRATION NO. 333-63367
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       WORLD OMNI 1998-A AUTOMOBILE LEASE
                              SECURITIZATION TRUST
                       (ISSUER WITH RESPECT TO THE NOTES)
                            ------------------------
                      WORLD OMNI LEASE SECURITIZATION L.P.
(ORIGINATOR OF THE TRUST DESCRIBED HEREIN AND TRANSFEROR OF THE SUBI CERTIFICATE
                                 TO THE TRUST)
                                 WORLD OMNI LT
           (ISSUER WITH RESPECT TO THE SUBI AND THE SUBI CERTIFICATE)
                            AUTO LEASE FINANCE L.P.
(ORIGINATOR OF WORLD OMNI LT AND TRANSFEROR OF THE SUBI AND THE SUBI CERTIFICATE
                      TO THE TRANSFEROR DESCRIBED HEREIN)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      7515                                     63-1120743
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                     IDENTIFICATION NO.)

                            ------------------------
                              6150 OMNI PARK DRIVE
                             MOBILE, ALABAMA 36609
                                 (334) 639-7500
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
OF PRINCIPAL EXECUTIVE OFFICES OF WORLD OMNI LEASE SECURITIZATION L.P. AND AUTO
                              LEASE FINANCE L.P.)
                            ------------------------
                                A. TUCKER ALLEN
                           120 NORTHWEST 12TH AVENUE
                         DEERFIELD BEACH, FLORIDA 33442
                                 (954) 429-2200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   Copies to:

                     CHARLES A. SWEET, ESQ.                                             REED D. AUERBACH, ESQ.
                       WILLIAMS & CONNOLLY                                           STROOCK & STROOCK & LAVAN LLP
                    725 TWELFTH STREET, N.W.                                                180 MAIDEN LANE
                     WASHINGTON, D.C. 20005                                            NEW YORK, NEW YORK 10038

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------


                        CALCULATION OF REGISTRATION FEE

                                                                                        PROPOSED            PROPOSED
                      TITLE OF EACH CLASS                          AMOUNT TO BE     MAXIMUM OFFERING    MAXIMUM AGGREGATE
                OF SECURITIES TO BE REGISTERED                      REGISTERED      PRICE PER UNIT(1)   OFFERING PRICE(1)
Automobile Lease Backed Notes, Class A-1.......................   $  430,000,000          100%           $  430,000,000
Automobile Lease Backed Notes, Class A-2.......................   $  440,000,000          100%           $  440,000,000
Automobile Lease Backed Notes, Class A-3.......................   $  410,000,000          100%           $  410,000,000
Automobile Lease Backed Notes, Class A-4.......................   $  351,383,000          100%           $  351,383,000
1998-A Special Unit of Beneficial Interest Certificate(2)......        (3)                 (3)                (3)
Total..........................................................   $1,631,383,000          100%           $1,631,383,000

                      TITLE OF EACH CLASS                             AMOUNT OF
                OF SECURITIES TO BE REGISTERED                   REGISTRATION FEE(4)
Automobile Lease Backed Notes, Class A-1.......................       $119,334
Automobile Lease Backed Notes, Class A-2.......................       $122,394
Automobile Lease Backed Notes, Class A-3.......................       $114,055
Automobile Lease Backed Notes, Class A-4.......................       $ 97,759
1998-A Special Unit of Beneficial Interest Certificate(2)......          (3)
Total..........................................................       $453,542



(1) Estimated solely for the purpose of calculating the registration fee.
(2) The 1998-A Special Unit of Beneficial Interest (the 'SUBI') issued by World Omni LT will constitute a beneficial interest in specified assets of the assets of World Omni LT, including certain lease contracts and the automobile and light duty trucks relating to such lease contracts. The SUBI is not being offered to investors hereunder but will be transferred first by Auto Lease Finance L.P. to World Omni Lease Securitization L.P. A 1998-A Special Unit of Beneficial Interest Certificate (the 'SUBI Certificate') issued by World Omni LT and representing a 100% undivided interest in the SUBI will then be transferred to the Owner Trustee for the World Omni 1998-A Automobile Lease Securitization Trust issuing, and pledged to the Indenture Trustee as security for, the Automobile Lease Asset Backed Notes, Class A-1, Class A-2, Class A-3 and Class A-4. The SUBI Certificate is not being offered to investors hereunder.
(3) Not applicable.
(4) A registration fee of $295 has previously been paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                 $1,631,383,000


                               WORLD OMNI 1998-A

                     AUTOMOBILE LEASE SECURITIZATION TRUST


                                  $430,000,000

          FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES, CLASS A-1

                                  $440,000,000

          FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES, CLASS A-2

                                  $410,000,000

          FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES, CLASS A-3

                                  $351,383,000

          FLOATING RATE AUTOMOBILE LEASE ASSET BACKED NOTES, CLASS A-4

                      WORLD OMNI LEASE SECURITIZATION L.P.
                                  (Transferor)

                           WORLD OMNI FINANCIAL CORP.
                                   (Servicer)
                            ------------------------

    The Floating Rate Automobile Lease Asset Backed Notes referred to above (the 'Class A Notes') will be issued by the World Omni 1998-A Automobile Lease Securitization Trust (the 'Trust'), a Delaware business trust created pursuant to a Securitization Trust Agreement between World Omni Lease Securitization L.P. (the 'Transferor'), PNC Bank, Delaware, as owner trustee (the 'Owner Trustee') and The Bank of New York, as indenture trustee (the 'Indenture Trustee'). The Class A Notes will be issued pursuant to an Indenture between the Trust and the Indenture Trustee. The Class A Notes will be secured by the property of the Trust, which will consist of a 100% undivided interest in a Special Unit of Beneficial Interest (the 'SUBI'), which, in turn, will evidence a beneficial interest in certain specified assets of World Omni LT, an Alabama trust (the 'Origination Trust'), monies on deposit in certain accounts and other assets, as described more fully under 'The Trust and the SUBI'. The assets of the Origination Trust (the 'Origination Trust Assets') will consist of retail closed-end lease contracts assigned to the Origination Trust by dealers in the World Omni Financial Corp. ('World Omni') network of dealers, the automobiles and light duty trucks relating thereto and payments made under certain insurance policies relating to such lease contracts, the related lessees and such leased vehicles, including the Residual Value Insurance Policy, and certain other assets, as more fully described under 'The Origination Trust--Property of the Origination Trust'. World Omni will service the lease contracts included in the Origination Trust Assets.
                                                  (Cover continued on next page)

                            ------------------------

    FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A NOTES, SEE 'RISK FACTORS' ON PAGE 19 HEREIN.

                            ------------------------

THE CLASS A NOTES WILL REPRESENT OBLIGATIONS OF THE TRUST AND WILL NOT REPRESENT
      INTERESTS IN OR OBLIGATIONS OF WORLD OMNI LEASE SECURITIZATION L.P.,
      AUTO LEASE FINANCE L.P., WORLD OMNI LT, WORLD OMNI FINANCIAL CORP.,
         PNC BANK, DELAWARE OR ANY OF THEIR RESPECTIVE AFFILIATES OTHER
                                THAN THE TRUST.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.



                                                            PRICE TO            UNDERWRITING DISCOUNTS         PROCEEDS TO
                                                            PUBLIC(1)             AND COMMISSIONS(2)       THE TRANSFEROR(1)(3)
Per Class A-1 Note.................................            100%                     0.190%                   99.810%
Per Class A-2 Note.................................            100%                     0.205%                   99.795%
Per Class A-3 Note.................................            100%                     0.215%                   99.785%
Per Class A-4 Note.................................            100%                     0.235%                   99.765%
Total..............................................       $1,631,383,000            $3,426,250.05           $1,627,956,749.95


(1) Plus accrued interest, if any, calculated at the related Note Rate from and including the date of initial issuance.
(2) The Transferor and World Omni have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933. See 'Underwriting'.

(3) Before deducting expenses payable by the Transferor estimated to be $1,174,000.

                            ------------------------


    The Class A Notes are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Class A Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System, on or about November 19, 1998, against payment in immediately available funds.

                            ------------------------
                               JOINT BOOK RUNNERS

CREDIT SUISSE FIRST BOSTON                                   MERRILL LYNCH & CO.

                                  CO-MANAGERS

FIRST UNION CAPITAL MARKETS
                      NATIONSBANC MONTGOMERY SECURITIES LLC
                                                            SALOMON SMITH BARNEY
                            ------------------------


                THE DATE OF THIS PROSPECTUS IS NOVEMBER 6, 1998

(Cover continued from previous page)

     The SUBI initially will evidence a beneficial interest in specified Origination Trust Assets, including certain lease contracts, the automobiles and light duty trucks relating to such lease contracts, certain monies due under or payable in respect of such lease contracts and leased vehicles on or after September 1, 1998, payments made under certain insurance policies relating to such lease contracts, the related lessees and such leased vehicles, including the Residual Value Insurance Policy, and certain other Origination Trust Assets (collectively, the 'SUBI Assets'), as more fully described under 'The Trust and the SUBI--The SUBI'. From time to time until principal is first distributed to the Noteholders, as described below, principal collections on or in respect of the SUBI Assets will be reinvested in additional lease contracts assigned to the Origination Trust by dealers in the World Omni network of dealers, together with the automobiles and light duty trucks relating thereto, which at the time of reinvestment will become SUBI Assets. The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in all of the Origination Trust Assets. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Notes. For further information regarding the Trust, the SUBI and the Origination Trust, see 'The Trust and the SUBI' and 'The Origination Trust'.


     The Notes will consist of four classes of senior notes (respectively, the 'Class A-1 Notes', the 'Class A-2 Notes', the 'Class A-3 Notes' and the 'Class A-4 Notes', and collectively, the 'Class A Notes') and one class of subordinated Notes (the 'Class B Notes', and together with the Class A Notes, the 'Notes'). The Class A Notes will be the only Notes offered hereby. The Class B Notes will initially be held by an affiliate of the Transferor. Information concerning the Class B Notes is provided herein only for a better understanding of the Class A Notes. The initial principal amount of the Class B Notes will be $92,592,000 and the Class B Notes will be subordinated to the Class A Notes to the extent described herein. The Transferor will own the undivided equity interest in the Trust (the 'Transferor Interest'). The Transferor Interest will be subordinated to the Notes as described herein. For further information regarding the Notes, see 'Description of the Notes'.


     In general, no principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. Following payment in full of the Class A-3 Notes, principal payments will be made on the Class A-4 Notes and the Class B Notes, pro rata, based on the Class A Percentage and Class B Percentage, respectively.

     Interest on the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the respective floating interest rates specified herein and will be distributed to holders of the Class A Notes on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day), beginning December 15, 1998 (each, a 'Distribution Date'). Principal will be distributed to holders of the Notes to the extent described herein on each Distribution Date beginning in January 2000, or, in certain limited circumstances, earlier, as more fully described herein. The final maturity date for each Class of Class A Notes will be the December 2004 Distribution Date.

     The Class A Notes will have the benefit of an interest rate swap (the 'Class A Interest Rate Swap'). Merrill Lynch Derivative Products AG will be the counterparty to the Class A Interest Rate Swap. Payments received by the Trust pursuant to the Class A Interest Rate Swap will be available to pay interest due on the Class A Notes on each Distribution Date to the extent described herein.

     There currently is no secondary market for the Class A Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in each Class of Class A Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue.

     As more fully described under 'Ratings of the Class A Notes', it is a condition of issuance that each of Moody's Investors Service, Inc., Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and Fitch IBCA, Inc. rates each Class of Class A Notes in its highest rating category.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF ANY CLASS OF NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS,

SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING'.

                             AVAILABLE INFORMATION

     The Transferor, as originator of the Trust, has filed with the Securities and Exchange Commission (the 'Commission') on behalf of the Trust a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the 'Registration Statement'), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Class A Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

                            OVERVIEW OF TRANSACTION









                    [FLOWCHART OF OVERVIEW OF TRANSACTIONS]

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. See the Index of Capitalized Terms at page 99 for the location herein of certain capitalized terms.

Overview..................................  Certain motor vehicle dealers ('Dealers') in the World Omni Financial
                                            Corp. ('World Omni') network of dealers have assigned, and will assign, closed-end retail automobile and light duty truck leases to
                                            World Omni LT, an Alabama trust (the 'Origination Trust'). The
                                            Origination Trust was created in 1993 to avoid the administrative difficulty and expense associated with retitling leased vehicles in the securitization of automobile and light duty truck leases. The
                                            Origination Trust has issued to Auto Lease Finance L.P. ('ALF L.P.')
                                            an Undivided Trust Interest (the 'UTI') representing the entire beneficial interest in the unallocated assets of the Origination
                                            Trust. ALF L.P. will instruct the trustee of the Origination Trust to allocate a separate portfolio of leases and leased vehicles within the Origination Trust and create a special unit of beneficial interest (the 'SUBI') which will represent the entire beneficial interest in such portfolio. Upon its creation, such portfolio will no longer be a part of the Origination Trust Assets represented by the
                                            UTI. ALF L.P. will sell its interest in the SUBI to World Omni Lease
                                            Securitization L.P. (the 'Transferor') and the Transferor will in turn contribute the entire interest in the SUBI to the World Omni
                                            1998-A Automobile Lease Securitization Trust (the 'Trust'). In
                                            return, the Trust will issue certain securities, including the Class
                                            A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes being offered hereby. The undivided equity interest in the Trust will be permanently retained by the Transferor. ALF L.P. has caused and from time to time in the future may cause additional special units of beneficial interest similar to the SUBI ('Other SUBIs') to be created out of the UTI and sold to the Transferor or one or more other entities. The Trust and the Noteholders will have no interest in the
                                            UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI.

The Trust.................................  The Trust will be created pursuant to a securitization trust agreement dated as of October 1, 1998 (the 'Agreement'), among the
                                            Transferor, PNC Bank, Delaware, as owner trustee (in such capacity
                                            (together with its successors and assigns), the 'Owner Trustee') and
                                            The Bank of New York ('BONY'), as indenture trustee (in such capacity, the 'Indenture Trustee'). The property of the Trust will consist primarily of the SUBI, which will evidence a beneficial interest in certain specified assets of the Origination Trust
                                            (including Insured Residual Value Loss Amounts paid under the
                                            Residual Value Insurance Policy), Class A Net Swap Receipts and
                                            monies on deposit in the Reserve Fund and in certain other accounts established as described herein.

                                            The Origination Trust was formed by ALF L.P., as grantor and initial beneficiary, and VT Inc., as trustee (the 'Origination Trustee'). The sole general partner of ALF L.P. is Auto Lease Finance LLC (as successor by merger to Auto Lease Finance, Inc.),

                                            a Delaware single member limited liability company ('ALF LLC') which is a wholly owned, special purpose subsidiary of World Omni. ALF LLC may not transfer its general partnership interest in ALF L.P. so long as any financings involving interests in the Origination Trust
                                            (including the transaction described herein) are outstanding. World
                                            Omni is the sole member of ALF LLC and the sole limited partner of
                                            ALF L.P. VT Inc. is an Alabama corporation and a wholly owned, special purpose subsidiary of U.S. Bank National Association ('U.S.
                                            Bank') that was organized solely for the purpose of acting as
                                            Origination Trustee. VT Inc. is not affiliated with World Omni or any affiliate thereof. For further information regarding the Origination
                                            Trustee, see 'The Origination Trust--The Origination Trustee'.

                                            The Origination Trust Assets consist of retail closed-end lease contracts assigned to the Origination Trust by Dealers, the automobiles and light duty trucks relating thereto and all proceeds thereof and payments made under certain insurance policies relating to such contracts, the related lessees or such leased vehicles, including the Residual Value Insurance Policy. The SUBI initially will evidence a beneficial interest in a specified portion of the
                                            Origination Trust Assets, including: (i) certain lease contracts (the
                                            'Initial Contracts') originated by Dealers located throughout the
                                            United States; (ii) the automobiles and light duty trucks relating thereto (the 'Initial Leased Vehicles'); (iii) certain monies due under or payable in respect of the Initial Contracts and the Initial
                                            Leased Vehicles on or after September 1, 1998 (the 'Initial Cutoff
                                            Date'); (iv) payments made under certain insurance policies
                                            (including Insured Residual Value Loss Amounts paid under the
                                            Residual Value Insurance Policy) relating to the Initial Contracts, the related lessees and the Initial Leased Vehicles; and (v) certain related assets and rights (collectively, the 'SUBI Assets'). For further information regarding the SUBI Assets, see 'The Trust and the
                                            SUBI--The SUBI'.

                                            Prior to the time when principal is first distributed to Noteholders as described herein, payments made on or in respect of the SUBI
                                            Assets allocable to principal will be reinvested in additional retail closed-end lease contracts (the 'Subsequent Contracts' and, together with the Initial Contracts, the 'Contracts') originated and assigned to the Origination Trust by Dealers located throughout the United
                                            States and the automobiles and light duty trucks relating thereto
                                            (the 'Subsequent Leased Vehicles' and, together with the Initial
                                            Leased Vehicles, the 'Leased Vehicles'). At the time of such reinvestment, the related Subsequent Contracts and Subsequent Leased
                                            Vehicles, together with certain related Origination Trust Assets, will become SUBI Assets. For further information regarding the
                                            Subsequent Contracts and Subsequent Leased Vehicles, see
                                            'Summary--The Revolving Period; Subsequent Contracts and Subsequent
                                            Leased Vehicles' and 'The Trust and the SUBI--The SUBI'.

                                            The Dealers comprising the sources for Contracts and Leased Vehicles are members of World Omni's network of dealers. These Dealers offer automobiles and light duty trucks for lease pursuant to

                                            World Omni-approved terms and documentation. For further information regarding World Omni's lease business, see 'World Omni'.

                                            The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The SUBI will not represent a beneficial interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of Origination
                                            Trust Assets other than the SUBI Assets will not be available to make payments on the Notes. For further information regarding the SUBI, see 'Summary--Security for the Notes--The SUBI', 'The Trust and the
                                            SUBI--The SUBI' and 'The Origination Trust'.

The Transferor............................  The Transferor is a Delaware limited partnership, the sole general partner of which is World Omni Lease Securitization LLC (as successor by merger to World Omni Lease Securitization, Inc.), a Delaware single member limited liability company ('WOLS LLC'), which is a wholly owned, special purpose subsidiary of World Omni. WOLS LLC may not transfer its general partnership interest in the Transferor so long as any financings involving interests formerly or partially held by it in the Origination Trust (including the transaction described herein) are outstanding. World Omni is the sole member of WOLS LLC and the sole limited partner of the Transferor.

World Omni................................  World Omni is a Florida corporation that is a wholly owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ('JMFE'). JMFE also wholly owns Southeast Toyota Distributors, Inc. ('SET'), which is the exclusive distributor of Toyota automobiles and light duty trucks in Florida, Alabama, Georgia, North Carolina and South
                                            Carolina (the 'Five State Area'). As more fully described under
                                            'World Omni', World Omni provides consumer lease and installment contract financing to retail customers of, and floorplan and other dealer financing to, Dealers that are located throughout the United
                                            States. World Omni is the sole member of both ALF LLC and WOLS LLC.

                                            Pursuant to an amended and restated servicing agreement dated as of
                                            July 1, 1994, as amended, to be supplemented by a servicing supplement dated as of October 1, 1998 (collectively, the 'Servicing
                                            Agreement'), each between World Omni and the Origination Trustee,
                                            World Omni will act as the initial servicer of the Origination Trust
                                            Assets, including the SUBI Assets (in such capacity, the 'Servicer').
                                            The Owner Trustee and the Indenture Trustee will be third party beneficiaries of the Servicing Agreement, as described under
                                            'Additional Document Provisions--The Servicing Agreement--Indenture
                                            Trustee and Owner Trustee as Third-Party Beneficiaries'.

Securities Offered........................  The Automobile Lease Asset Backed Notes (the 'Notes') will consist of four classes of senior Notes (the 'Class A-1 Notes', the 'Class A-2
                                            Notes', the 'Class A-3 Notes' and the 'Class A-4 Notes',
                                            respectively, and collectively, the 'Class A Notes') and one class of subordinated notes (the 'Class B Notes'). Generally, no principal payments will be made on the Class A-2 Notes until the
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                                            Class A-1 Notes have been paid in full, no principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class
                                            A-2 Notes have been paid in full, and no principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, Class A-2
                                            Notes and Class A-3 Notes have been paid in full, in each case as more fully described under 'Description of the Notes-- Distributions on the Notes--Application and Distributions of
                                            Principal--Amortization Period'. The Class B Notes will be subordinated to the Class A Notes so that (i) interest payments will not be made in respect of the Class B Notes until interest in respect of the Class A Notes has been paid, (ii) principal payments will not be made in respect of the Class B Notes until the Class A-1, Class
                                            A-2 and Class A-3 Notes have been paid in full and (iii) if other sources available to make payments of principal and interest on the
                                            Class A-4 Notes are insufficient, amounts that otherwise would be paid in respect of the Class B Notes generally will be available for that purpose, as more fully described under 'Description of the
                                            Notes--Distributions on the Notes'. The undivided equity interest in the Trust will be permanently retained by the Transferor (the
                                            'Transferor Interest'). The Transferor Interest will be subordinated to the Notes as described under 'Summary--Security for the
                                            Notes--Subordination of the Transferor Interest'. Only the Class A
                                            Notes are being offered hereby. The Class A Notes will be issued in book-entry form in minimum denominations of $1,000 and integral multiples thereof, as set forth under 'Description of the
                                            Notes--Book-Entry Registration' and '--Definitive Notes'. The Class B
                                            Notes will initially be held by an affiliate of the Transferor.
                                            Information concerning the Class B Notes is provided herein only for a better understanding of the Class A Notes.

                                            Each Note will represent the right to receive monthly payments of interest at the related Note Rate and, to the extent described herein, monthly payments of principal during the Amortization Period.
                                            These payments will be funded from a portion of the payments received by the Trust on or in respect of the SUBI (i.e., from a portion of the payments received on or in respect of the Contracts and the
                                            Leased Vehicles) and, in certain circumstances, from Transferor
                                            Amounts that otherwise would be distributable in respect of the
                                            Transferor Interest, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, Class A Net Swap Receipts and
                                            monies on deposit in the Reserve Fund.

                                            On the date of initial issuance of the Notes (the 'Closing Date'), the Trust will issue $430,000,000 aggregate principal amount of Class
                                            A-1 Notes (the 'Initial Class A-1 Note Balance'), $440,000,000
                                            aggregate principal amount of Class A-2 Notes (the 'Initial Class A-2
                                            Note Balance'), $410,000,000 aggregate principal amount of Class A-3
                                            Notes (the 'Initial Class A-3 Note Balance'), $351,383,000 aggregate principal amount of Class A-4 Notes (the 'Initial Class A-4 Note
                                            Balance' and, together with the Initial Class A-1 Note Balance, the
                                            Initial Class A-2 Note Balance and the Initial Class A-3 Note
                                            Balance, the 'Initial Class A Note Balance') and $92,592,000
                                            aggregate principal amount of Class B Notes (the 'Initial Class B
                                            Note Balance' and, together with the
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                                            Initial Class A Note Balance, the 'Initial Note Balance'). The
                                            aggregate principal amounts of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes and the Class B Notes will, except in certain circumstances described under 'Summary--The Revolving Period;
                                            Subsequent Contracts and Subsequent Leased Vehicles', remain fixed at their respective Initial Class Note Balances during the Revolving
                                            Period and, to the extent described herein, will decline thereafter during the Amortization Period as principal is paid on the Notes. The
                                            'Class Note Balance' of any Class of Notes on any day will equal the
                                            Initial Class Note Balance, reduced by the sum of all distributions made in respect of principal (including any reimbursements of Loss
                                            Amounts allocable to such Class and Note Principal Loss Amounts in respect of such Class) on or prior to such day on the related Class of Notes and those Note Principal Loss Amounts in respect of such
                                            Class, if any, which have not been reimbursed as described herein.
                                            The 'Class A Note Balance' will mean the sum of the Class A-1, Class
                                            A-2, Class A-3 and Class A-4 Note Balances. The 'Note Balance' with respect to the Notes will mean the sum of the Class A Note Balance and the Class B Note Balance.

                                            The amount of the Transferor Interest will initially equal
                                            $39,682,871.20 (which amount will equal approximately 2.25% of the
                                            Aggregate Net Investment Value as of the Initial Cutoff Date) and on
                                            any day will equal the difference between the Aggregate Net
                                            Investment Value, calculated as described under 'Summary-- Security for the Notes--The SUBI' and 'Summary--The Contracts', and the Note
                                            Balance. As more fully described under 'Description of the
                                            Notes--General', the Aggregate Net Investment Value can change daily.

Registration of the Notes.................  Each Class of Class A Notes initially will be represented by one or more notes registered in the name of Cede & Co. ('Cede'), as the nominee of The Depository Trust Company ('DTC'). A person acquiring an interest in the Class A Notes (each, a 'Note Owner') will hold his or her interest through DTC, in the United States, or Cedel Bank, societe anonyme ('Cedel') or the Euroclear System ('Euroclear'), in
                                            Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or
                                            Euroclear, on the other, will be effected in DTC through Citibank,
                                            N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries (collectively, the 'Depositaries') of Cedel or
                                            Euroclear, respectively, and each a participating member of DTC. No
                                            Note Owner will be able to receive a definitive Note representing such person's interest, except in the limited circumstances described under 'Description of the Notes--Definitive Notes'. Unless and until definitive Notes are issued, Note Owners will not be recognized as holders of record of Class A Notes and will be permitted to exercise the rights of such holders only indirectly through DTC. For further information regarding book-entry registration of the Class A Notes, see
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                                            'Description of the Notes--General' and '--Book-Entry Registration'.

Interest..................................  On the fifteenth day of each month or, if such day is not a Business
                                            Day, on the next succeeding Business Day, beginning December 15, 1998
                                            (each, a 'Distribution Date'), distributions in respect of the Class
                                            A Notes will be made to the holders of record of the Class A-1, Class
                                            A-2, Class A-3 and Class A-4 Notes (respectively, the 'Class A-1
                                            Noteholders', the 'Class A-2 Noteholders', the 'Class A-3
                                            Noteholders' and the 'Class A-4 Noteholders', and collectively, the
                                            'Class A Noteholders') as of the day immediately preceding such
                                            Distribution Date or, if Definitive Notes are issued, the last day of the immediately preceding calendar month (each such date, a 'Record
                                            Date'). On each Distribution Date, the Indenture Trustee will distribute interest to the Class A Noteholders, based on the related
                                            Class Note Balance as of the immediately preceding Distribution Date
                                            (after giving effect to reductions in such Class Note Balance as of such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class Note Balance, in the
                                            case of (i) the Class A-1 Notes, at an annual percentage rate equal to One-Month LIBOR plus 0.35% (the 'Class A-1 Note Rate'), (ii) the
                                            Class A-2 Notes, at an annual percentage rate equal to One-Month
                                            LIBOR plus 0.40% (the 'Class A-2 Note Rate'), (iii) the Class A-3
                                            Notes, at an annual percentage rate equal to One-Month LIBOR plus
                                            0.45% (the 'Class A-3 Note Rate') and (iv) the Class A-4 Notes, at an
                                            annual percentage rate equal to One-Month LIBOR plus 0.55% (the
                                            'Class A-4 Note Rate'). One-Month LIBOR shall generally equal the
                                            London interbank offered quotations for one-month United States dollar deposits determined as of the applicable LIBOR Determination
                                            Date as described herein. See 'Description of the
                                            Notes--Determination of One-Month LIBOR'. All such payments will be calculated on the basis of the actual number of days from and including the prior Distribution Date (or in the case of the initial
                                            Distribution Date, the Closing Date) to but excluding the related
                                            Distribution Date and a 360-day year.

                                            The final maturity date for each Class of Class A Notes (the 'Stated
                                            Maturity Date') will be the December 2004 Distribution Date. A
                                            'Business Day' will be a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York, Chicago,
                                            Illinois, Wilmington, Delaware, Deerfield Beach, Florida, or Mobile,
                                            Alabama, are authorized or obligated by law, executive order or government decree to be closed. As described under 'Description of the Notes--Distributions on the Notes-- Distributions of Interest',
                                            distributions in respect of interest on the Class B Notes will be subordinated to distributions in respect of interest on the Class A
                                            Notes under certain circumstances.

Class A Interest Rate Swap................  On the date of issuance of the Notes, the Trust will enter into the
                                            Class A Interest Rate Swap with the Class A Swap Counterparty. The
                                            Class A Interest Rate Swap will have a notional amount (the 'Notional
                                            Amount') as of any Deposit Date or Distribution Date, equal to the
                                            Class A Note Balance, as of the close of business on the preceding
                                            Distribution Date after giving effect to distributions on
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                                            such Distribution Date; provided, however, with respect to the first
                                            Deposit Date and Distribution Date, the Notional Amount will be equal to the Initial Class A Note Balance. Pursuant to the Class A Interest
                                            Rate Swap, (x) on each Distribution Date, a payment will be made by the Trust to the Class A Swap Counterparty (if the following is a positive number), or (y) on each Deposit Date a payment will be made by the Class A Swap Counterparty to the Trust (if the following is a negative number), of an amount equal to (i) one-twelfth of the product of (A) the Notional Amount and (B) the Swap Rate (or, with respect to the first Deposit Date and Distribution Date, an amount specified in the Agreement) minus (ii) the product of (A) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date to but excluding the related
                                            Distribution Date (or, with respect to the first Deposit Date and
                                            Distribution Date, the actual number of days from the date of issuance of the Notes to but excluding the first Distribution Date)
                                            and the denominator of which is 360, (B) the Notional Amount and (C)
                                            One-Month LIBOR with respect to the related Distribution Date. If such amount is positive it will be referred to herein as the 'Class A
                                            Net Swap Payment', and if such amount is negative, it will be referred to herein as the 'Class A Net Swap Receipt'. The 'Swap Rate'
                                            is 5.03%.

                                            Any Class A Net Swap Receipt in respect of a Deposit Date will be deposited in the Distribution Account and will be available to make distributions of interest due on the Class A Notes on the related
                                            Distribution Date. Any Class A Net Swap Payment in respect of a
                                            Distribution Date will be paid out of funds on deposit in the SUBI
                                            Collection Account. See 'The Class A Interest Rate Swap'.

Class A Swap Counterparty.................  Merrill Lynch Derivative Products AG will be the swap counterparty with respect to the Class A Interest Rate Swap (in such capacity, the
                                            'Class A Swap Counterparty'). See 'The Class A Interest Rate
                                            Swap--The Class A Swap Counterparty'.

The Revolving Period; Subsequent Contracts
  and Subsequent Leased Vehicles..........  No principal will be payable on the Notes until the January 2000
                                            Distribution Date or, upon the occurrence of an Early Amortization
                                            Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs.
                                            From and including the Closing Date and ending on the day immediately preceding the commencement of the Amortization Period (i.e., the earlier of December 1, 1999 or the date of an Early Amortization
                                            Event) (the 'Revolving Period'), all Principal Collections and
                                            reimbursements of Loss Amounts will be reinvested in Subsequent
                                            Contracts and Subsequent Leased Vehicles so as to maintain the Class
                                            A-1, Class A-2, Class A-3, Class A-4 and Class B Note Balances at
                                            constant levels during the Revolving Period, except to the extent there are unreimbursed Note Principal Loss Amounts in respect of any such Class, in which case the Note Balance of the related Class of
                                            Notes will decrease, although such amounts may be reimbursed as described under 'Description of the Notes--Distributions on the
                                            Notes--Distributions of Interest'. The events that might lead to the termination of the Revolving Period
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                                            prior to its scheduled termination date are described under
                                            'Description of the Notes--Early Amortization Events'. On any
                                            calendar day (i) in each month (beginning December 1998) during the
                                            Revolving Period and (ii) if no Early Amortization Event has
                                            occurred, in the month in which the Amortization Date occurs, on one or more days selected by the Servicer (each, a 'Transfer Date'), the
                                            Servicer will direct the Origination Trustee to reinvest Principal
                                            Collections and certain Loss Amounts that otherwise would be reimbursed to the Noteholders in certain lease contracts and the related leased vehicles of the Origination Trust that are not evidenced by the SUBI or any Other SUBI. Upon such reinvestment, the related Subsequent Contracts and Subsequent Leased Vehicles will become SUBI Assets. If on the twenty-fifth calendar day of any month
                                            (beginning December 1998) during the Revolving Period the amount of
                                            Principal Collections and such otherwise reimbursable Loss Amounts as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles
                                            exceeds $1,000,000, an Early Amortization Event will occur, the
                                            Revolving Period will terminate as of such day and all unreinvested
                                            Principal Collections and all such reimbursable Loss Amounts will be distributed as principal to Noteholders on the immediately succeeding
                                            Distribution Date. For further details concerning the application of
                                            Principal Collections and Loss Amounts, see 'Summary--Amortization
                                            Period; Principal Payments', 'Risk Factors--Risk of Absence of Funds
                                            for Reimbursement of Loss Amounts', 'The Trust and the SUBI--The
                                            SUBI' and 'Description of the Notes--Distributions on the Notes--
                                            Application and Distributions of Principal--Revolving Period'.

                                            The Subsequent Contracts and Subsequent Leased Vehicles will be selected from the Origination Trust's portfolio of lease contracts and related vehicles that are not allocated to (or reserved for allocation to) any Other SUBI, based on the same criteria as are applicable to the Initial Contracts and the other criteria described under 'The Contracts--Representations, Warranties and Covenants'. If
                                            allocations are being made in respect of any one or more previous
                                            Other SUBI(s) at the same time out of the Origination Trust's general pool of unreserved lease contracts, reinvestment will be made first in respect of such previous Other SUBI(s). For further information regarding the Subsequent Contracts and Subsequent Leased Vehicles,
                                            see 'The Contracts'.

                                            'Principal Collections' will mean, with respect to any Collection
                                            Period, all Collections allocable to the principal component of any
                                            Contract (including any payment in respect of the related Leased
                                            Vehicle, but other than any payment as to which a Loss Amount has been realized and allocated during any prior Collection Period), discounted to the extent required below. A 'Collection Period' will be each calendar month. For purposes of determining Principal
                                            Collections, the principal component of all payments made on or in respect of a Contract (or the related Leased Vehicle) with a Lease
                                            Rate less than 7.75% (each, a 'Discounted Contract') will be discounted to present value at a rate of 7.75%, thereby effectively reallocating a portion of the payments received in respect of the
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                                            principal component of the Contracts to Interest Collections and providing additional credit enhancement for the benefit of the
                                            Noteholders. 'Collections' with respect to any Collection Period will include all net collections received on or in respect of the
                                            Contracts and Leased Vehicles during such Collection Period other than Insured Residual Value Loss Amounts paid under the Residual
                                            Value Insurance Policy, such as Monthly Payments (including amounts in the SUBI Collection Account that previously constituted Payments
                                            Ahead but which represent Monthly Payments due during such Collection
                                            Period), Prepayments, Advances, Net Matured Leased Vehicle Proceeds,
                                            Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds and any Undistributed Transferor Excess Collections in respect of the immediately preceding Collection Period, but shall not include, and
                                            (as appropriate) shall be net of (i) Payments Ahead with respect to one or more future Collection Periods, (ii) amounts paid to the
                                            Servicer in respect of outstanding Advances, Matured Leased Vehicle
                                            Expenses, Repossessed Vehicle Expenses, other Liquidation Expenses and Insurance Expenses, (iii) late payment charges, payments of insurance premiums, excise taxes or similar items and (iv) Additional
                                            Loss Amounts in respect of such Collection Period. In addition, if such Collection Period occurs during the Revolving Period, amounts otherwise payable to the Noteholders on the related Distribution Date as reimbursement of Loss Amounts allocable to the Notes (as described under 'Description of the Notes-- Distributions on the
                                            Notes--Distributions of Interest') will be treated as Principal
                                            Collections and reinvested in Subsequent Contracts and Subsequent
                                            Leased Vehicles as described above. 'Interest Collections' with respect to any Collection Period generally will equal the amount by which Collections exceed Principal Collections. 'Net Repossessed
                                            Vehicle Proceeds' will equal Repossessed Vehicle Proceeds net of
                                            Repossessed Vehicle Expenses, and 'Net Liquidation Proceeds' will equal Liquidation Proceeds net of Liquidation Expenses. 'Net Matured
                                            Leased Vehicle Proceeds' will be Matured Leased Vehicle Proceeds received during a Collection Period net of Matured Leased Vehicle
                                            Expenses incurred during such Collection Period.

Amortization Period; Principal
  Payments................................  The 'Amortization Period' will commence on the earlier of December 1,
                                            1999 (the 'Amortization Date') or the day on which an Early
                                            Amortization Event occurs, and will end when each Class of Notes has been paid in full and all Note Principal Loss Amounts and Class B
                                            Note Principal Carryover Shortfalls, if any, have been repaid in full, together with accrued interest thereon, or when the Trust otherwise terminates. During the Amortization Period, Principal
                                            Collections and certain reimbursed Loss Amounts will no longer be reinvested in Subsequent Contracts and Subsequent Leased Vehicles as
                                            described above. Instead, on each Distribution Date beginning with the Distribution Date in the month following the month in which the
                                            Amortization Period commences and ending on the Distribution Date on which the Class A-3 Notes have been paid in full, all Principal
                                            Collections for the related Collection Period that are allocable to the Notes will be distributed as principal payments first to the
                                            Class A-1 Noteholders until the Class A-1
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                                            Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the
                                            Class A-3 Noteholders until the Class A-3 Notes have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any remaining such Principal Collections will be distributed as principal payments to the Class A-4 Noteholders and to the holders of record of the Class B Notes (the 'Class B Noteholders' and, together with the Class A Noteholders, the 'Noteholders'), respectively. On each Distribution Date after the Class A-3 Notes have been paid in full, the Class A Percentage and the Class B Percentage of Principal
                                            Collections for the related Collection Period allocable to the Notes will be distributed to the Class A-4 Noteholders and the Class B
                                            Noteholders, respectively, until the related Class of Notes has been paid in full. Certain Loss Amounts incurred during the Amortization
                                            Period will be reimbursed to the Noteholders as described below. The
                                            'Class A Percentage' will mean the Class A Note Balance immediately after the Class A-3 Notes have been paid in full, as a percentage of the Note Balance at such time, and the 'Class B Percentage' will mean the Class B Note Balance immediately after the Class A-3 Notes have been paid in full, as a percentage of the Note Balance at such time.
                                            The Class A Percentage and the Class B Percentage will not change after they are set.

                                            In no event will the principal distributed in respect of any Class of
                                            Notes exceed its Note Balance. In addition, under certain
                                            circumstances, (i) Class A Noteholders will be entitled to receive reimbursement of Loss Amounts as a distribution of principal from sources other than Principal Collections and (ii) principal allocable to the Class B Notes may instead be distributed in respect of Loss
                                            Amounts allocable to the Class A-4 Notes, Class A-4 Note Principal
                                            Loss Amounts and accrued and unpaid interest thereon, as described under 'Description of the Notes--Distributions on the Notes--
                                            Distributions of Interest', 'Description of the Notes--Distributions
                                            on the Notes--Application and Distributions of Principal' and 'Risk
                                            Factors--Risk of Absence of Funds for Reimbursement of Loss Amounts'.

                                            See 'Description of the Notes--Early Amortization Events' for a
                                            description of the events that might lead to the commencement of the
                                            Amortization Period prior to the Amortization Date.

                                            During the Amortization Period, the amount of Principal Collections allocable to the Notes in respect of a Collection Period (the
                                            'Principal Allocation') generally will mean the Principal Collections in respect of such Collection Period multiplied by the Investor
                                            Percentage for such Principal Collections. The 'Investor Percentage'
                                            for purposes of the Principal Allocation will equal the percentage equivalent of a fraction (not to exceed 100%), the numerator of which is the Note Balance and the denominator of which is the Aggregate Net
                                            Investment Value, calculated as described under 'Summary--The
                                            Contracts', as of the last day of the last Collection Period (i)
                                            preceding the Amortization Date or (ii) preceding the month, if any, during which an Early Amortization Event occurs. See 'Description of the Notes--Calculation of
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                                            Investor Percentage and Transferor Percentage' for a description of calculation of the Investor Percentage relating to Interest
                                            Collections and Loss Amounts.

                                            Allocations based upon the Principal Allocation for Principal
                                            Collections during the Amortization Period may result in
                                            distributions of principal with respect to a Collection Period during the Amortization Period to Noteholders in amounts that are greater relative to the declining balance of the Note Balance than would be the case if no fixed Investor Percentage were used to determine the percentage of Principal Collections distributed in respect of the
                                            Notes. Additionally, to the extent that on any Distribution Date during the Amortization Period any portion of the Investor Percentage of Interest Collections in respect of the related Collection Period remains after required distributions have been made, such excess interest will be deposited into the Reserve Fund until the amount on deposit therein equals the Reserve Fund Cash Requirement. Any remaining excess interest, up to but not exceeding the product of (i)
                                            one-twelfth of 0.25% and (ii) the Aggregate Net Investment Value as
                                            of the last day of such Collection Period (the 'Accelerated Principal
                                            Distribution Amount'), will be distributed as an additional payment of principal to the Noteholders in the same manner and priority as principal is distributed in respect of the Notes as described in the preceding paragraphs. See 'Description of the Notes--Distributions on the Notes--Distributions of Interest' and 'Description of the Notes--
                                            The Accounts--The SUBI Collection Account--Withdrawals from the SUBI
                                            Collection Account' for further information regarding the foregoing matters.

Optional Redemption.......................  The Notes will be subject to redemption if the Transferor exercises its option to purchase all of the assets of the Trust, which option may be exercised on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such
                                            Distribution Date, the Note Balance has been reduced to an amount less than or equal to 10% of the Initial Note Balance, at a purchase price determined as described under 'Description of the
                                            Notes--Termination of the Trust; Redemption of the Notes'.

Security for the Notes....................  The security for the Notes will consist primarily of the following:

  A. The SUBI.............................  The SUBI will evidence a beneficial interest in the SUBI Assets. The
                                            Origination Trust was created pursuant to a trust agreement (the
                                            'Origination Trust Agreement'), among ALF L.P., as grantor and initial beneficiary, the Origination Trustee and U.S. Bank, as trust agent (in such capacity, the 'Trust Agent'). The SUBI and the entire beneficial interest in the SUBI Assets will be evidenced by a certificate (the 'SUBI Certificate') that will be issued by the
                                            Origination Trust pursuant to a supplement to the Origination Trust
                                            Agreement dated as of October 1, 1998 (the 'SUBI Supplement' and, together with the Origination Trust Agreement, the 'SUBI Trust
                                            Agreement'). The Indenture Trustee and the Owner Trustee will be third party beneficiaries of the SUBI Trust Agreement.

                                            The Origination Trust Assets evidenced by the SUBI will primarily include the Contracts and the Leased Vehicles. The SUBI will not
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                                            evidence an interest in any Origination Trust Assets other than the
                                            SUBI Assets, and payments made on or in respect of all other
                                            Origination Trust Assets will not be available to make payments on the Notes. For more information regarding the SUBI, see 'The Trust and the SUBI' and 'The Origination Trust'.

  B. The Residual Value Insurance
     Policy...............................  On the Closing Date, Federal Insurance Company, a wholly owned subsidiary of The Chubb Corporation ('Federal' or the 'RV Insurer'),
                                            will issue an insurance policy (the 'Residual Value Insurance
                                            Policy') to the Transferor (with the Origination Trustee, the Owner
                                            Trustee, the Indenture Trustee and ALF L.P. also named as insureds), which will provide coverage for the Insured Residual Value Loss
                                            Amount for any Collection Period. The aggregate maximum amount payable under the Residual Value Insurance Policy with respect to any
                                            Leased Vehicle will be the lesser of $60,000 and its insured residual value, calculated as described under 'Security for the Notes--The
                                            Residual Value Insurance Policy'. Additionally, the aggregate maximum amount payable under the Residual Value Insurance Policy will not exceed the aggregate insured residual values of all Leased Vehicles.

                                            Prior to each Distribution Date, the Servicer will make a claim for any Insured Residual Value Loss Amount under the Residual Value
                                            Insurance Policy. The proceeds of any such claim will be used to make the payments described under 'Description of the Notes--
                                            Distributions on the Notes--Distributions of Interest'. For a fuller description of these mechanics, see 'Security for the Notes--The
                                            Residual Value Insurance Policy'.

                                            The 'Insured Residual Value Loss Amount' for any Collection Period
                                            will be the lesser of (i) the Investor Percentage of the Residual
                                            Value Loss Amount, and (ii) any shortfall in the amount required to make all payments (other than deposits into the Reserve Fund)
                                            required to be made on the related Distribution Date that are described under 'Description of the Notes--Distributions on the
                                            Notes--Distributions of Interest', after application of the Investor
                                            Percentage of Interest Collections and Transferor Amounts otherwise payable in respect of the Transferor Interest, as described below under 'Summary--Security for the Notes--Subordination of the
                                            Transferor Interest'.

  C. The Reserve Fund.....................  The Trust will have the benefit of the Reserve Fund maintained with the Indenture Trustee for the benefit of the Noteholders and the
                                            Transferor (as holder of the Transferor Interest). The Reserve Fund is designed to provide additional funds for the benefit of the
                                            Noteholders in the event that on any Distribution Date Interest
                                            Collections allocable to the Notes for the related Collection Period, plus the Class A Net Swap Receipt, plus Transferor Amounts otherwise distributable in respect of the Transferor Interest, plus any Insured
                                            Residual Value Loss Amount paid under the Residual Value Insurance
                                            Policy for the related Collection Period, less any Class A Net Swap
                                            Payment are insufficient to pay, among other things, the sum of (i)
                                            accrued interest and any overdue interest (with interest thereon) at the applicable Note Rate on the Notes on such Distribution Date, (ii)
                                            any Loss Amount for such Collection Period
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                                       12
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                                            allocable to the Notes, calculated as described under 'Description of the Notes--Calculation of Investor Percentage and Transferor
                                            Percentage', and (iii) any unreimbursed Note Principal Loss Amounts, together with interest thereon at the applicable Note Rate. Monies on deposit in the Reserve Fund also will be available to Noteholders should Collections ultimately be insufficient to pay in full any
                                            Class of Notes. For further information regarding the Reserve Fund, see 'Security for the Notes--The Reserve Fund'.

                                            The Reserve Fund will be created with an initial deposit by the
                                            Transferor of $17,636,578.71 (the 'Initial Deposit') (which amount will equal 1.0% of the Aggregate Net Investment Value as of the
                                            Initial Cutoff Date). On each Distribution Date, the funds in the
                                            Reserve Fund will be supplemented by (i) certain Interest
                                            Collections, as more fully described under 'Description of the
                                            Notes--Distributions on the Notes--Distributions of Interest', (ii)
                                            income realized on the investment of amounts on deposit in the
                                            Reserve Fund and (iii) in certain circumstances, the deposit of monies in respect of the related Collection Period remaining in the
                                            Distribution Account after making all payments required to be made therefrom on such Distribution Date prior to such deposit, including monies that would otherwise be distributed or applied in respect of the Transferor Interest, until the amount on deposit in the Reserve
                                            Fund equals the Reserve Fund Cash Requirement then in effect, calculated as described under 'Security for the Notes--The Reserve
                                            Fund--The Reserve Fund Cash Requirement'.

                                            The Transferor may be required under certain circumstances to deposit funds into the Reserve Fund in an amount equal to certain Reserve
                                            Fund supplemental requirements. For a description of the
                                            circumstances under which the Transferor will be required to make such deposits, see 'Security for the Notes--The Reserve Fund'. For
                                            further information regarding deposits into the Reserve Fund, see
                                            'Description of the Notes--Distributions on the Notes-- Distributions
                                            of Interest'.

                                            After giving effect to all payments from the Reserve Fund on a
                                            Distribution Date, monies that are in excess of the Reserve Fund Cash
                                            Requirement generally will be paid to the Transferor, free and clear of any lien of the Trust.

  D. Subordination of the Transferor
     Interest.............................  The Transferor Interest will initially equal $39,682,871.20, and will represent the entire equity interest in the Trust. However, to provide additional credit enhancement for the Notes, on each
                                            Distribution Date, no payments will be made to the Transferor in respect of the Transferor Interest until all payments required to be made on such Distribution Date that are described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest'
                                            have been made and the amount on deposit in the Reserve Fund equals the Reserve Fund Cash Requirement. For a description of certain payments made to the Transferor, see 'Description of the Notes--
                                            Certain Payments to the Transferor'.

The Contracts.............................  The Contracts will consist of a pool of retail closed-end lease contracts originated by Dealers located throughout the United States,
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                                       13
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                                            each of which will have an original term of not more than 60 months.
                                            Each Contract will be a finance lease for accounting purposes and will have been written for a 'capitalized cost' (which may exceed the manufacturer's suggested retail price), plus an implicit rate in each
                                            Lease calculated as an annual percentage rate (the 'Lease Rate') on a constant yield basis. The Contracts will provide for equal monthly payments (the 'Monthly Payments') such that at the end of the related
                                            Contract term such capitalized cost will have been amortized to an amount equal to the residual value of the related Leased Vehicle established at the time of origination of such Contract (the
                                            'Residual Value'). The amount to which the capitalized cost of a
                                            Contract has been amortized at any point in time is referred to herein as its 'Outstanding Principal Balance'.

                                            The Initial Contracts consist of 74,744 lease contracts. As of the
                                            Initial Cutoff Date, the Lease Rate of the Initial Contracts ranged from 3.20% to 13.00%, with a weighted average Lease Rate of 8.65%.
                                            The aggregate of the original principal balances of the
                                            Initial Contracts as of their respective dates of origination was
                                            $1,894,114,728.78. As of the Initial Cutoff Date, the aggregate
                                            Outstanding Principal Balance of the Initial Contracts was
                                            $1,772,260,190.52, the aggregate Residual Value of the Initial Leased
                                            Vehicles was $1,218,938,715.18 and the Initial Contracts had a
                                            weighted average original term of 41.15 months and a weighted average remaining term to scheduled maturity of 32.86 months. See 'The
                                            Contracts' for further information regarding the Initial Contracts.

                                            The Initial Contracts were, and the Subsequent Contracts will be, identified by the Servicer from the Origination Trust's portfolio of lease contracts originated by Dealers located throughout the United
                                            States that are not evidenced by (or reserved for allocation to) any
                                            Other SUBI, based upon the criteria specified in the SUBI Trust
                                            Agreement and described under 'The Contracts--Characteristics of the
                                            Contracts' and '--Representations, Warranties and Covenants'. The
                                            'Aggregate Net Investment Value' as of any day will equal the sum of
                                            (i) the Discounted Principal Balance of all Contracts other than
                                            Charged-off, Liquidated, Matured and Additional Loss Contracts, (ii)
                                            the aggregate Residual Value of all Leased Vehicles to the extent that the related Contracts have reached their scheduled maturities
                                            (each, a 'Matured Contract') within the three immediately preceding
                                            Collection Periods but which Leased Vehicles as of the last day of the most recent Collection Period have remained unsold and not otherwise disposed of by the Servicer for no more than two full
                                            Collection Periods (the 'Matured Leased Vehicle Inventory') and (iii)
                                            during the Revolving Period, the amount of Principal Collections and
                                            Loss Amounts that otherwise would be reimbursed to the Noteholders, if any, that have not been reinvested in Subsequent Contracts and
                                            Subsequent Leased Vehicles. The 'Discounted Principal Balance' of (i)
                                            a Discounted Contract will equal the present value of all remaining
                                            Monthly Payments on such Contract and the Residual Value of the related Leased Vehicle, calculated using a discount rate of 7.75%, and (ii) all Contracts other than Discounted Contracts will equal their Outstanding Principal Balance. As of the Initial Cutoff Date,
                                            the
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                                       14
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                                            aggregate Discounted Principal Balance of the Initial Contracts and
                                            the Aggregate Net Investment Value was $1,763,657,871.20.

The Leased Vehicles.......................  The Leased Vehicles will be comprised of automobiles and light duty trucks. As of the times of origination of the Contracts, the related
                                            Leased Vehicles will be either new vehicles, dealer demonstrator vehicles or manufacturers' program vehicles, as described under 'The
                                            Contracts--General'. Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale.

                                            The certificates of title to the Initial Leased Vehicles have been, and the certificates of title to the Subsequent Leased Vehicles will be, registered at all times in the name of the Origination Trustee
                                            (in its capacity as trustee of the Origination Trust). Such certificates of title will not reflect the indirect interest of the
                                            Trust in the Leased Vehicles by virtue of its ownership of the SUBI or any security interest of the Indenture Trustee. Therefore, the
                                            Indenture Trustee will not have a perfected lien in the Leased
                                            Vehicles, although it will have a perfected security interest in the
                                            SUBI Certificate and certain other assets. For further information regarding the titling of the Leased Vehicles and the interest of the
                                            Indenture Trustee therein, see 'The Origination Trust--Contract
                                            Origination; Titling of Leased Vehicles' and 'Certain Legal Aspects
                                            of the Contracts and the Leased Vehicles--Back-up Security
                                            Interests'.

The Accounts..............................  The Indenture Trustee will maintain the SUBI Collection Account for the benefit of the Noteholders. Within two Business Days of receipt, payments made on or in respect of the Contracts or the Leased
                                            Vehicles generally will be deposited by the Servicer into the SUBI
                                            Collection Account. Such payments will include, but will not be limited to, Monthly Payments made by lessees, Monthly Payments determined by the Servicer to be due in one or more future Collection
                                            Periods (each, a 'Payment Ahead'), Prepayments, proceeds from the sale or other disposition of Leased Vehicles relating to Matured
                                            Contracts (including payments for excess mileage and excess wear and use, but excluding Insured Residual Value Loss Amounts paid under the
                                            Residual Value Insurance Policy) ('Matured Leased Vehicle Proceeds'),
                                            proceeds received in connection with the sale or other disposition of
                                            Leased Vehicles that have been repossessed ('Repossessed Vehicle
                                            Proceeds') and other amounts received in connection with the realization of the amounts due under any Contract (excluding Insured
                                            Residual Value Loss Amounts paid under the Residual Value Insurance
                                            Policy) (together with Matured Leased Vehicle Proceeds and
                                            Repossessed Vehicle Proceeds, 'Liquidation Proceeds'). The Servicer
                                            will be entitled to reimbursement for expenses incurred in connection with the realization of Matured Leased Vehicle Proceeds ('Matured
                                            Leased Vehicle Expenses'), Repossessed Vehicle Proceeds ('Repossessed
                                            Vehicle Expenses') and other Liquidation Proceeds (such expenses, together with Matured Leased Vehicle Expenses and Repossessed Vehicle
                                            Expenses, 'Liquidation Expenses'), either from amounts on deposit in the SUBI Collection Account or as a deduction from
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                                       15
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                                            Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds or
                                            other Liquidation Proceeds, as appropriate, deposited into the SUBI
                                            Collection Account. For further details regarding these deposits and reimbursements, see 'Description of the Notes--The Accounts-- The
                                            SUBI Collection Account'.

                                            On the Business Day immediately preceding each Distribution Date
                                            (each, a 'Deposit Date'), the following amounts will be deposited into the SUBI Collection Account: (i) Advances by the Servicer and
                                            (ii) Reallocation Payments by World Omni (together with, under certain circumstances during the Amortization Period, Reallocation
                                            Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. Thereafter, Interest Collections
                                            (and, with respect to the Deposit Date in any month following the month during which the Amortization Period commences, Principal
                                            Collections) on deposit in the SUBI Collection Account in respect of the related Collection Period will be deposited into the Distribution
                                            Account maintained by the Indenture Trustee for the benefit of the
                                            Noteholders and the Transferor. Any Insured Residual Value Loss
                                            Amount paid under the Residual Value Insurance Policy will be deposited into the SUBI Collection Account (if it relates to the
                                            Revolving Period) or the Distribution Account (if it relates to the
                                            Amortization Period) within one Business Day of receipt by the
                                            Servicer. Any Required Amount will be withdrawn from the Reserve Fund and deposited into the Distribution Account on each Distribution
                                            Date. Any Class A Net Swap Receipt will be deposited into the
                                            Distribution Account on the Deposit Date. All payments to Noteholders will be made from the Distribution Account. Any funds remaining in the Distribution Account on a Distribution Date in respect of the related Collection Period following the payment of amounts required to be paid therefrom generally will be paid to the Transferor. For further information regarding these deposits and payments, see
                                            'Description of the Notes--The Accounts--The Distribution Account'
                                            and '--The SUBI Collection Account'.

Advances..................................  On each Deposit Date the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance equal to the aggregate Monthly Payments due but not received during the related
                                            Collection Period with respect to Contracts that are 31 days or more past due as of the end of such Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Contracts that are one or more days, but less than 31 days, past due as of the end of such Collection Period (each, an 'Advance'). The
                                            Servicer will not be required to make any Advance to the extent that it determines that such Advance may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. For further information regarding Advances, see 'Additional Document
                                            Provisions--The Servicing Agreement--Advances'.

Servicing Compensation....................  The Servicer will be entitled to receive a monthly fee with respect to the SUBI Assets (the 'Servicing Fee'), payable on each
                                            Distribution Date, equal to one-twelfth of 1% of the Aggregate Net
                                            Investment Value as of the first day of the related Collection Period
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                                       16
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                                            (or, in the case of the first Distribution Date, one-twelfth of 1% of the Aggregate Net Investment Value as of the Initial Cutoff Date).
                                            The Servicer also will be entitled to additional servicing compensation in the form of, among other things, late fees and other administrative fees or similar charges under the Contracts. For further information regarding Servicer compensation, see 'Additional
                                            Document Provisions--The Servicing Agreement-- Servicing
                                            Compensation'.

Tax Status................................  Cadwalader, Wickersham & Taft, special federal income tax counsel to the Transferor, is of the opinion that the Class A Notes will be characterized as indebtedness for federal income tax purposes, as described under 'Material Income Tax Considerations--Federal
                                            Taxation'. Each Class A Noteholder, by its acceptance of a Class A
                                            Note, and each Note Owner, by its acquisition of an interest in the
                                            Class A Notes, will agree to treat the Class A Notes as indebtedness for federal, state and local income tax purposes. Prospective investors are advised to consult their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. For further information regarding material federal income tax considerations with respect to the Class A Notes, see 'Material Income Tax
                                            Considerations--Federal Taxation'.

ERISA Considerations......................  As more fully described under 'ERISA Considerations', an employee benefit plan subject to the requirements of the fiduciary
                                            responsibility provisions of the Employee Retirement Income Security
                                            Act of 1974, as amended ('ERISA'), or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of Class A Notes should consult its counsel before making a purchase, and the fiduciary of such plan and such legal advisors should consider the matters discussed herein.

Ratings...................................  It is a condition of issuance of the Class A Notes that each of
                                            Moody's Investors Service, Inc. ('Moody's'), Standard & Poor's, a
                                            division of The McGraw-Hill Companies, Inc. ('Standard & Poor's') and
                                            Fitch IBCA, Inc. ('Fitch' and, together with Moody's and Standard &
                                            Poor's, the 'Rating Agencies') rates each Class of Class A Notes in its highest rating category. The ratings of the Class A Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Notes will be based primarily upon the value of the
                                            Initial Contracts, the Residual Value Insurance Policy (see 'Security
                                            for the Notes--The Reserve Fund--Other Reserve Fund Requirements' for
                                            information regarding the effect of a downgrade by a Rating Agency of the credit rating of the RV Insurer), the Reserve Fund, the Class A
                                            Interest Rate Swap, the Class A Swap Counterparty (see 'Risk
                                            Factors--Risks Associated with the Class A Swap Counterparty' for information regarding the effect of (i) a downgrade by a Rating
                                            Agency of the counterparty rating of the Class A Swap Counterparty
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                                       17
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                                            and (ii) a payment default by the Class A Swap Counterparty) and the terms of the Transferor Interest and the Class B Notes. There is no
                                            assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, future circumstances so warrant. In the event that a rating with respect to any Class of
                                            Class A Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such Class of Class A Notes. Any reduction in the rating assigned to the Class A Swap Counterparty or the RV Insurer may
                                            result in a reduction in the rating of the Class A Notes. For further information concerning the ratings assigned to the Class A Notes, including the limitations of such ratings, see 'Ratings of the Class
                                            A Notes'.
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                                       18

                                  RISK FACTORS

RISK OF LIMITED LIQUIDITY; ABSENCE OF SECONDARY MARKET

     There is currently no market for the Class A Notes. The Underwriters expect, but will not be obligated, to make a market in each Class of Class A Notes. There can be no assurance that a secondary market for the Class A Notes will develop or, if one does develop, that it will provide the related Noteholders with liquidity of investment or will continue for the life of the related Class A Notes.

RISK OF ABSENCE OF FUNDS FOR REIMBURSEMENT OF LOSS AMOUNTS

     In the event that Loss Amounts are incurred in respect of the Contracts and the Leased Vehicles during a Collection Period, if the related Distribution Date occurs during the Revolving Period, an amount equal to the Investor Percentage of such Loss Amounts will not be reimbursed to the Noteholders but will be treated as if such amount constituted Principal Collections received during the Collection Period in which such Distribution Date occurs. Accordingly, to the extent that amounts are available for the reimbursement of such Loss Amounts as described herein, such amount will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. If the related Distribution Date occurs during the Amortization Period and to the extent such amounts are available, they will be distributed to the Noteholders, in the following order and priority: first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any such remaining reimbursable amounts will then be distributed to the Class A-4 Noteholders and the Class B Noteholders, respectively. If the Note Balance of the Class B Notes has been reduced to zero, such amounts will be allocated to the Class A Noteholders, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Such distribution of principal will be made from: (i) any remaining portion of the Investor Percentage of the Interest Collections for the related Collection Period, (ii) Transferor Amounts otherwise payable to the Transferor in respect of the Transferor Interest; (iii) Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy; (iv) amounts on deposit in the Reserve Fund; and (v) in the case of the Class A-4 Notes, amounts otherwise payable as principal to the Class B Noteholders, to the extent available after the distributions described under clauses (i) through (ix) of 'Description of the Notes--Distributions on the Notes--Distributions of Interest'. So long as World Omni is the Servicer, the Servicing Fee will be subordinated to (among other things) the reimbursement of Loss Amounts, and amounts that otherwise would be used to pay the Servicing Fee will be included in any remaining portion of the Investor Percentage of Interest Collections as described in clause (i) above. Such remaining portion also may include Undistributed Transferor Excess Collections in respect of the preceding Collection Period. With respect to any Distribution Date, the 'Class A-1 Allocation Percentage' will mean the Class A-1 Note Balance as a percentage of the Note Balance, calculated as of the last day of the related Collection Period. The 'Class A-2 Allocation Percentage', the 'Class A-3 Allocation Percentage' and the 'Class A-4 Allocation Percentage' will be calculated in the same manner as the Class A-1 Allocation Percentage, appropriately modified to relate to the Class A-2, Class A-3 or Class A-4 Notes, as the case may be. Higher Loss Amounts that occur during the Amortization Period may therefore accelerate the rate of return of principal on the Notes. To the extent that Principal Collections and Loss Amounts that otherwise would be reimbursed to the Noteholders are reinvested in Subsequent Contracts during the Revolving Period, the aggregate Residual Value of the Leased Vehicles as a percentage of the Aggregate Net Investment Value will increase.

     Loss Amounts that are not reimbursed will be allocated first to the Class B Notes until the Note Balance of the Class B Notes has been reduced to zero and then to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Furthermore, to the extent that Loss Amounts (including Residual Value Loss Amounts) ultimately exceed the sources available for repayment thereof, investors in the Class A Notes could incur a loss on their investment. World Omni's agreements with its Dealers generally do not provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract. For further information on Dealer repurchase obligations, see 'The Origination Trust--Contract Origination; Titling of Leased Vehicles'.

     'Loss Amounts' will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts. The 'Residual Value Loss Amount' for any Collection Period generally will represent the aggregate net losses on dispositions of Matured Leased Vehicle Inventory, and will be equal to the sum of (a) the aggregate of the Residual Values of all those Leased Vehicles that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least two full Collection Periods as of the last day of such Collection Period, (b) the excess, if any, of (i) the aggregate of the Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory but that were sold or otherwise disposed of during such Collection Period, over (ii) Net Matured Leased Vehicle Proceeds for such Collection Period, and (c) any losses (up to the respective Discounted Principal Balance) on Contracts terminated on or prior to their Maturity Dates during such Collection Period by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances pursuant to World Omni's pro-active lease termination program, as described under 'Maturity, Prepayment and Yield Considerations'.

     As more fully described under 'Security for the Notes--The Residual Value Insurance Policy', the Residual Value Insurance Policy will be drawn upon to pay any Insured Residual Value Loss Amount, as described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest', after application of the Investor Percentage of Interest Collections, the Class A Net Swap Receipt and Transferor Amounts otherwise payable in respect of the Transferor Interest.

     For a discussion of the recent leased vehicle residual value loss experience of World Omni, see 'World Omni--Delinquency, Repossession and Loss Data'. The amount of Residual Value losses will vary based on a variety of factors, including the effect of World Omni's pro-active lease termination program, more fully described under 'Maturity, Prepayment and Yield Considerations', and the supply of, and demand for, vehicles similar to the Leased Vehicles in the used car market. No assurance can be given as to the likely levels of Residual Value losses over the life of the Notes.

MATURITY AND PREPAYMENT RISKS

     No principal will be paid to any Class A Noteholders until the January 2000 Distribution Date or, upon the occurrence of an Early Amortization Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs. During the Revolving Period, Principal Collections and reimbursements of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles. Accordingly, the continuation of the Revolving Period will be dependent, in part, upon the continued origination and assignment to the Origination Trust of lease contracts and leased vehicles meeting the eligibility criteria described herein. An unexpectedly high rate of Principal Collections (including Prepayments) received during the Revolving Period or a significant decline in the number of qualifying lease contracts available to be assigned to the Origination Trust could result in the occurrence of an Early Amortization Event and the commencement of the Amortization Period prior to the Amortization Date. The retail automobile and light duty truck leasing business in the United States may be affected by a variety of social, economic and geographic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions. However, it is not possible to determine or predict whether or to what extent economic, geographic or social factors will affect retail automobile and light duty truck leasing in general, or that of World Omni or its Dealers in particular. As a result, there can be no assurance that the Revolving Period will not terminate prior to the Amortization Date due to the occurrence of an Early Amortization Event. Since an Early Amortization Event would result in the commencement of distributions of principal to Class A-1 Noteholders on the Distribution Date in the succeeding month, it could shorten the final maturity of and affect the yield on each Class of Class A Notes. See 'Description of the Notes--Early Amortization Events' for a description of the events that might lead to the early commencement of the Amortization Period and a description of the results of an Early Amortization Event.

     The rate of payment of principal on the Notes during the Amortization Period will depend on the rate of payments on or in respect of the Contracts and the Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Contracts) and losses with respect thereto, which cannot be predicted with certainty. In addition, because payments made on or in respect of the Contracts and the Leased Vehicles will ordinarily be distributed to Noteholders during the Amortization Period according to the timing of their receipt, the rate of principal payments on the Notes and the yield to maturity of the Class A Notes generally will be directly related to the rate at which payments on or in respect of the Contracts and the Leased Vehicles are made.

Moreover, if on any Distribution Date relating to the Amortization Period any Excess Collections exist at a time when the amount on deposit in the Reserve Fund is at least equal to the Reserve Fund Cash Requirement, the related Accelerated Principal Distribution Amount will be distributed as principal to Noteholders as more fully described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest'. The rate of payment of principal of the Class A Notes may also be affected by payment by World Omni of Reallocation Payments (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and the exercise by the Transferor of its right to purchase all of the assets of the Trust at its option under certain circumstances pursuant to the Agreement, thereby triggering a redemption of the Notes. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) during the Amortization Period or a high level of Loss Amounts may shorten the final maturity of and may significantly affect the yields on each Class of Class A Notes. See 'Description of the Notes--Termination of the Trust; Redemption of the Notes', 'The Contracts--Representations, Warranties and Covenants' and 'Additional Document Provisions--The Servicing Agreement--Collections' for further information regarding these matters.

     Each of the Contracts may be prepaid by the related lessee without penalty in full or in part at any time upon payment of a $250 processing fee. As more fully described under 'Maturity, Prepayment and Yield Considerations', World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the scheduled maturities of such lease contracts. As a part of this program, during the last several months of a lease contract World Omni may selectively offer certain incentives to encourage lease terminations, which may result in residual value losses. As also more fully described under 'Maturity, Prepayment and Yield Considerations', World Omni estimates that over calendar years 1995, 1996, 1997 and the six months ended June 30, 1998, an average of approximately 73% of the number of retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni) with scheduled maturities during this period terminated prior to maturity. Such early terminations primarily were due either to voluntary prepayments or to repossession of the leased vehicles due to default by the lessees under the related lease contracts. No assurance can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate for the retail automobile and light duty truck lease contracts in its portfolio (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni).

     For further information regarding these topics and related yield information, see 'Maturity, Prepayment and Yield Considerations'.

RISKS ASSOCIATED WITH SEQUENTIAL PAYMENT OF PRINCIPAL ON THE NOTES

     In general, no principal payments (including Covered Loss Amounts) will be made on the Class A-2, Class A-3, Class A-4 or Class B Notes until the Class A-1 Notes have been paid in full, on the Class A-3, Class A-4 or Class B Notes until the Class A-1 and Class A-2 Notes have been paid in full, or on the Class A-4 or Class B Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. On each Distribution Date during the Amortization Period, all Principal Collections (and Covered Loss Amounts) for the related Collection Period that are allocable to the Notes will be distributed first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any such remaining Principal Collections (and Covered Loss Amounts) will then be distributed as principal payments to the Class A-4 Noteholders and the Class B Noteholders, respectively.

     Principal payments in respect of the Class A-4 and Class B Notes will be based on the fixed Class A Percentage and Class B Percentage, which will be calculated when the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. Since Uncovered Loss Amounts will be allocated first to the Class B Notes until the Note Balance of the Class B Notes has been reduced to zero and then to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages, Class A-2 Notes may be allocated more

Loss Amounts than the Class A-1 Notes as a relative percentage of their respective Initial Note Balances, Class A-3 Notes may be allocated more Loss Amounts than the Class A-1 or Class A-2 Notes as a relative percentage of their respective Initial Note Balances, and Class A-4 Notes may be allocated more Loss Amounts than the Class A-1, Class A-2 or Class A-3 Notes as a relative percentage of their respective Initial Note Balances, primarily because Loss Amounts will be allocated on each Distribution Date based on the then-current Class A-2, Class A-3 and Class A-4 Allocation Percentages, which will increase as the Note Balance of each Class of Class A Notes senior in priority of payment decreases during the Amortization Period.

     In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust, which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor (as described under 'Description of the Notes--Early Amortization Events'), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Swap Counterparty based on the termination payment, if any, due and to the Class A Noteholders based on the respective Class A Note Balances until the Class A Swap Counterparty and the Class A Notes have been paid in full, and second, to the Class B Noteholders. See 'Additional Document Provisions--The Indenture--Events of Default'.

RISKS ASSOCIATED WITH GEOGRAPHIC, ECONOMIC AND OTHER FACTORS


     The Dealers which originated and will originate the Contracts are located (and, therefore, the lessees generally are and will be located) throughout the United States, with the largest percentage of Initial Contracts originated in (and the largest percentage of Subsequent Contracts expected to be originated in) the Five State Area. Less than 5% of the total number of Initial Contracts were originated in any State other than a State in the Five State Area. For a further breakdown of these percentages, see 'The Contracts--Characteristics of the Contracts--Distribution of the Initial Contracts by State'. Due to the geographic concentration of Contracts in the Five State Area, adverse economic conditions in one of more of the States therein may have a disproportionate impact on the performance of the SUBI Assets. Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Contracts and the ability to sell or otherwise dispose of Leased Vehicles relating to Matured Contracts for an amount at least equal to their respective Residual Values. These economic factors, as well as other factors such as consumer perceptions of used vehicle values, also may affect the ability to realize the Residual Values of Leased Vehicles upon sale. Certain shortfalls in respect of the Residual Values of Leased Vehicles relating to Matured Contracts will be covered by the Residual Value Insurance Policy, as and to the extent described under 'Security for the Notes--The Residual Value Insurance Policy'.


RISKS ASSOCIATED WITH CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the Contracts. These laws apply to the Origination Trust as the assignee and co-lessor of the Contracts and may also apply to the Trust as owner of the SUBI Certificate which represents a beneficial interest in, among other things, the Contracts. The failure by the Origination Trust to comply with such requirements may give rise to liabilities on the part of the Origination Trust, and claims by such parties may be subject to set-off as a result of such noncompliance. Many States, including each of the States in the Five State Area, have adopted Lemon Laws that provide vehicle users certain rights in respect of substandard vehicles which may apply to one or more of the Leased Vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the related Contract and/or require the refunding of a portion of payments that previously have been paid. World Omni will make representations and warranties that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect, has certain material adverse effects and is not timely cured, World Omni will be required to make a Reallocation Payment (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) into the SUBI Collection Account and reallocate the related Contract and Leased Vehicle out of the SUBI, as described under 'The Contracts--Representations, Warrants and Covenants' and 'Description of the Notes--Reallocation Payments and Reallocation Deposit Amounts'. For further information regarding consumer protection laws, see 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Consumer Protection Laws'.

RISKS ASSOCIATED WITH ERISA LIABILITIES

     The Origination Trust Assets, including the SUBI Assets, could become subject to liens in favor of the Pension Benefit Guaranty Corporation (the 'PBGC') to satisfy unpaid ERISA obligations of any member of an 'affiliated group' that includes World Omni, SET, JMFE and their respective affiliates. Such a PBGC lien would have priority over the interest of Noteholders in any SUBI Assets that are not subject to a prior perfected security interest in favor of the Indenture Trustee (i.e., the Leased Vehicles). The ratings of the Class A Notes may be downgraded in the event of any unfunded ERISA liability of any member of such affiliated group, as described under 'Additional Document Provisions--The Servicing Agreement--Compliance with ERISA'. The ratings of the Class A Notes address the likelihood of the payment of principal of and interest on the Class A Notes pursuant to their terms, as described under 'Ratings of the Class A Notes'. However, the Transferor believes that the likelihood of any such liability being asserted against the Origination Trust Assets or, if so asserted, being successfully pursued, is remote. Such affiliated group maintains only one plan (which is neither a multi-employer or multiple employer plan) that would subject it to a lien if the plan were to terminate with assets insufficient to cover its liabilities. That plan historically has had assets that significantly exceeded its liabilities. However, no assurance can be given that these conditions will continue in the future.

RISKS ASSOCIATED WITH VICARIOUS TORT LIABILITY

     Although the Origination Trust will own the Leased Vehicles and the Trust will have an interest therein evidenced by the SUBI, the Leased Vehicles will be operated by the related lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable State law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability to such an injured party. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. For further information in this regard, see 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability'. Notwithstanding the foregoing, in the event that vicarious liability on the Origination Trust as owner of a Leased Vehicle were imposed and the coverage provided by the Contingent and Excess Liability Insurance Policies were insufficient to cover such a loss with respect to a Leased Vehicle or, in certain circumstances, a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Class A Notes could incur a loss on their investment. See 'Security for the Notes--The Contingent and Excess Liability Insurance Policies' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'.

     All of the Contracts will contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law. In addition, in the event that any such insurance has lapsed or has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds of such insurance, the Servicing Agreement will require World Omni to pay all such amounts as would otherwise have been recoverable as Insurance Proceeds. For further information regarding insurance matters, see 'World Omni-- Insurance' and 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles'.

     Under Florida law, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required by the lease to maintain certain specific levels of insurance, and such insurance is maintained either by the lessee or the lessor, as further described under 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability'. However, a court applying the law of another jurisdiction might reach another result. Moreover, actions by third parties might arise against the owner of a leased vehicle based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract. Even if the Origination Trust were to be the subject of an action for damages as a result of its ownership of a Leased Vehicle, however, it will be the beneficiary of the Contingent and Excess Liability Insurance Policies with respect thereto, as more fully described under 'Security for the Notes--The Contingent and Excess Liability Insurance Policies'. Although the Origination Trust's insurance coverage exceeds $10 million per claim, with an allowance for multiple claims in any policy period, in the event that all such insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Leased Vehicles. If any such claims are imposed against any SUBI Assets or, in certain limited circumstances, any

Other SUBI Assets or UTI Assets, investors in the Class A Notes could incur a loss on their investment. For further information regarding the potential for third-party claims against the Origination Trust Assets, see 'The Origination Trust--Allocation of Origination Trust Liabilities', 'Certain Legal Aspects of the Origination Trust and the SUBI-- The SUBI', 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability' and 'ERISA Considerations'.

RISKS IN THE EVENT OF AN INSOLVENCY OF WORLD OMNI; SUBSTANTIVE CONSOLIDATION WITH WORLD OMNI

     The Transferor has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ('Insolvency Laws') by World Omni will not result in the consolidation of the assets and liabilities of ALF LLC, ALF L.P., WOLS LLC, the Transferor, the Origination Trust or the Trust with those of World Omni. With respect to WOLS LLC and ALF LLC, these steps include their creation as separate, special purpose finance subsidiaries of World Omni pursuant to limited liability company agreements containing certain limitations (including the requirement that each must have a board of managers, known as a 'board of directors', including at all times at least two 'independent directors' and restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of their respective directors, including each independent director). With respect to the Transferor and ALF L.P., these steps include their creation as separate, special purpose limited partnerships of which WOLS LLC and ALF LLC, respectively, are the sole general partners, pursuant to limited partnership agreements containing certain limitations (including restrictions on the nature of their respective businesses and on their ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of all of the directors of their respective general partners, including each independent director).

     Reallocation Payments made by World Omni in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred (and, if during the Amortization Period such payment would cause the Transferor Interest to be less than zero, payment of the related Reallocation Deposit Amount), payments made by World Omni in respect of certain insurance policies required to be obtained and maintained by lessees pursuant to the Contracts, unreimbursed Advances made by World Omni, as Servicer, pursuant to the Servicing Agreement, and payments made by World Omni to the Transferor, pursuant to the Support Agreement or otherwise, may be recoverable by World Omni as debtor-in-possession or by a creditor or a trustee in bankruptcy of World Omni as a preferential transfer from World Omni if such payments were made within one year prior to the filing of a bankruptcy case in respect of World Omni. In addition, the insolvency of World Omni could result in the replacement of World Omni as Servicer, which could result in a temporary interruption of payments on the Notes and an Event of Servicing Termination under the Servicing Agreement.

     Additionally, if prior to the Amortization Date a conservator, receiver or bankruptcy trustee were appointed by the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur (each, an 'Insolvency Event') the Amortization Period would commence.

     On the Closing Date, Williams & Connolly, counsel to ALF LLC, ALF L.P., the Transferor, WOLS LLC and World Omni, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if World Omni were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable discretion to disregard the independent forms so as to substantively consolidate the assets and liabilities of ALF LLC, ALF L.P., the Transferor, WOLS LLC, the Origination Trust or the Trust with those of World Omni. In addition, on the Closing Date, counsel to the Transferor will render an opinion to the effect that (i) the transfer of the SUBI Certificate by the Transferor to the Trust constitutes a sale of the SUBI Certificate and the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest and the rights of the Indenture Trustee as pledgee of the SUBI Certificate, or (ii) if such transfer does not constitute a sale, then the Agreement creates a valid perfected security interest of the Trust in the Transferor's right, title and interest in the SUBI Certificate. For further information regarding the risk of insolvency, see 'Certain Legal Aspects of the Origination Trust and the SUBI--Insolvency Related Matters'.

     The Origination Trust has been registered under the business trust provisions of certain state laws, including those of Alabama and Florida. As such, the Origination Trust may be subject to the Insolvency Laws, and claims against the Origination Trust Assets could have priority over the beneficial interest therein represented by the SUBI. In addition, claims of a third party against the Origination Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Origination Trust, such as the Indenture Trustee, as more fully described under 'Security for the Notes--The Contingent and Excess Liability Insurance Policies' and 'Certain Legal Aspects of the Contracts and Leased Vehicles--Vicarious Tort Liability'.

RISKS ASSOCIATED WITH THE CLASS A SWAP COUNTERPARTY

     The Contracts bear interest at a fixed rate while the Class A Notes bear interest at a floating rate. The Trust will enter into the Class A Interest Rate Swap with the Class A Swap Counterparty to mitigate the basis risk associated with an increase in floating rates that results in the weighted average of the Note Rates on the Class A Notes exceeding the weighted average Lease Rates on the Contracts. If a Class A Net Swap Receipt is due to the Trust, a default by the Class A Swap Counterparty may affect the Trust's ability to make interest payments on the Class A Notes, which could result in a loss to the Class A Noteholders.

     In addition, an Early Amortization Event will occur in the event that either (a) the Class A Swap Counterparty fails to make a required payment within five calendar days of the date such payment was due or (b) the Class A Swap Counterparty or the Trust fails, within 30 calendar days of the date on which the counterparty ratings of the Class A Swap Counterparty fall below the required ratings of any of the Ratings Agencies as specified in the Agreement, to (i) obtain a replacement interest rate swap agreement with terms substantially the same as the Class A Interest Rate Swap or (ii) establish any other arrangement satisfactory to the applicable Rating Agency, in any case such that the Rating Agency will not reduce or withdraw its ratings of any Class of the Class A Notes. For a discussion of the prepayment risks associated with the occurrence of an Early Amortization Event, see '--Maturity and Prepayment Risks'.

     Following an Indenture Event of Default or an Insolvency Event and the sale of the SUBI at the direction of the Noteholders, so long as the Class A Swap Counterparty has not breached any of its obligations, it may be entitled to a termination payment. Amounts available to make such a payment shall be paid pro rata (based on the amount of the termination payment due to the Class A Swap Counterparty, on the one hand and the Class A Note Balance on the other) between the Class A Swap Counterparty and the Class A Noteholders. See 'Additional Document Provisions--The Indenture--Events of Default'. In such event, the Class A Noteholders may suffer a loss.


     In addition, if the Trust defaults in its obligation to pay Class A Net Swap Payments to the Class A Swap Counterparty, the Trust may no longer have the benefit of the Class A Interest Rate Swap. As a result of a termination of the Class A Interest Rate Swap, there may not be funds available to pay interest on the Class A Notes at the applicable Note Rate.


RISKS ASSOCIATED WITH EVENT OF DEFAULT

     Investors should be aware that the amount of principal or interest required to be paid to holders of any Class of the Class A Notes prior to the maturity date for that Class of Class A Notes generally will be limited to amounts available in the Distribution Account for payment to Noteholders. Therefore, the failure to pay principal or interest on a Class of Class A Notes generally will not result in the occurrence of an Indenture Event of Default until the Stated Maturity Date for the Class A Notes. See 'Additional Document Provisions--The Indenture'. Accordingly, Noteholders may not seek to enforce any remedies for the failure to pay principal or interest on a Class of Class A Notes until the Stated Maturity Date for the Class A Notes.

RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE

     Year 2000 compliance refers to the ability of computer systems to respond to the problems created by the fact that many computer programs have been written using two digits rather than four digits to define the applicable year. As a consequence, unless modified, such systems are not able to differentiate between 2000 and 1900 and may generate erroneous data or cause interruptions in system processing. While certain aspects of World Omni's businesses could operate on a manual basis for a period of time, in the event Year 2000 compliance for its significant information technology ('IT') systems were not reached, World Omni believes that it would be unable to sustain its current level of performance and customer service. World Omni is therefore committed to taking all appropriate actions to achieve Year 2000 compliance for its significant IT systems before the millennium change date.


     World Omni has identified all significant IT applications that will require remediation, which in some cases will involve the replacement of systems, to ensure Year 2000 compliance. Before the end of 1998, World Omni will have initiated formal communications with all significant third party suppliers that provide operational support and non-IT systems to determine the extent to which it would be vulnerable in the event that one or more of those third parties fail to remediate their own Year 2000 issues. While World Omni believes that it does not have significant exposure to significant suppliers' Year 2000 problems, it is seeking compliance assurances from such significant suppliers. As of October 15, 1998, substantially all of World Omni's IT systems have been remediated. All remaining in-house developed software is scheduled for completion by November 1998. Except for three systems for which testing is scheduled to be completed during the second quarter of 1999, all of World Omni's significant vendor software is scheduled to be compliant by the end of 1998. The three systems that will be tested during the second quarter of 1999 have been certified by the vendors to be Year 2000 compliant. The total costs of the Year 2000 project have not had nor are they anticipated to have a material impact on World Omni's financial position or results of operations or its ability to perform its obligations and its duties as Servicer.


     World Omni does not anticipate that Year 2000 issues with respect to its computer systems will have a material adverse effect on the Trust or the Origination Trust, the Origination Trust Assets, the SUBI Assets or the servicing of such Origination Trust Assets or SUBI Assets. The date on which World Omni believes it will complete the Year 2000 modifications is based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurances that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                             THE TRUST AND THE SUBI

GENERAL

     The Trust and the Noteholders will have no interest in the UTI, any Other SUBI or any assets of the Origination Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Origination Trust Assets not represented by the SUBI will not be available to make payments on the Notes. For further information regarding the Origination Trust, see 'The Origination Trust'.

THE TRUST

     Pursuant to the Agreement, the Transferor will create the Trust by transferring and assigning the SUBI, represented by the SUBI Certificate, to the Trust in exchange for the Notes and a certificate evidencing the Transferor Interest. (Agreement, Section 2.02). The property of the Trust will primarily include (i) the SUBI, which evidences the entire beneficial interest in certain specified Origination Trust Assets (i.e., the SUBI Assets), (ii) Class A Net Swap Receipts, (iii) such amounts as from time to time may be held in the Distribution Account and the Reserve Fund, and investments of such amounts and
(iv) the Owner Trustee's and the Trust's rights as a third-party beneficiary to the Servicing Agreement and the SUBI Trust Agreement. The Trust also will have a beneficial interest in such amounts as from time to time may be held in the SUBI Collection Account and investments of such amounts.

     If the protection provided to the Class A Noteholders by (i) the Investor Percentage of certain excess Interest Collections; (ii) Class A Net Swap Receipts; (iii) amounts otherwise payable to the Transferor in respect of the Transferor Interest; (iv) so long as World Omni is the Servicer, amounts otherwise payable in respect of the Servicing Fee; (v) Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy; (vi) available monies on deposit in the Reserve Fund; (vii) the subordination of interest payments otherwise payable to the Class B Noteholders; and (viii) in the case of the Class A-4 Notes, the subordination of principal payments otherwise payable to the Class B Noteholders is insufficient, the Class A Noteholders ultimately will have to look to (a) payments made on or in respect of the Contracts and the Leased Vehicles (including under certain related insurance policies) and (b) the proceeds of Dealer repurchase obligations, if any, to make distributions on or in respect of the SUBI Assets to the Indenture Trustee which in turn will be distributed to the Noteholders. In such event, certain factors, such as the fact that the Trust will not have a direct ownership interest in the Contracts or the Leased Vehicles or a perfected security interest in the Leased Vehicles (which will be titled in the name of the Origination Trustee, in its capacity as trustee of the Origination Trust) may limit the amount realized to less than the amount due from the related lessees. Investors in the Class A Notes may thus be subject to delays in payment and may incur losses on their investment in the Class A Notes as a result of defaults or delinquencies by lessees and because of depreciation in the value of the related Leased Vehicles. See 'The Origination Trust--Allocation of Origination Trust Liabilities', 'Security for the Notes--The Reserve Fund', 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles', 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles' for a discussion of these matters.

THE SUBI

     The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in certain specified Origination Trust Assets consisting of (i) the Contracts, the Leased Vehicles and all proceeds or payments received or due on or after the related Cutoff Date; and (ii) all other related Origination Trust Assets, including (A) the SUBI Collection Account (which account, and the funds therein, will be pledged to the Indenture Trustee for the benefit of the Noteholders), (B) the right to receive payments made to World Omni, the Origination Trust or the Origination Trustee under any insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, including Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy, (C) the right to receive the proceeds of any Dealer repurchase obligations in respect of the Contracts or Leased Vehicles, and (D) all proceeds of the foregoing (collectively, the 'SUBI Assets'). (SUBI Trust Agreement, Sections 4.02, 11.01 and 11.02).

     As described under 'Summary--The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles' and 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal', during the Revolving Period, Principal Collections and reimbursement of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles which will become SUBI Assets at the time of such reinvestment. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets.

     Pursuant to the SUBI Trust Agreement, on the Closing Date the Origination Trustee will issue the SUBI Certificate, which will evidence the SUBI, to the Transferor. The Transferor will transfer and assign the SUBI Certificate to the Trust pursuant to the Agreement, and the Trust will pledge the SUBI Certificate to the Indenture Trustee pursuant to the Indenture.

                             THE ORIGINATION TRUST

GENERAL

     The Origination Trust is an Alabama trust formed pursuant to the Origination Trust Agreement. The primary business purpose of the Origination Trust is to take assignments of, and serve as record holder of title to, substantially all of the fixed rate retail closed-end lease contracts and the related leased vehicles originated through Dealers in the World Omni network of dealers since November 1993. Pursuant to the Servicing Agreement, World Omni will service the lease contracts included in the Origination Trust Assets, including the Contracts. For further information regarding the Origination Trust and the servicing of the Origination Trust Assets, see 'Additional Document Provisions--The SUBI Trust Agreement' and '--The Servicing Agreement' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The Origination Trust'.

     Except as otherwise described under 'Additional Document Provisions--The SUBI Trust Agreement', pursuant to the Origination Trust Agreement the Origination Trust has not and will not (i) issue interests therein or securities thereof other than the SUBI, the SUBI Certificate, Other SUBIs representing divided interests in other portfolios of Origination Trust Assets (the 'Other SUBI Assets') and certificates representing Other SUBIs or portions thereof (the 'Other SUBI Certificates'), the UTI representing a divided interest in the remaining portfolio of Origination Trust Assets not allocated as SUBI Assets or Other SUBI Assets (the 'UTI Assets') and one or more certificates representing the UTI or portions thereof (the 'UTI Certificates'); (ii) borrow money (except from World
Omni) in connection with funds used to acquire lease contracts and the related leased vehicles; (iii) make loans; (iv) invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Origination Trust Agreement or the SUBI Trust Agreement; (v) offer securities in exchange for property (other than the SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing. (SUBI Trust Agreement, Section 5.01). The Origination Trust will not be permitted to acquire lease contracts otherwise than through dealers in the World Omni network of Dealers, unless such lease contracts are (in World Omni's reasonable judgment) originated generally in accordance with World Omni's then-current lease contract underwriting standards. (SUBI Trust Agreement, Section 2.01).

ALLOCATION OF ORIGINATION TRUST LIABILITIES

     The Origination Trust Assets are comprised of several portfolios of assets other than the SUBI Assets, including six portfolios of Other SUBI Assets and the remaining portfolio of UTI Assets. ALF L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Origination Trust Agreement will permit the Origination Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Origination Trust Agreement, as among the beneficiaries of the Origination Trust and their pledgees, an Origination Trust liability relating to a particular Origination Trust Asset will be allocated to and charged against the allocated portfolio of Origination Trust Assets to which it belongs. Origination Trust liabilities that are incurred with respect to the Origination Trust Assets generally will be borne pro rata among all portfolios of Origination Trust Assets. The Origination Trustee, the beneficiaries of the Origination Trust (including the Trust) and their pledgees (including the Indenture Trustee) will be bound by this allocation. In particular, the Origination Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest in the Notes, Noteholders and Note Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets. For further information regarding these matters, see 'Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'.

ALF LLC AND ALF L.P.

     ALF LLC, a single member limited liability company, is a wholly owned, special purpose finance subsidiary of World Omni and was organized under the laws of Delaware in September 1998 (as successor by merger to Auto Lease Finance, Inc.), solely for the purpose of acting as the successor general partner of ALF L.P. (and to engage directly in activities in which ALF L.P. may engage). ALF L.P. was formed as a limited partnership under the laws of Delaware in June 1994 solely for the purpose of being grantor and initial beneficiary of the Origination Trust, holding the UTI and the UTI Certificates, acquiring interests in the SUBI and the Other SUBIs and engaging in related transactions. ALF LLC's limited liability company agreement and ALF L.P.'s limited partnership agreement limit their respective activities to the foregoing purposes and to any activities incidental to and necessary for such purposes. ALF LLC generally may not transfer its general partnership interest in ALF L.P. so long as any financings involving interests in the Origination Trust (including the transaction described herein) are outstanding. World Omni is the sole member of ALF LLC and the sole limited partner of ALF L.P. The principal office of ALF L.P. is located at 6150 Omni Park Drive, Mobile, Alabama and its telephone number is (334) 639-7500.

THE ORIGINATION TRUSTEE

     The Origination Trustee is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in 1993 solely for the purpose of acting as Origination Trustee. U.S. Bank, as Trust Agent, serves as agent for the Origination Trustee to perform certain functions of the Origination Trustee pursuant to the Origination Trust Agreement. (Origination Trust Agreement,
Section 5.03). The Origination Trust Agreement provides that in the event that U.S. Bank no longer can be the Trust Agent, the designee of ALF L.P. (who may not be ALF L.P. or any affiliate thereof) will have the option to purchase the stock of the Origination Trustee for a nominal amount. If ALF L.P.'s designee does not timely exercise this option, then the Origination Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Origination Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Origination Trustee to another party. (Origination Trust Agreement, Section 6.10).

PROPERTY OF THE ORIGINATION TRUST

     The property of the Origination Trust consists of (i) fixed rate retail closed-end lease contracts originated throughout the United States and assigned to the Origination Trust by World Omni or Dealers since November 1993 and all monies due from lessees thereunder; (ii) the automobiles and light duty trucks leased pursuant thereto and all proceeds thereof; (iii) all of World Omni's rights (but not its obligations) with respect to such lease contracts and leased vehicles, including the right to receive proceeds of Dealer repurchase obligations, if any; (iv) the rights to proceeds from residual value, physical damage, credit life, disability and all other insurance policies, if any, covering the lease contracts, the related lessees or the leased vehicles, including, but not limited to, the Contingent and Excess Liability Insurance Policies, the Residual Value Insurance Policy and other residual value insurance policies that may relate to Other SUBI Assets or the UTI Assets; (v) all security deposits with respect to such lease contracts to the extent due to the lessor thereunder; and (vi) all proceeds of the foregoing (collectively, the 'Origination Trust Assets'). From time to time after the date of this Prospectus, World Omni will cause Dealers to originate additional retail closed-end lease contracts and to assign such lease contracts to the Origination Trustee on behalf of the Origination Trust and, as described below, title the related leased vehicles in the name of the Origination Trustee on behalf of the Origination Trust. (Origination Trust Agreement, Section 2.01).

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

     All lease contracts originated by the Origination Trust have been, or will be, underwritten using the underwriting criteria described under 'World Omni--Lease Contract Underwriting Procedures'. In connection with the origination of each lease contract, the Origination Trustee, on behalf of the Origination Trust, will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the Owner Trustee, as holder of the SUBI Certificate, or the Indenture Trustee, as pledgee of the SUBI Certificate, in the Leased Vehicles. The certificates of title to the Leased Vehicles will, however, reflect a first lien recorded in favor of Bank of America Trust Company of Florida, N.A. or AL Holding Corp. (collectively, the 'Administrative Lienholders'). Such lien (the 'Administrative Lien') will exist solely to assure delivery of the certificates of title to the Leased Vehicles to the Servicer. Neither of the Administrative Lienholders will have any interest in any of the Leased Vehicles.

     Pursuant to agreements between World Omni and the Dealers, each Dealer is obligated, after origination of lease contracts and assignment thereof to the Origination Trustee on behalf of the Origination Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of the foregoing representations and warranties. The rights of World Omni to receive proceeds of such Dealer repurchase obligations will constitute Origination Trust Assets (and accordingly will constitute SUBI Assets to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not constitute Origination Trust Assets.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Class A Notes (i.e., the proceeds of the public offering of the Class A Notes minus expenses relating thereto) will be applied by the Transferor to purchase the SUBI Certificate from ALF L.P.

                                 THE TRANSFEROR

     The Transferor is a limited partnership formed under the laws of Delaware in June 1994. The sole general partner of the Transferor, WOLS LLC, is a single member limited liability company and a wholly owned, special purpose finance subsidiary of World Omni that was organized under the laws of Delaware in September 1998 (as successor by merger to World Omni Lease Securitization, Inc.), solely for the purpose of acting as the successor general partner of the Transferor (and to engage directly in activities in which the Transferor may engage). WOLS LLC generally may not transfer its general partnership interest in the Transferor so long as any financings involving interests formerly or partially held by it in the Origination Trust (including the transaction described herein) are outstanding. World Omni is the sole member of WOLS LLC and the sole limited partner of the Transferor. The principal office of the Transferor is located at 6150 Omni Park, Mobile, Alabama 36609 and its telephone number is (334) 639-7500.

     The Transferor and WOLS LLC were organized solely for the purpose of acquiring interests in the SUBI and the Other SUBIs, issuing asset-backed notes and certificates and engaging in related transactions. The limited partnership agreement of the Transferor and the limited liability company agreement of WOLS LLC limit their respective activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.

     A support agreement dated as of October 1, 1995, as amended (the 'Support Agreement'), between the Transferor and World Omni provides that World Omni will, directly or indirectly, retain 100% ownership of the Transferor and that under certain circumstances World Omni will make contributions or loans or provide or arrange for financial assistance to the Transferor in order to ensure that the Transferor maintains positive partners' capital. The Support Agreement will provide that World Omni's total obligations thereunder will not exceed $100 million. The Support Agreement does not constitute a guarantee by World Omni of the Notes or any other obligations of the Transferor. The Support Agreement provides that no person other than the Transferor and WOLS LLC may take any action to enforce the Support Agreement. Although World Omni intends to comply with all of its obligations under the Support Agreement, because (as described above) it can only be enforced by the Transferor and WOLS LLC, there can be no assurance that the Indenture Trustee or the Noteholders would be able to enforce the Support Agreement directly against World Omni.

                                   WORLD OMNI

GENERAL

     The Initial Contracts were, and the Subsequent Contracts will be, assigned to the Origination Trust by Dealers. World Omni is a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc. ('JMFE'), a Delaware corporation. JMFE is primarily engaged, through its subsidiaries, in providing Toyota dealerships in the Five State Area, as well as other automotive dealerships throughout the United States, with a full range of distribution and financial services. WOLS LLC and ALF LLC are wholly owned, special purpose finance subsidiaries of World Omni.

     In addition to the lease contract financing described below, World Omni provides retail installment contract financing to retail customers of certain automotive dealers and wholesale floorplan financing and capital and mortgage loans to dealers and customers of Southeast Toyota Distributors, Inc. ('SET'), World Omni's sister corporation, as well as to other automotive dealers within and outside the Five State Area.

     SET is the exclusive distributor of Toyota cars and light duty trucks, parts and accessories in the Five State Area. As such, SET is the sole provider of Toyotas to Dealers in the Five State Area. SET distributes Toyota vehicles pursuant to a Distributor Agreement, which first was entered into in 1968 and has been renewed through October 1999, with Toyota Motor Sales, USA, Inc. ('TMS'), a California corporation that is wholly owned by Toyota Motor Corporation, the largest automotive company in Japan. In addition, for a fee SET processes Lexus vehicles in the Five State Area and processes Lexus parts in a nine state area. SET's consolidated revenues for the years ended December 31, 1997, December 31, 1996 and December 31, 1995 were approximately $4.5 billion,

$4.2 billion and approximately $3.8 billion, respectively. Since March 1996, substantially all financial services provided by World Omni to, by and through SET's Toyota Dealers in the Five State Area have been provided under the name 'Southeast Toyota Finance'.

     World Omni (either directly or through the Origination Trust and certain special purpose finance subsidiaries of World Omni) owns and leases vehicles primarily through more than 1,000 Dealers located throughout the United States. Pursuant to written agreements with World Omni, each Dealer offers automobiles and light duty trucks for set lease periods pursuant to World Omni approved terms and a World Omni supplied form of closed-end retail motor vehicle lease and disclosure statement. Each Dealer is responsible for obtaining certain credit-related information about a prospective lessee and for forwarding such information for review and credit evaluation to one of World Omni's central operations centers, which are located in St. Louis, Missouri (the 'St. Louis Center') and Deerfield Beach, Florida (the 'Deerfield Office'), as applicable. At the St. Louis Center or the Deerfield Office, each application is reviewed, evaluated and 'scored' as described under 'World Omni--Lease Contract Underwriting Procedures'. The results of this computer-based evaluation are then sent to one of World Omni's purchase offices for final review and credit evaluation. The related purchase office then advises the Dealer if such applicant is acceptable to World Omni. If a prospective lessee is accepted, the Dealer will prepare all necessary paperwork to sell the vehicle from its inventory to World Omni or its designee, and to enter into a lease contract with its customer and assign the lease contract to World Omni or, at World Omni's direction, a different assignee. Substantially all retail lease contracts originated by World Omni Dealers are assigned to, and the related leased vehicles are titled in the name of, the Origination Trustee on behalf of the Origination Trust. For further information regarding the underwriting of lease contracts, see 'World Omni-- Lease Contract Underwriting Procedures'.

     World Omni's lease contracts are serviced primarily through the St. Louis Center and a center located in Mobile, Alabama (the 'Mobile Center'), which handle collection activities, operational accounting, insurance verification and dealer and customer inquiries for World Omni. In addition, the St. Louis Center and the Deerfield Office verify that all documents supplied by a Dealer with respect to a lease contract conform with World Omni's requirements.

     World Omni initiated operations in 1982, and as of December 31, 1997, December 31, 1996 and December 31, 1995, World Omni and its affiliates had approximately 305,000, 232,000 and 156,900 retail lease contracts outstanding, respectively. Aggregate net outstanding principal balances of retail lease contracts at such dates (including retail lease contracts that were sold but are still being serviced by World Omni), were $6.5 billion, $4.6 billion and $2.8 billion, respectively. Of these amounts, the related leased vehicles had an estimated aggregate residual value as of the end of their lease terms of approximately $4.8 billion, $3.3 billion and $2.0 billion, respectively. For the years ended December 31, 1997, December 31, 1996 and December 31, 1995, World Omni's consolidated gross revenues were approximately $359 million, $275 million and $228 million, respectively.

     The principal executive offices of World Omni are located at 120 Northwest 12th Avenue, Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

CERTAIN ADMINISTRATIVE AND LEGAL PROCEEDINGS

     As part of its regular examination process of the consolidated Federal income tax returns of JMFE and its subsidiaries (which include World Omni) for certain prior years, the Internal Revenue Service (the 'IRS') currently is reviewing, among other things, certain transactions that were consummated in prior years that are similar to the transactions described in this Prospectus. The IRS has proposed treating (a) such transactions as sales rather than financings for Federal income tax purposes, which would affect World Omni's depreciation deductions and (b) each of the Origination Trust and securitization trusts created for such transactions as an association taxable as a corporation rather than a trust for Federal income tax purposes. In connection with each transaction, World Omni received an opinion of tax counsel to the effect that such transactions were properly treated as financings for Federal income tax purposes and that neither the Origination Trust nor the securitization trusts created for such transactions would be treated as an association taxable as a corporation for Federal income tax purposes. While management believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Furthermore, in connection with this examination, the IRS has proposed changes to a number of other positions that were taken on such tax returns.

     Management is vigorously defending its positions and believes that the ultimate resolution of all of the issues referred to above will not have a material adverse effect on Noteholders, JMFE's or World Omni's operations and financial condition or the financial condition of the Origination Trust. If, however, the IRS were to prevail on certain issues it could have a material adverse effect on JMFE's or World Omni's operations and financial condition or the financial condition of the Origination Trust. Nevertheless, management believes that, even if the IRS were to prevail on all of these issues it would not result in any material impairment of World Omni's ability to perform its obligations and its duties as Servicer under the Servicing Agreement. However, there can be no assurance of this result.

LEASE CONTRACT UNDERWRITING PROCEDURES

     World Omni has underwritten retail motor vehicle lease contracts since February 1983. The Initial Contracts were, and the Subsequent Contracts will be, underwritten by the Origination Trust, in each case through World Omni's purchase offices.

     The World Omni underwriting standards are intended to evaluate a prospective lessee's credit standing and repayment ability. Generally, a prospective lessee is required by the Dealer to complete a credit application on a form prepared or approved by World Omni. As part of the description of the applicant's financial condition, the applicant is required to provide current information enumerating, among other things, employment history, residential status and annual income. Upon receipt by the applicable office, all application data is entered into a centralized computer network (owned and maintained by a division of JMFE) that automatically obtains an independent credit bureau report and then 'scores' the application with the use of a scorecard. The scorecard enables World Omni to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the account will be delinquent or repossessed. The application also is evaluated against a 'cutoff score' established by World Omni as the minimum acceptable score to purchase a lease contract, which is revised from time to time as changes occur in economic conditions and World Omni's lease contract portfolio.

     This numerical credit scoring system was developed by Fair, Isaac & Company ('Fair, Isaac'), a lending and leasing consulting firm, specifically for World Omni based upon an analysis of the historical performance of the retail automobile and light duty truck lease and installment sale contract portfolios of World Omni. To determine the appropriate characteristics for credit scoring, Fair, Isaac reviewed a random sample of 10,000 retail lease contracts and 10,000 retail installment sale contracts from World Omni's portfolio. Fair, Isaac then compiled a list of various characteristics that cumulatively carried the most weight in predicting historical performance and assigned point values and weighting to each of these characteristics. The weighting system is particularly significant because the weightings are beyond the control of a dealer and cannot be manipulated. Fair, Isaac determined that the most accurate determinant of the performance of a lease or installment sale contract was the credit bureau report. Based on such historical performance, Fair, Isaac prepared two retail credit and two lease scorecards (which differ according to the geographical location of the dealer and whether the vehicle is new or used), each of which assigned at least a 50% weighting to the credit bureau report. The Fair, Isaac scorecard system was implemented in the fourth quarter of 1990 and was used for substantially all lease contracts originated from that time until February 1997.

     In an effort to increase the predictiveness of the scorecards, World Omni implemented an updated scorecard system, also developed by Fair, Isaac specifically for World Omni, in February 1997. The updated scorecard system includes three retail credit and two lease scorecards (which, for lease scorecards, differ according to the geographic location of the dealer and, for retail scorecards, whether the vehicle is new or used and the credit 'depth' of the applicant). The revised scorecards place a greater emphasis upon the credit bureau report.

     Each of these numerical scoring models is intended to provide a means of analysis to assist in decision making, but the final decision rests with World Omni's credit specialists. Under World Omni's guidelines, a credit specialist generally may not override the scorecard analysis of applications above or below the cutoff score by more than a limited percentage of such applications (depending on vehicle make and geographic location). Both the number of overrides granted by each credit specialist and the aggregate number of overrides granted by all credit specialists are tracked by World Omni daily in order to insure the statistical validity of the scoring models. Detailed reporting on all aspects of the numerical scoring model is utilized to track performance of World Omni's retail automobile and light duty truck lease contract portfolio and to enable World Omni to fine tune the scoring model according to statistical indications in order to continually assure the statistical validity of the scoring models. In limited circumstances, lessees with established credit histories with World Omni may be pre-approved for new leases without the use of a numerical scorecard and, under certain circumstances, lessees having certain minimum credit bureau scores may be automatically approved.


     For the six months ended June 30, 1998 and the years ended December 31, 1997, December 31, 1996 and December 31, 1995, World Omni, either directly or through the Origination Trust or certain special purpose finance subsidiaries of World Omni, on average, booked approximately 59%, 63%, 70% and 71%, respectively, of all credit applications relating to leased vehicles. These averages generally reflect adjustments in underwriting criteria in connection with the use of the Fair, Isaac scorecard system. Substantially all of the Initial Contracts were, and substantially all Subsequent Contracts will be, underwritten using the updated numerical scorecards. See 'The Contracts--Characteristics of the Contracts' for further information on the identity and characteristics of the Contracts.


     After an application has been approved by a World Omni purchase office and the prospective lessee has agreed to the terms of the related lease contract, including an assignment of the lease contract from the Dealer to World Omni (or, at the direction of World Omni, an assignee thereof), World Omni receives from the Dealer a lease contract package containing, among other things, the standard form lease contract between the Dealer and the lessee, the customer's application, applicable insurance information (company, agent and additional insured(s), with the lessor named as loss payee) and any payments due from the customer. World Omni determines whether such package complies with its requirements. The specifics of the lease contract are compared to the application approved by the purchasing department, and the rate, truth-in-leasing disclosures and purchase price from the Dealer are verified.

INSURANCE

     Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance that must name the Dealer's assignee (with respect to the Contracts, the Origination Trustee on behalf of the Origination Trust) as an additional insured. Each lease contract further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming the Dealer's assignee (with respect to the Contracts, the Origination Trustee on behalf of the Origination Trust) as loss payee. The insurance coverage is verified independently by World Omni (through its third-party contracted agents) upon execution of the lease contract.

COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES

     Collection efforts are made by World Omni as Servicer, which, in some cases, are enhanced by the use of an automated dialing system. Notwithstanding the centralization of collection efforts, repossessions continue to be handled locally, as independent contractors are employed in connection with repossessions. In general, guidelines for collection of lease contracts and repossession of leased vehicles include the following:

           NUMBER OF DAYS DELINQUENT                                   ACTION
           -------------------------                                   ------
22-45...........................................  Telephone contact with the lessee is initiated
46-89...........................................  Telephone and/or field collections continue
60-90...........................................  The leased vehicle is normally repossessed

     Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (i.e., a skipped payment). In this situation, at the discretion of collection department management, but subject to extensive guidelines, the lease contract may be extended, provided that the lessee pays an extension fee (each, an 'Extension Fee') equal to the lesser of (i) the product of 1.15% multiplied by the outstanding principal balance of such lease contract, and (ii) one-half of the related monthly contract payment. In circumstances deemed appropriate by collection department management, World Omni may reduce or waive the payment by the lessee of an Extension Fee. However, the Servicing Agreement will require that all Extension Fees relating to the Contracts be deposited into the SUBI Collection Account and that a Contract may not be extended more than five times. Moreover, no extensions of a Contract may be made for more than five months in the aggregate or to a date later than the last day of the month immediately preceding the month in which the Final Scheduled Distribution Date occurs, as described under 'Additional Document Provisions--The Servicing Agreement--Collections'.

     World Omni disposes of off-lease vehicles through several outlets, including a Toyota 'certified' program, in which vehicles are inspected and given body work, repairs and maintenance as needed, certified as meeting the program standards, and then may be sold to automobile dealers primarily in World Omni's dealer network for retail sale. World Omni also disposes of off-lease vehicles through large regional automobile auctions (which are utilized for off-lease vehicle sales in addition to liquidation of repossessed vehicles) and negotiated sales of groups of vehicles to rental companies, fleet lessors and others.

DELINQUENCY, REPOSSESSION AND LOSS DATA

     The following tables set forth certain delinquency, repossession and loss data with respect to World Omni's retail automobile and light duty truck lease contract portfolio originated by Dealers located throughout the United States, including lease contracts assigned to the Origination Trust and lease contracts originated by World Omni and assigned to special purpose finance subsidiaries of World Omni, as of and for the years ended December 31, 1993 through December 31, 1997 and as of and for the six month period ended June 30, 1998.

     As shown on these tables, World Omni's delinquency rates trended up in 1995 and 1996, consistent with recent trends in overall consumer credit and, to a lesser extent, due to some disruption in collection activity caused by the implementation of a new collection system at the Mobile Center in 1996. During the six month period ended June 1998, delinquencies declined due to the generally higher credit quality of World Omni's non-Toyota lease portfolio, which has increased as a percent of its total lease portfolio, and due to a general improvement in the credit quality of Toyota leases booked by World Omni over the past year.

     Net Repossession Losses as a percentage of Average Net Receivables increased in both 1995 and 1996. The increase in 1995 was driven primarily by an increase in the Average Net Repossession Loss per Liquidated Lease Contract which was generally due to higher average amounts being financed and higher residual values. These same factors continued to cause an increase in the Average Net Repossession Loss per Liquidated Lease Contract during 1996. In addition, loss severity during 1996 was negatively affected by a general weakening in the used car market. The higher frequency of repossession in 1996 was due to a general trend of weaker overall consumer credit quality nationally as well as World Omni adjusting, to a limited extent, its credit policies.

     Net Repossession Losses as a percent of Average Net Receivables remained substantially unchanged during 1997 and the first half of 1998. Average Net Repossession Loss per Liquidated Lease Contract increased during this period as a result of increases in residual values financed and a continuation of the soft market for used vehicles. The Number of Repossessions as a percentage of Average Lease Contracts Outstanding during 1997 and the first half of 1998 declined due to the general improvement in the credit quality of World Omni's lease portfolio, as noted above.

     Residual value losses and the number of vehicles returned to and sold by World Omni has increased steadily since 1994. In 1995, losses and returns increased as a result of special programs on shorter term leases. Losses in 1996 increased over 1995 as a result of generally higher residual values, higher losses on shorter term leases (i.e. leases with terms 24 months or shorter) and an increase in the losses on leases with other maturities. There are no short term leases included in the Initial Contracts nor will any be included in the Subsequent Contracts. In addition, during 1996 there was some weakening in the used car market relative to the prior three years. Generally, the 1996 trends continued through 1997 and the first half of 1998, resulting in higher vehicle returns and losses during this period.

     For the entire year 1997 and the first half of 1998, the used vehicle market was relatively weak. If the used vehicle market continues to experience weakness, World Omni's returns and losses in the future could be negatively affected. Based upon prior experience, World Omni does not believe that its loss experience or those recent negative trends will materially adversely affect Class A Noteholders or World Omni's business. However, no assurances can be given in this regard.

     The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors. In addition, the data presented below may be affected by the growth and relative lack of seasoning of the portfolio. Accordingly, there is no assurance that World Omni's delinquency, repossession and loss experience with respect to its retail automobile and light duty truck lease contracts and the related leased vehicles in the future, or the experience with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE

                                                                        AS OF DECEMBER 31,
                                      AT JUNE 30,  ------------------------------------------------------------
                                         1998         1997         1996        1995         1994        1993
                                      -----------  ----------   ----------  ----------   ----------  ----------
                                                                      (DOLLARS IN THOUSANDS)
Dollar Amount of Lease
  Contracts(1)....................... $ 6,952,408  $6,527,588   $4,641,992  $2,798,830   $1,823,823  $1,039,888
Ending Number of Lease Contracts.....     323,593     304,863      231,942     156,471      114,298      71,198
Percentage of Lease Contracts
  Delinquent(2)(3)(4)
  31-60 Days.........................       1.17%       1.27%        1.42%       1.12%        0.97%       0.88%
  61-90 Days.........................        0.20        0.23         0.13        0.08         0.03        0.04
  91 Days or More....................        0.04        0.06         0.03        0.01         0.01        0.00
                                      -----------  ----------   ----------  ----------   ----------  ----------
     Total...........................       1.41%       1.56%        1.58%       1.21%        1.01%       0.92%

------------------
(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of June 30, 1998 approximately 371 lease contracts involving bankrupt lessees were delinquent for at least 61 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.

(4) As a percentage of the total number of lease contracts at period end.

         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE

                                                                        AS OF DECEMBER 31,
                                      AT JUNE 30,  ------------------------------------------------------------
                                         1998         1997         1996        1995         1994        1993
                                      -----------  ----------   ----------  ----------   ----------  ----------
                                                                      (DOLLARS IN THOUSANDS)
Dollar Amount of Lease
  Contracts(1)....................... $ 6,952,408  $6,527,588   $4,641,992  $2,798,830   $1,823,823  $1,039,888
Ending Number of Lease Contracts.....     323,593     304,863      231,942     156,471      114,298      71,198
Average Lease Contracts
  Outstanding........................     314,579     268,305      194,492     133,069       93,023      58,605
Repossessions:
  Number of Repossessions............       3,099       5,843        4,297       2,519        1,776       1,287
Number of Repossessions as a
  Percentage of:
  Lease Contracts Outstanding(4).....       1.92%       1.92%        1.85%       1.61%        1.55%       1.81%
Average Lease Contracts
  Outstanding(4).....................       1.97%       2.18%        2.21%       1.89%        1.91%       2.20%
Losses:
Average Net Receivables
  Outstanding........................ $ 6,753,172  $5,602,946   $3,718,336  $2,243,790   $1,426,382  $  817,452
Net Repossession Losses(2)........... $    21,073  $   35,351   $   23,196  $   11,347   $    6,283  $    3,811
Average Net Repossession Loss per
  Liquidated Lease Contract(1)(3).... $     6,800  $    6,050   $    5,398  $    4,505   $    3,538  $    2,961
Net Repossession Losses as a
  Percentage of Average Net
  Receivables(4).....................       0.62%       0.63%        0.62%       0.51%        0.44%       0.47%

------------------
(1) Based on the sum of all principal amounts outstanding under lease contracts (inclusive of the residual values of the related leased vehicles).

(2) Includes losses on charged-off accounts, but does not include expenses incurred to dispose of vehicles.

(3) Dollars not in thousands.

(4) The number for June 30, 1998 has been annualized.

                       RESIDUAL VALUE LOSS EXPERIENCE(1)

                                                                                AS OF DECEMBER 31,
                                                   AT JUNE 30,    -----------------------------------------------
                                                      1998         1997       1996     1995       1994     1993
                                                   -----------    -------    -------  -------    -------  -------
                                                                              (DOLLARS IN THOUSANDS)
Total Number of Leased Vehicles Scheduled to
  Terminate.......................................    41,151       78,002     36,413   25,677     14,775   17,218
Number of Leased Vehicles Returned to and Sold by
  World Omni......................................    16,318       22,555      5,018    4,611        779    2,050
Full Termination Ratio(2).........................     39.7%        28.9%      13.8%    18.0%(3)    5.3%    11.9%
Total Losses/Gains on Vehicles that Reached
  Scheduled Term (4)..............................   $31,258(5)   $27,338(5) $ 3,700  $ 1,893    $ (168)  $   503
Average Loss/Gain(4)(6)...........................   $ 1,916      $ 1,212    $   737  $   411    $ (216)  $   245

------------------
(1) Because the terms of the retail closed-end lease contracts originated by World Omni have gradually shifted from five years to three years since 1992, the residual value loss experience for the periods in the table may not be fully comparable.

(2) The ratio of line 2 over line 1 expressed as a percentage.

(3) The ratio for the year ended December 31, 1995 includes special program short-term lease contracts referenced under 'Delinquency, Repossession and Loss Data' above. Excluding those vehicles, the ratio would have been 7.1%.

(4) Figures do not include expenses incurred in disposal of vehicles returned to World Omni.

(5) Does not include losses related to World Omni's incentive programs of approximately $5,976,422 and $1,879,447 at June 30, 1998 and December 31, 1997, respectively.

(6) Dollars not in thousands.

                                 THE CONTRACTS

GENERAL


     The Initial Contracts consist of a pool of 74,744 closed-end retail lease contracts, having an aggregate Outstanding Principal Balance as of the Initial Cutoff Date of $1,772,260,191, selected from the Origination Trust's portfolio of retail closed-end automobile and light duty truck lease contracts that are not evidenced by or reserved for allocation to an Other SUBI. During the Revolving Period, Principal Collections (and reimbursement of Loss Amounts) will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles, which at the time of such reinvestment will become SUBI Assets. See 'Description of the Notes--Distributions on the Notes-- Application and Distributions of Principal--Revolving Period'. The Initial Contracts were originated by Dealers located throughout the United States and assigned to the Origination Trust, and the Subsequent Contracts will be originated by Dealers located in the United States and assigned to the Origination Trust, in accordance with the underwriting procedures described under 'World Omni--Lease Contract Underwriting Procedures'. The Initial Contracts have been selected based upon the criteria specified in the SUBI Trust Agreement and described under 'The Contracts--Characteristics of the Contracts--General' and '--Representations, Warranties and Covenants'. The Subsequent Contracts will be selected from the other lease contracts of the Origination Trust that also meet the foregoing criteria. Principal Collections (and reimbursements of Loss Amounts) will be reinvested in eligible leases selected by World Omni in its discretion, except that (i) certain leases have been, and may in the future be, allocated to (or reserved for allocation to) Other SUBIs and therefore not be available for reinvestment of such amounts from the SUBI, and (ii) to the extent that reinvestment of such amounts from the SUBI and any one or more previous Other SUBIs are at any time being made out of the Origination Trust's general pool of available lease contracts that have not been so reserved, such reinvestment will first be made with respect to such previous Other SUBI(s). World Omni will represent and warrant that, except as otherwise described in the immediately preceding sentence, no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Origination Trust's portfolio; however, there can be no assurance that the delinquencies or losses on the Contracts will not be worse. Subsequent Contracts may be originated by World Omni using different underwriting criteria than those which were applied to the Initial Contracts. For this reason, the characteristics of the Subsequent Contracts may vary from those of the Initial Contracts.


     Each Contract will have been written for an original term of not more than 60 months, for a 'capitalized cost' (which may exceed the manufacturer's suggested retail price), plus an implicit Lease Rate. The Initial Contracts were, and the Subsequent Contracts will be, written on a constant yield basis and provide for equal Monthly Payments such that at the end of the lease term the capitalized cost has been amortized to an amount equal to the Residual Value of the related Leased Vehicle.

     At the times of origination of the related Contracts, the related Leased Vehicles were, in the case of the Initial Contracts, or will be, in the case of the Subsequent Contracts, new vehicles, dealer demonstrator vehicles driven fewer than 6,000 miles or manufacturers' program vehicles. Manufacturers' program vehicles are vehicles which have been sold directly by manufacturers to rental car companies and returned to the manufacturer for resale, generally after a period of eight to twelve months. Such vehicles generally are then resold to dealers through an automobile auction.

     All of the Contracts will be closed-end leases. Under a 'closed-end lease', at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an 'open-end lease', the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

     Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of the related Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Contract. In addition, each Contract will allow the related lessee voluntarily to terminate such Contract by paying certain miscellaneous charges and a termination amount more fully described below. In most instances, the Contracts are not expected to run to their full terms, as more fully described under 'Risk Factors--Maturity and Prepayment Risks' and 'Maturity, Prepayment and Yield Considerations'.

     Each Contract will provide that the lessor may terminate such Contract and repossess the Leased Vehicle in the event of a default by the lessee. Events of default under the Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Contract, failure to maintain or repair the Leased Vehicle as required or to comply with any other term or condition of the Contract and the making of a material misrepresentation by the lessee in the lease application.

     In the forms of contract used by the Dealers to evidence the Contracts, upon early termination where the lessee is not in default and does not exercise its option to purchase the Leased Vehicle, the amount owed by the lessee (the 'Early Termination Charge') will be determined by adding (i) the amount of the Monthly Payment times the number of Monthly Payments not yet made, plus (ii) any other amounts unpaid by the lessee, other than excess mileage and excessive wear and use charges, arising under the Contract and not prohibited by applicable law, plus (iii) any official fees and taxes related to the termination of the Contract, plus (iv) the Residual Value, plus (v) a disposition fee in the amount set forth in the Contract (either $250.00 or $350.00), minus (vi) the 'Realized Value' (as described below) of the Leased Vehicle, minus (vii) the unearned lease charges calculated in accordance with an actuarial method. Under the actuarial method of determining the unearned lease charges under clause (vii) above, the Contracts will provide that the monthly lease charges (including those for the month in which the early termination occurs) are earned in advance on the scheduled due dates of the Monthly Payments and that the Monthly Payments are deemed to have been received on their scheduled due dates. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Early Termination Charge, plus (ii) all collection, repossession, storage, preparation and sale expenses of the Leased Vehicle, plus (iii) attorneys' fees and disbursements incurred after default and referral to an attorney not to exceed 15% of the amount a lessee owes (or such lesser rate as may be required under applicable law), plus
(iv) simple interest at a rate of 15% per year (or such lesser rate as may be required under applicable law) on all expenses incurred by the lessor and all obligations that a lessee owes after termination of the Contract, other than earned but unpaid lease charges.

     The 'Realized Value' of a Leased Vehicle is the price the Servicer receives at the time of disposition of the Leased Vehicle. World Omni shall sell the Leased Vehicles at wholesale or otherwise determine its wholesale value in a commercially reasonable manner. However, each Contract provides that the lessee has the right to obtain from a qualified independent appraiser acceptable to the lessor a written appraisal of the wholesale value of the Leased Vehicle that could be realized at sale. This appraised value then would be used as the wholesale value for purposes of calculating sums due from the lessee. Although World Omni cannot predict whether any lessee will challenge the wholesale sale price determined by World Omni, management of World Omni is unaware of any such challenge by any lessee under its retail closed end automobile and light duty truck lease contracts. See 'Maturity, Prepayment and Yield Considerations' for further information related to the relationship between payments on the Contracts and the effective yield on the Notes.

     In the event of early termination of a Contract where the lessee is in default, the amounts collected with respect to such Contract and the related Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance of such Contract, which shortfall can be due to, among other things, the use of wholesale appraisal of a Leased Vehicle as described above. In the event that a Contract reaches the date on which the last Monthly Payment is due, as such date may have been extended (the 'Maturity Date'), but the related Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI. In the event that any of the foregoing shortfalls are not covered from the Investor Percentage of certain excess Interest Collections, amounts otherwise payable to the Transferor in respect of the Transferor Interest, the Servicing Fee otherwise payable to the Servicer (so long as World Omni is the Servicer), Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, amounts on deposit in the Reserve Fund, the subordination of interest payments otherwise payable to the Class B Noteholders and, in the case of the Class A-4 Notes, the subordination of principal payments otherwise payable to the Class B Noteholders, in each case to the extent described herein, investors in the Class A Notes could suffer a loss on their investment.

CHARACTERISTICS OF THE CONTRACTS

  General


     The Initial Contracts were, and the Subsequent Contracts will be, selected by reference to several criteria, including, as of the related Cutoff Date, that each Contract (i) is written with respect to a Leased Vehicle that was at the time of the origination of the related lease contract a new vehicle, a limited mileage dealer demonstrator vehicle, or a manufacturers' program vehicle; (ii) was originated in the United States after November 1, 1993 in the case of the Initial Contracts and on or before November 30, 1999 in the case of the Subsequent Contracts; (iii) has a Maturity Date on or after October 1, 1999 and no later than July 31, 2003 in the case of the Initial Contracts and no later than November 30, 2004 in the case of the Subsequent Contracts; (iv) fully amortizes to an amount equal to the Residual Value of the related Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value); (v) was not more than 60 days past due as of the Initial Cutoff Date or the related Subsequent Cutoff Date, as the case may be; and (vi) has never been extended for more than five months in the aggregate. (SUBI Trust Agreement, Section 10.01). Appearing below is some additional information regarding the characteristics of the Initial Contracts and the Initial Leased Vehicles:



                               INITIAL CONTRACTS

                                                               AVERAGE          MINIMUM      MAXIMUM
                                                               -------          -------      -------
Original Principal Balance.................................   $25,341.36       $7,418.92    $93,142.44
Outstanding Principal Balance(1)...........................   $23,711.07       $7,424.24    $87,971.62
Residual Value.............................................   $16,308.18       $2,958.66    $59,855.40
Lease Rate(1)..............................................         8.65%(2)        3.20%        13.00%
Seasoning (months)(1)......................................         8.29(2)            2            26
Remaining Term (months)(1).................................        32.86(2)           13            58


------------------
(1) As of the Initial Cutoff Date.
(2) Weighted by Outstanding Principal Balance as of the Initial Cutoff Date.


  Distribution of the Initial Leased Vehicles by Make

     As of the Initial Cutoff Date, the composition of the Initial Leased Vehicles by make of vehicle was as follows:

                                                                                      PERCENTAGE OF
                                                                   NUMBER OF            NUMBER OF
VEHICLE MAKE                                                   INITIAL CONTRACTS    INITIAL CONTRACTS
------------                                                   -----------------    -----------------
Toyotas.....................................................         32,184                43.06%
United States manufacturers.................................         39,110                52.33
Other Japanese manufacturers................................            452                 0.60
Other foreign manufacturers.................................          2,998                 4.01
                                                                     ------               ------
  Total.....................................................         74,744               100.00%

  Distribution of the Initial Contracts by Lease Rate

     The distribution of the Initial Contracts as of the Initial Cutoff Date by Lease Rate was as follows:

                                                                          INITIAL         PERCENTAGE OF AGGREGATE
                                                  PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                               NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
LEASE RATE RANGE           INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------           -----------------    -----------------    -----------------       -----------------
 3.00% to  3.99%........             59                 0.08%        $    1,142,258.43               0.06%
 4.00% to  4.99%........          1,242                 1.66             24,217,701.96               1.37
 5.00% to  5.99%........          4,944                 6.61             90,405,348.30               5.10
 6.00% to  6.99%........          5,055                 6.76             97,959,285.95               5.53
 7.00% to  7.99%........          5,682                 7.60            122,075,968.40               6.89
 8.00% to  8.99%........         25,777                34.49            692,520,176.96              39.08
 9.00% to  9.99%........         25,336                33.90            592,913,077.18              33.46
10.00% to 10.99%........          4,475                 5.99            103,029,360.44               5.81
11.00% to 11.99%........          1,809                 2.42             40,999,427.11               2.31
12.00% to 12.99%........            365                 0.49              6,997,585.79               0.39
                                 ------               ------         -----------------             ------
  Total.................         74,744               100.00%        $1,772,260,190.52             100.00%

  Distribution of the Initial Contracts by Maturity

     The distribution of the Initial Contracts as of the Initial Cutoff Date by year of maturity was as follows:

                                                                          INITIAL         PERCENTAGE OF AGGREGATE
                                                  PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                               NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
YEAR OF MATURITY           INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
----------------           -----------------    -----------------    -----------------       -----------------
1999....................            106                 0.14%        $    2,246,431.78               0.13%
2000....................         18,422                24.65            423,222,581.93              23.88
2001....................         43,242                57.85          1,004,267,992.68              56.67
2002....................          9,772                13.08            254,408,921.28              14.35
2003....................          3,202                 4.28             88,114,262.85               4.97
                                 ------               ------         -----------------             ------
  Total.................         74,744               100.00%        $1,772,260,190.52             100.00%

  Distribution of the Initial Contracts by State

     The distribution of the Initial Contracts as of the Initial Cutoff Date by State of origination, broken out for States representing 5% or more of the number of Initial Contracts, was as follows:

                                                                          INITIAL         PERCENTAGE OF AGGREGATE
                                                  PERCENTAGE OF         CUTOFF DATE         INITIAL CUTOFF DATE
                               NUMBER OF            NUMBER OF           OUTSTANDING             OUTSTANDING
STATE BALANCE              INITIAL CONTRACTS    INITIAL CONTRACTS    PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------              -----------------    -----------------    -----------------       -----------------
Florida.................         24,020                32.14%        $  528,123,058.45              29.80%
North Carolina..........         10,876                14.55            242,246,242.50              13.67
Georgia.................          8,751                11.71            197,891,535.75              11.17
Alabama.................          5,213                 6.97            117,433,482.94               6.63
All other states........         25,884                34.63            686,565,870.88              38.73
                                 ------               ------         -----------------             ------
  Total.................         74,744               100.00%        $1,772,260,190.52             100.00%


REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Initial Contracts and Initial Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement, which schedule will be amended from time to time as Subsequent Contracts and Subsequent Leased Vehicles become SUBI Assets during the Revolving Period (collectively, the 'Schedule of Contracts and Leased Vehicles').

     The Schedule of Contracts and Leased Vehicles will identify each Contract by identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its: (i) date of origination; (ii) Maturity Date; (iii) Monthly Payment; (iv) original Outstanding Principal Balance; (v) Outstanding Principal Balance and Discounted Principal Balance as of the related Cutoff Date; and (vi) Residual Value. (Servicing Agreement, Sections 1.01 and 10.01). In the Servicing Agreement, representations and warranties will be made with respect to each Contract and Leased Vehicle to the effect described in the text of the first paragraph under 'The Contracts--Characteristics of the Contracts-- General', and certain other representations and warranties will be made, including, among other things, that each such Contract and, to the extent applicable, the related Leased Vehicle or lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with World Omni's normal credit and collection policies and practices; (b) is owned by the Origination Trustee, on behalf of the Origination Trust, free of all liens, encumbrances or rights of others (other than the Administrative Lien); (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Contract and the Origination Trustee in connection with (i) the origination of such Contract, (ii) the execution, delivery and performance by such originator of the Contract and (iii) the acquisition by the Origination Trust of such Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of the Servicer, is not subject to any right of rescission, setoff, counterclaim or any other defense of the related lessee to pay the Outstanding Principal Balance due under such Contract and no such right of rescission, offset, defense or counterclaim has been asserted or threatened; (g) the related Dealer, the Servicer and the Origination Trustee have each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not (i) ALF LLC (or its predecessor), ALF L.P., WOLS LLC (or its predecessor), the Transferor or any of their respective affiliates or (ii) the United States or any state or local government thereof, or any agency, department or instrumentality of the United States or any state or local government thereof; (j) requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Origination Trustee as loss payee, and the related Leased Vehicle is covered by the Residual Value Insurance Policy; (k) the related certificate of title therefor is registered in the name of the Origination Trustee (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that
(i) requires equal monthly payments to be made within 60 months of the date of origination of such Contract and (ii) requires such payments to be made by the lessee thereof within 30 days after the billing date for such payment; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator; (n) has a Residual Value that does not exceed the lesser of (i) $60,000 and (ii) an amount reasonably established by the Servicer consistent with its policies and practices regarding the setting of residual values as applied with respect to closed-end retail automobile and light duty truck leases; (o) has never been extended by more than five months in the aggregate or otherwise modified except in accordance with World Omni's normal credit and collection policies and practices; (p) the lessee thereunder has not made a claim under the Soldiers' and Sailors' Civil Relief Act of 1940; (q) is not an Other SUBI Asset; (r) the lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (s) is not more than 60 days past due; (t) is a finance lease for accounting purposes; and (u) is a 'true lease' for applicable state law purposes. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Sections
8.01 and 9.01).

     The Servicing Agreement will provide that the reinvestment of Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Noteholders) in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be subject to the satisfaction of certain conditions precedent, including, among other things, that, unless the Indenture Trustee receives confirmation (written or oral) from each Rating Agency to the effect that the use of a different criteria will not result in the qualification, reduction or withdrawal of its then-current rating on any Class of Class A Notes or the Class B Notes, after giving effect to such reinvestment, (i) each Subsequent Contract will be allocated as a SUBI Asset based upon its Discounted Principal Balance as of the relevant Cutoff Date; (ii) the weighted average remaining term of the Contracts (including the Subsequent Contracts) is not greater than 38 months and (iii) the weighted average Residual Value of the Leased Vehicles relating to the Contracts (including the Subsequent Contracts), as a percentage of the aggregate Outstanding Principal Balance of the Contracts (including the Subsequent Contracts), in each case as of the related dates of origination, is not greater than 67%. (Servicing Agreement, Section 8.02).

     The Servicing Agreement will provide that upon the discovery by the Origination Trustee, World Omni, the Owner Trustee, the Indenture Trustee or the Transferor of a breach of any representation, warranty or covenant referred to in the second preceding paragraph that materially and adversely affects the owners of interests in the SUBI or the Noteholders in the related Contract or Leased Vehicle, which breach is not cured in all material respects within 60 days after World Omni discovers such breach or is given notice thereof, World Omni will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the 'Reallocation Payment') equal to the Discounted Principal Balance of such Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed lease charge on such Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Sections 8.03 and 11.01).

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

     All of the Contracts will be prepayable, in whole or in part, at any time without penalty. The prepayment experience with respect to the Contracts will affect the life of the Class A Notes.

     In general, the rate of prepayments on the Contracts may be influenced by a variety of economic, social, geographic and other factors. The Origination Trust was formed and began to accept assignments of lease contracts in November 1993. All of the lease contracts assigned to the Origination Trust for allocation as SUBI Assets since that time have been, and all of the lease contracts to be assigned to the Origination Trust subsequent to the date of this Prospectus will be, assigned by Dealers using World Omni's underwriting standards. Under its pro-active lease termination program, World Omni actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the related scheduled maturities of such lease contracts. World Omni estimates that over calendar years 1995, 1996, 1997 and the six months ended June 30, 1998 an average of approximately 73% of the number of retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni) that were scheduled to mature during such period were terminated prior to maturity, either because of voluntary prepayments or repossession of the leased vehicles due to default by the lessees under the related lease contracts.

     As a part of its pro-active lease termination program, World Omni actively monitors its overall portfolio, and selectively offers incentives to encourage customer loyalty and to minimize anticipated residual value losses on lease contracts scheduled to reach maturity in the near term. These incentives generally occur during the last year of a lease contract (typically, the last six months), and for the years 1996, 1997 and the six months ended June 30, 1998 the losses relating to these incentives were $223,303, $1,879,447 and $5,976,422, respectively. World Omni may continue the use of these incentive programs in the future. All such losses relating to the Contracts will constitute Residual Value Loss Amounts and, therefore, will be covered by the Residual Value Insurance Policy.


     The distribution of the Initial Contracts by year of maturity is set forth under 'The Contracts-- Characteristics of the Contracts--Distribution of the Initial Contracts by Maturity', and historical levels of lease contract defaults, leased vehicle repossessions and losses and residual value losses are discussed under 'World Omni--Delinquency, Repossession and Loss Data'. No assurances can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than World Omni's historical rate, or that the Residual Value experience of Leased Vehicles related to Contracts that have reached their Maturity Dates will differ from World Omni's historical residual value loss experience, for all of the retail automobile and light duty truck lease contracts in its portfolio (including those owned by the Origination Trustee on behalf of the Origination Trust and by certain special purpose finance subsidiaries of World Omni).


     The effective yield on, and average life of, each Class of Class A Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles and the rate at which such payments are paid to the Class A Noteholders. In the event of prepayments of the Contracts (and payment of the Residual Value of the related Leased Vehicles) or payment of any Accelerated Principal Distribution Amounts during the Amortization Period, Class A Noteholders who receive such amounts may not be able to reinvest the related payments of principal received on the Class A Notes at yields as high as the related Note Rate. The timing of changes in the rate of prepayments on the Contracts and payments in respect of the Leased Vehicles may also affect significantly an investor's actual yield to maturity and the average life of the related Class of Class A Notes. A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) during the Amortization Period may shorten the final maturity of and may significantly affect the yield on the Class A Notes.

     Additionally, although monies on deposit in the Accounts and Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Noteholders) that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be invested in Permitted Investments, and all gain on other income from such investments will be available for making the distributions described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest', no assurance can be made as to the rate of return that will be realized on such Permitted Investments. Any reinvestment risk resulting from the rate of prepayment of the Contracts (and payment of the Residual Value of the related Leased Vehicles), the making of the foregoing investments or payment of any Accelerated Principal Distribution Amounts and the distribution of any such amounts to Class A Noteholders will be borne entirely by the Class A Noteholders.

     The yield to an investor who purchases Class A Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Contracts is actually different than the rate anticipated by such investor at the time such Class A Notes were purchased.

     In sum, an investor's expected yield will be affected by the following factors: (i) the price the investor paid for the Class A Notes, (ii) the rate of prepayments in respect of the Contracts and Leased Vehicles and (iii) the investor's assumed reinvestment rate. These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is slower than anticipated, the investor's yield will be lower if interest rates are higher than the investor anticipated and higher if interest rates are lower than the investor anticipated. Conversely, if the rate of prepayments on or in respect of the Contracts and Leased Vehicles is faster than anticipated, the investor's yield will be higher if interest rates are higher than the investor anticipated and lower if interest rates are lower than the investor anticipated.

     In general, during the Amortization Period, no principal payments will be received by Class A-2 Noteholders until the Class A-1 Notes have been paid in full, by Class A-3 Noteholders until the Class A-1 and Class A-2 Notes have been paid in full or by Class A-4 and Class B Noteholders until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. In addition, the Class A Percentage and the Class B Percentage of Principal Collections allocable to the Notes will be calculated when the Class A-1, Class A-2 and Class A-3 Notes have been paid in full, and then used to determine the distribution of principal payments on the Class A-4 Notes and the Class B Notes, as described under 'Risk Factors--Maturity and Prepayment Risks' and '--Risks Associated with Sequential Payment of Principal on the Notes', which may affect the maturity and yield on the Class A-4 Notes. An amount equal to the Covered Loss Amount will be reimbursed first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full and thereafter the Class A Percentage and the Class B Percentage of any such remaining reimbursable amounts will then be distributed to the Class A-4 Noteholders and the Class B Noteholders, respectively; provided that if the Note Balance of the Class B Notes has been reduced to zero, Covered Loss Amounts will be reimbursed to the Class A Noteholders, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Uncovered Loss Amounts will be allocated first to the Class B Notes until the Note Balance of the Class B Notes has been reduced to zero and then to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate and other property of the Trust, which may occur under certain circumstances involving an Indenture Event of Default (as described under 'Additional Document Provisions--The Indenture--Events of Default'), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Swap Counterparty based on the termination payment, if any, due and to the Class A Noteholders based on the respective Class A Note Balances until the Class A Swap Counterparty and the Class A Notes have been paid in full, and second, to the Class B Noteholders.

     The following information is provided solely to illustrate the effect of prepayments of the Contracts on the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance and the weighted average life of each Class of Class A Notes under the assumptions stated below and is not a prediction of the prepayment rates that might actually be experienced with respect to the Contracts.

     Prepayments on automobile lease contracts may be measured by a prepayment standard or model. The prepayment model used with respect to the Contracts is based on a prepayment assumption (the 'Prepayment Assumption') expressed in terms of percentages of ABS. 'ABS' refers to a prepayment model which assumes a constant percentage of the original number of Contracts in a pool prepay each month. However, as used herein, a 100% Prepayment Assumption assumes that, based on the assumptions in the next paragraph, the original Outstanding Principal Balance of a Contract will prepay as follows: (i) 0.30% ABS for the first six months of the life of the Contract, (ii) 0.50% ABS for the seventh through twelfth month of the life of the Contract, (iii) 0.65% ABS for the thirteenth through eighteenth month of the life of the Contract, (iv) 0.85% ABS for the nineteenth through twenty-fourth month of the life of the Contract, (v) 1.10% ABS for the twenty-fifth through thirtieth month of the life of the Contract and
(vi) 1.60% ABS following the thirtieth month of the life of the Contract until the original Outstanding Principal Balance of the Contract has been paid in full. Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of lease contracts, including the Contracts. There can be no assurance that the Contracts will prepay at the indicated levels of the Prepayment Assumption or at any other rate.


     The tables below were prepared on the basis of certain assumptions, including that: (i) all Collections (including Monthly Payments and net sale proceeds in respect of the Leased Vehicles relating to Matured Contracts) are timely received, and that no Contracts are ever delinquent; (ii) no Reallocation Payment or Reallocation Deposit Amount is made in respect of any Contract; (iii) there are no Loss Amounts; (iv) the Transferor exercises its optional purchase option of the property of the Trust as described herein; (v) all distributions of principal (including any Accelerated Principal Distribution Amount) and interest on the Class A Notes are made on the dates specified herein; (vi) the Servicing Fee is 1% per annum of the Aggregate Net Investment Value; (vii) all prepayments are full Prepayments; (viii) the Revolving Period ends on December 1, 1999; (ix) the Initial Contracts have assumed Lease Rates of 7.75%, and were originated eight months prior to the Initial Cutoff Date; (x) the Closing Date is November 19, 1998; (xi) all Principal Collections in respect of each Collection Period during the Revolving Period are reinvested, on a Transfer Date that is the fifteenth day of the following calendar month, in Subsequent Contracts that have stated terms of three years, Lease Rates of 7.75% and Residual Values equal to 65% of the original Outstanding Principal Balances thereof, were originated on October 30, 1998 and that otherwise have terms that are substantially similar to those of the Initial Contracts; and (xii) One-Month LIBOR remains constant at 5.283%, and the Swap Rate is 5.03%.


     No representation is made as to what the actual levels of losses and delinquencies on the Contracts will be. Since the tables below were prepared on the basis of the foregoing assumptions, there will be discrepancies between the characteristics of the Contracts that actually will be allocated as SUBI Assets in respect of Principal Collections made during the Revolving Period and Loss Amounts with respect to the Revolving Period that otherwise would be reimbursed to the Noteholders, and the characteristics of the Contracts assumed in preparing the tables to be allocated as SUBI Assets in respect of Principal Collections made during the Revolving Period and Loss Amounts with respect to the Revolving Period that otherwise would be reimbursed to the Noteholders, as well as other discrepancies between the foregoing assumptions and the actual experience in respect of the Contracts. Any such discrepancy may increase or decrease the percentage of the outstanding Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as the case may be, and the weighted average lives of each Class of Class A Notes set forth in the tables. In addition, since the Contracts will have characteristics which differ from those assumed in preparing the tables, distributions of principal on the Class A Notes may be made earlier or later than set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     The following tables set forth the percentages of the Initial Note Balance of each Class of Class A Notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, '0% Prepayment Assumption' assumes no prepayments on a Contract, '50% Prepayment Assumption' assumes that a Contract will prepay at 50% of the Prepayment Assumption, and so forth.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-1 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100%    100%   100%    100%    100%
May 1999....................................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
May 2000....................................................................     75      65     52      35      13
November 2000...............................................................      0       0      0       0       0
May 2001....................................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   1.64    1.56   1.49    1.43    1.36
                                                                               ----    ----   ----    ----    ----
                                                                               ----    ----   ----    ----    ----


------------------
(1) The weighted average life of the Class A-1 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-1 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-2 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100%    100%   100%    100%    100%
May 1999....................................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
November 2000...............................................................    100      80     51       0       0
May 2001....................................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   2.29    2.18   2.02    1.84    1.70
                                                                               ----    ----   ----    ----    ----
                                                                               ----    ----   ----    ----    ----


------------------
(1) The weighted average life of the Class A-2 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-2 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-3 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100%    100%   100%    100%    100%
May 1999....................................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
November 2000...............................................................    100     100    100      97       0
May 2001....................................................................     87      69     37       0       0
November 2001...............................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   2.67    2.61   2.48    2.20    1.77
                                                                               ----    ----   ----    ----    ----
                                                                               ----    ----   ----    ----    ----


                                                         (Footnote on next page)

(Footnote from previous page)
------------------------
(1) The weighted average life of the Class A-3 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-3 Note Balance.

           PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE REMAINING
                  AND WEIGHTED AVERAGE LIFE OF CLASS A-4 NOTES


                                                                                      PREPAYMENT ASSUMPTIONS
                                                                               ------------------------------------
DISTRIBUTION DATE                                                               0%     50%     100%    150%    200%
-----------------                                                              ----    ----    ----    ----    ----
Initial Percentage..........................................................    100%    100%   100%    100%    100%
May 1999....................................................................    100     100    100     100     100
November 1999...............................................................    100     100    100     100     100
May 2000....................................................................    100     100    100     100     100
November 2000...............................................................    100     100    100     100      87
May 2001....................................................................    100     100    100      70       0
November 2001...............................................................     54      41      0       0       0
May 2002....................................................................      0       0      0       0       0
Weighted Average Life (Years)(1)............................................   3.14    3.01   2.93    2.62    2.35
                                                                               ----    ----   ----    ----    ----
                                                                               ----    ----   ----    ----    ----


------------------
(1) The weighted average life of the Class A-4 Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the Initial Class A-4 Note Balance.

                 CLASS A NOTE FACTORS AND TRADING INFORMATION;
                         REPORTS TO CLASS A NOTEHOLDERS

     The 'Class A-1 Note Factor', the 'Class A-2 Note Factor', the 'Class A-3 Note Factor' and the 'Class A-4 Note Factor' will each be a seven-digit decimal that the Servicer will compute each month indicating the Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as the case may be, as of the close of business on the Distribution Date in such month as a fraction of the Initial Note Balance of the related Class of Class A Notes. Each Note Factor will initially be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances where there are unreimbursed Class A-1, Class A-2, Class A-3 or Class A-4 Note Principal Loss Amounts. During the Amortization Period, each Note Factor will decline to reflect reductions in the related Note Balance resulting from distributions of principal and unreimbursed Class A-1, Class A-2, Class A-3 or Class A-4 Note Principal Loss Amounts, if any. The portion of the Class A Note Balance for a given month allocable to a Class A Noteholder can be determined by multiplying the original denomination of the holder's Class A Note by the related Note Factor for that month.

     Pursuant to the Agreement, The Bank of New York, as Indenture Trustee, will provide to all registered holders of the Class A Notes (which shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Note Factors and various other items of information. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee. In addition, Class A Noteholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. For further details concerning information furnished to Noteholders and Note Owners, see 'Description of the Notes--Statements to Noteholders' and 'Description of the Notes--Book-Entry Registration'.

                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture (the 'Indenture'), a form of which, together with forms of the Agreement, the SUBI Trust Agreement and the Servicing Agreement, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of all material provisions of the foregoing documents and the summaries of all material provisions included under 'The Trust and the SUBI', 'The Origination Trust--Property of the Origination Trust', 'The Contracts--Characteristics of the Contracts--General', 'The Contracts--Characteristics at the Contracts--Representations, Warranties and Covenants', 'Security for the Notes' and 'Additional Document Provisions' do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of such documents. Where particular provisions of or terms used in the Indenture, the Agreement, the SUBI Trust Agreement and the Servicing Agreement are referred to, the actual provisions (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

GENERAL

     The Class A Notes will be issued in denominations of $1,000 and integral multiples thereof in book-entry form. (Indenture, Section 2.02). The Class A Notes will initially be represented by notes registered in the name of Cede, the nominee of DTC. No Note Owner will be entitled to receive a note representing such owner's Note, except as set forth below. Unless and until Class A Notes are issued in fully registered certificated form ('Definitive Notes') under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Class A Noteholders will refer to the same actions made with respect to DTC or Cede, as the case may be, for the benefit of Note Owners in accordance with DTC procedures. (Indenture, Section 2.10). See 'Description of the Notes--Book-Entry Registration' and '--Definitive Notes'.

     The outstanding principal amount of each class of Notes (each, a 'Class') at any time will be equal to the initial principal amount of such Class of Notes, less the sum of (i) all payments made on or prior to such date allocable to principal, (ii) the amount of Note Principal Loss Amounts allocable to such Class of Notes, if any, which have not been reimbursed as described herein and
(iii) in the case of the Class B Notes, any unreimbursed Class B Note Principal Carryover Shortfall. (Agreement, Section 1.01). See 'Description of the Notes-- Distributions on the Notes'. Each Note will represent the right to receive payments of interest at the related Note Rate and, to the extent described herein, payments of principal during the Amortization Period funded from the Investor Percentage of distributions to the Trust of Interest Collections and Principal Collections and Accelerated Principal Distribution Amounts allocable to Notes of the related Class, Transferor Amounts otherwise payable to the Transferor in respect of the Transferor Interest, the Servicing Fee (so long as World Omni is the Servicer) and Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy, in each case to the extent described herein. As described under 'Description of the Notes--Distributions on the Notes', the right of the Class B Notes to receive payments of interest and principal also will be subordinated to the right of the Class A Notes to receive such payments.

     The Transferor will permanently retain the certificate representing the Transferor Interest (the 'Transferor Certificate'), which will represent the entire equity interest in the Trust including the right to receive the Transferor Percentage of Interest Collections and Principal Collections calculated as described under 'Description of the Notes--Calculation of Investor Percentage and Transferor Percentage'. The Transferor Certificate will be subordinated to the Notes to the extent described under 'Description of the Notes--Certain Payments to the Transferor'.

     During the Revolving Period, the Note Balance will remain constant except in certain limited circumstances where there are unreimbursed Note Principal Loss Amounts. During the Amortization Period, the Note Balance will decline as the Investor Percentage of Principal Collections and Accelerated Principal Distribution Amounts are distributed to the Noteholders and as Note Principal Loss Amounts are incurred. The Aggregate Net Investment Value can change daily as principal is paid on or in respect of the Contracts and the Leased Vehicles, as Reallocation Payments in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred are paid by World Omni during the Amortization Period, together with, under certain circumstances, Reallocation Deposit Amounts, as liquidation losses and other losses in respect of the Contracts and Leased Vehicles are incurred and as Leased Vehicles in Matured Leased Vehicle Inventory are sold or otherwise disposed of.

TRANSFER OF THE SUBI

     On the Closing Date, pursuant to the Agreement, the Transferor will deliver the SUBI Certificate to the Owner Trustee and transfer and assign to the Trust, without recourse, all of its right, title and interest in and to the SUBI, represented by the SUBI Certificate. The Owner Trustee will, concurrently with such delivery, transfer and assignment, deliver the Notes and the Transferor Certificate on behalf of the Trust to or upon the order of the Transferor. (Agreement, Sections 2.02 and 4.02).

     Pursuant to the Agreement, the Transferor will represent and warrant that immediately prior to the transfer and assignment of the SUBI Certificate to the Trust, it had good title to, and was the sole legal and beneficial owner of the SUBI Certificate, free and clear of liens and claims. (Agreement, Section 5.01).

REALLOCATION PAYMENTS AND REALLOCATION DEPOSIT AMOUNTS

     As more fully described under 'The Contracts--Representations, Warranties and Covenants' and 'Additional Document Provisions--The Servicing Agreement--Collections', under certain circumstances World Omni will be required to make Reallocation Payments in respect of certain Contracts (and the related Leased Vehicles) discovered not to be in compliance with World Omni's representations or warranties or Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects such Contract. Upon any such payment during the Amortization Period (but not during the Revolving Period), the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of such Contract, thereby reducing the amount of the Transferor Interest by the same amount, and such Contract and the related Leased Vehicle will no longer constitute SUBI Assets as they will be reallocated and become UTI Assets. If such deduction would cause the Transferor Interest to become less than zero, World Omni will be required to deposit (or cause to be deposited) in the SUBI Collection Account the amount (the 'Reallocation Deposit Amount') by which the Transferor Interest would be reduced to less than zero. Notwithstanding the foregoing, in the event a Reallocation Deposit Amount is required to be made, reallocation of the related Contract (and the related Leased Vehicle) will not be considered to have occurred unless such deposit is actually made. (Servicing Agreement, Section 8.03).

CALCULATION OF INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

     Pursuant to the Servicing Agreement, the Servicer will allocate between the Notes and the Transferor Certificate, based on the applicable Investor Percentage and the Transferor Percentage for the related Collection Period, all Interest Collections and (during the Amortization Period) Principal Collections collected or received in respect of the related Collection Period. In addition, similar allocations will be made by the Servicer at the end of each Collection Period in respect of (i) an amount equal to the Discounted Principal Balance of any Contract that became a Charged-off Contract during such Collection Period (all such amounts in any Collection Period, the 'Charged-off Amount'), (ii) the Residual Value Loss Amount for such Collection Period and (iii) any Additional Loss Amounts incurred during such Collection Period. A 'Charged-off Contract' will be a Contract (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of or (b) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossessions. (SUBI Trust Agreement, Section 10.01; Agreement, Sections 1.01 and 3.03; Servicing Agreement, Section 9.02).

     For convenience, this Prospectus refers to the Investor Percentage with respect to Interest Collections, Principal Collections, Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts as if the Investor Percentage were the same percentage at all times in each case. The Investor Percentage may be a different percentage for each Collection Period, and will vary primarily as a result of changes in the Aggregate Net Investment Value.

     The Investor Percentage in respect of any Collection Period will mean, with respect to (i) Loss Amounts and Interest Collections, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Note Balance on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Note Balance) and the denominator of which is the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, as of the Initial Cutoff Date) and (ii) Principal Collections during the Amortization Period, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Note Balance and the denominator of which is the Aggregate Net Investment Value, in each case as of the last day of the last Collection Period preceding (a) the Amortization Date or (b) the date on which an Early Amortization Event occurs. The 'Transferor Percentage' will in all cases, be equal to 100% minus the applicable Investor Percentage. (Agreement, Section 1.01).

     As a result of the calculations described above, Interest Collections in each Collection Period will be allocated to the Noteholders based on the relationship of the Note Balance to the Aggregate Net Investment Value (which may change daily and from Collection Period to Collection Period). As described above, the Investor Percentage applied when allocating Principal Collections may vary monthly during the Revolving Period, because the Note Balance as a percentage of the Aggregate Net Investment Value may fluctuate monthly. During the Amortization Period, however, the Principal Allocation will be determined by reference to a fixed percentage which will equal the Investor Percentage with respect to Principal Collections as of the last day of the Revolving Period.

CERTAIN PAYMENTS TO THE TRANSFEROR

     On each Distribution Date, the Indenture Trustee will pay to the Transferor, from amounts on deposit in the Distribution Account in respect of the related Collection Period, the following amounts (the 'Transferor Amounts'):
(i) if such Distribution Date is in respect of the Revolving Period, the Transferor Percentage of Interest Collections and (ii) if such Distribution Date occurs in any month following the month in which the Amortization Period commences, the Transferor Percentage of Interest Collections and, to the extent that the Transferor Interest is equal to or greater than zero, the Transferor Percentage of Principal Collections. The foregoing payments will be made net of the Transferor Percentage of the Servicing Fee, Capped Origination Trust Administrative Expenses, Capped Trust Administrative Expenses, Capped Contingent and Excess Liability Premiums and Uncapped Administrative Expenses payable in respect of the related Collection Period. Any Principal Collections not paid to the Transferor because the Transferor Interest is less than or equal to zero ('Unallocated Principal Collections') will be retained in the Distribution Account for payment to Noteholders.

     Notwithstanding the foregoing, no Transferor Amounts will be paid to the Transferor on a Distribution Date unless (i) the amounts described in clauses
(i) through (xvi) of the first paragraph under 'Description of the Notes--Distributions on the Notes--Distributions of Interest' have been paid in full and (ii) the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and other deposits thereto on such Distribution Date, is at least equal to the Reserve Fund Cash Requirement. (Agreement, Section 3.03).

DETERMINATION OF ONE-MONTH LIBOR

     The Servicer will determine One-Month LIBOR for each Distribution Date on the second business day prior to the preceding Distribution Date (or, in the case of the initial Distribution Date, the second business day prior to the date of issuance of the Notes) (each a 'LIBOR Determination Date'). For purposes of calculating One-Month LIBOR, a business day is any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

     'One-Month LIBOR' means, as of any LIBOR Determination Date, the rate for deposits in U.S. Dollars for a period of the Designated Maturity (commencing on the previous Distribution Date) which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period of the Designated Maturity (commencing on the previous Distribution Date). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in U.S. Dollars to leading European banks for a period of the Designated Maturity (commencing on the previous Distribution Date).

     'Designated Maturity' shall mean, for any LIBOR Determination Date, one month.

     'Telerate Page 3750' means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

     'Reference Banks' means four major banks in the London interbank market selected by the Servicer.

DISTRIBUTIONS ON THE NOTES

  General

     On the second Business Day prior to each Distribution Date (each, a 'Determination Date'), the Servicer will inform the Indenture Trustee of, among other things, the amount of Interest Collections and Principal Collections, the Investor Percentage, the Transferor Percentage, the Class A-1, Class A-2, Class A-3 and Class A-4 Note Factors, the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Allocation Percentages, the amount of Advances to be made by the Servicer, the Required Amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the Collection Period immediately preceding the Collection Period in which such Determination Date occurs. On or prior to each Determination Date, the Servicer shall also determine the Reserve Fund Cash Requirement, the Class A Net Swap Receipt or the Class A Net Swap Payment, the amounts to be distributed to the Noteholders and to the Transferor in respect of the Transferor Interest and the Reserve Fund Supplemental Requirement (if any). (Servicing Agreement, Sections 9.02 and 10.01).

  Distributions of Interest

     On each Distribution Date, the Indenture Trustee will make the following payments in the amounts and order of priority described below. The Indenture Trustee will distribute, from amounts on deposit in the Distribution Account, the Investor Percentage of Interest Collections collected during or received in respect of the related Collection Period, together with (i) Transferor Amounts that would otherwise be payable to the Transferor in respect of the Transferor Interest on such Distribution Date, plus (ii) to the extent necessary to make the distributions described below other than in clause (ix), the sum of any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy in respect of such Collection Period and the amount withdrawn from the Reserve Fund in respect of the Required Amount, if any, plus (iii) to the extent needed to make distributions described in clauses (iii), (x) and (xi), to the Class A-4 Noteholders during the Amortization Period, amounts that would otherwise be distributable to the Class B Noteholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections in respect of such Collection Period:

          (i) in the event of an Indenture Event of Default as a result of the Indenture Trustee having received written instructions from holders of Notes evidencing Voting Interests of not less than a majority in interest of the Class A Notes (voting together as a single class) or a majority in interest of the Class A Notes and Class B Notes (voting together as a single class) to sell or dispose of the SUBI, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;

          (ii) first from the Class A Net Swap Receipt and then from the amounts remaining after the application of clause (i) above, to (A) each Class of Class A Noteholders, interest at the related Note Rate on the Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, as of the immediately preceding Distribution Date (after giving effect to any reduction in such Note Balance on such immediately preceding Distribution
     Date) or, in the case of the first Distribution Date, on the Initial Class A-1, Class A-2, Class A-3 or Class A-4 Note Balance, as applicable, calculated on the basis of the actual number of days from and including the prior Distribution Date (or in the case of the initial Distribution Date, the Closing Date) to but excluding the related Distribution Date and a 360-day year, together with any unpaid Class A-1, Class A-2, Class A-3 or Class A-4 Interest Carryover Shortfall, as applicable and (B) the Class A Swap Counterparty, the Class A Net Swap Payment, if any, with respect to such Distribution Date, plus any Class A Net Swap Payments previously due but not paid; provided, however, if the funds available are not sufficient to make the distributions specified in subclauses (ii)(A) and (ii)(B), such funds will be allocated pro rata between the

     Class A Noteholders and the Class A Swap Counterparty based on the respective amounts due in each such subclause;

          (iii) to each Class of Class A Noteholders, accrued and unpaid interest at the related Note Rate, on any unreimbursed Class A-1, Class A-2, Class A-3 and Class A-4 Note Principal Loss Amount, as applicable;


          (iv) from amounts remaining after the application of clauses (i), (ii) and (iii) above, to, or for the benefit of, the Class B Noteholders, interest at a rate per annum not expected to exceed 7.75% (the 'Class B Note Rate' and, together with the Class A-1, Class A-2, Class A-3 and Class A-4 Note Rates, the 'Note Rates'), on the Class B Note Balance as of the immediately preceding Distribution Date (after giving effect to any reduction in the Class B Note Balance on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, on the Initial Class B Note Balance, calculated on the basis of a 360-day year consisting of twelve 30-day months, together with any unpaid Class B Interest Carryover Shortfall;


          (v) to the Servicer, reimbursement of the Investor Percentage of Capped Contingent and Excess Liability Premiums;

          (vi) to the Origination Trustee, the Investor Percentage of Capped Origination Trust Administrative Expenses;

          (vii) in circumstances other than as set forth in clause (i) above, to the Indenture Trustee, the Investor Percentage of Capped Indenture Trustee Administrative Expenses, and to the Owner Trustee, the Investor Percentage of Capped Owner Trustee Administrative Expenses;

          (viii) in the event that World Omni is not the Servicer, to such other Servicer, the Investor Percentage of (a) the Servicing Fee and (b) any unpaid Servicing Fees payable in respect of compensation to such other Servicer with respect to one or more prior Collection Periods;

          (ix) to the Reserve Fund, until the amount on deposit therein equals the Reserve Fund Cash Requirement;

          (x) to the Class A Noteholders, (a) so long as the Note Balance of the Class B Notes has not been reduced to zero, an amount equal to the Covered Loss Amount for the related Distribution Date, sequentially, commencing with the Class A-1 Noteholders until the Note Balance of each such Class has been reduced to zero, or (b) if the Note Balance of the Class B Notes has been reduced to zero, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages, an amount equal to the sum of the Covered Loss Amount and the Uncovered Loss Amount for the related Distribution Date;

          (xi) to each Class of Class A Noteholders, the aggregate of the amounts allocable to such Class pursuant to clause (x) above that were not previously distributed pursuant to such clause or this clause (each such amount, a 'Class A-1 Note Principal Loss Amount', 'Class A-2 Note Principal Loss Amount', 'Class A-3 Note Principal Loss Amount' or 'Class A-4 Note Principal Loss Amount', respectively);

          (xii) to the Class B Noteholders, accrued and unpaid interest at the Class B Note Rate on any unreimbursed Class B Note Principal Loss Amount and any unreimbursed Class B Note Principal Carryover Shortfall;

          (xiii) to the Class B Noteholders, an amount equal to the Uncovered Loss Amount incurred during the related Collection Period;

          (xiv) to the Class B Noteholders, the aggregate of the amounts allocable pursuant to clause (xiii) above that were not previously distributed pursuant to such clause or this clause (each such amount, a 'Class B Note Principal Loss Amount'), together with any Class B Note Principal Carryover Shortfall;

          (xv) in the event that World Omni is the Servicer (and it has not elected to waive the Servicing Fee with respect to the related Collection Period), to the Servicer, the Investor Percentage of (a) the Servicing Fee for the related Collection Period and (b) any unpaid Servicing Fee with respect to one or more prior Collection Periods; and

          (xvi) to the Indenture Trustee, the Owner Trustee and the Origination Trustee, as applicable, the Investor Percentage of all specified expenses incurred with respect to the Indenture, the Notes, the Trust or the Origination Trust in excess of the Capped Administrative Expenses that have been paid but have not yet been reimbursed (the 'Uncapped Administrative Expenses'). (Agreement, Sections 1.01 and 3.03).

     Notwithstanding the foregoing, as more fully described under 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal', on any Distribution Date relating to a Collection Period during the Revolving Period, for purposes of reinvestment, amounts otherwise payable to Noteholders pursuant to clauses (x), (xi), (xiii) and (xiv) above (whether from Interest Collections, Transferor Amounts that otherwise would be payable to the Transferor, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, or from amounts on deposit in the Reserve Fund) will be treated as Principal Collections for the Collection Period in which such Distribution Date occurs. Accordingly, such amounts will be available to be reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period. (Agreement, Section 3.03).

     The balance, if any, of the Interest Collections and the Class A Net Swap Receipt allocated to the Notes for the related Collection Period, after giving effect to the distributions in clauses (i) through (xvi) above, will constitute 'Excess Collections'. On each Distribution Date that occurs (i) during the Revolving Period, Excess Collections will be paid to the Transferor and (ii) during the Amortization Period, an amount equal to the related Accelerated Principal Distribution Amount will be paid to Noteholders as a payment of principal and any remaining Excess Collections will be paid to the Transferor. On any Distribution Date, the Transferor may (at its option) instruct the Indenture Trustee not to pay any or all of such remaining Excess Collections to it, but instead to redeposit such amount ('Undistributed Transferor Excess Collections') into the SUBI Collection Account for application as Collections in respect of the Collection Period during which such Distribution Date occurs. The Transferor will have no further claim to any Undistributed Transferor Excess Collections so deposited into the SUBI Collection Account, except insofar as they become Excess Collections that are payable to the Transferor for a succeeding Collection Period. To the extent that an Accelerated Principal Distribution Amount is paid to Noteholders on a Distribution Date in any month following the month during which the Amortization Period commences, such amount will be distributed first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and thereafter the Class A Percentage and the Class B Percentage of any remaining amount will be distributed to the Class A-4 Noteholders and the Class B Noteholders, respectively. If any Transferor Amounts are required to be applied to make any of the distributions in clauses (i) through (xvi) above, the Interest Collections that are part of the Transferor Amounts will be applied before any Principal Collections that are part of the Transferor Amounts are so applied. (Agreement, Sections 1.01 and 3.03).

     In the event on any Distribution Date there remains any shortfall in amounts required to be distributed to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders under clause (ii) and on any Distribution Date on which the Note Balance of the Class B Notes has been reduced to zero, there remains any shortfall in amounts required to be distributed to the Class A-1 Noteholders, Class A-2 Noteholders, Class A-3 Noteholders and Class A-4 Noteholders under clauses (iii), (x) or (xi) above, then the amount available will be distributed pro rata to such Noteholders based on the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage and the Class A-4 Allocation Percentage, respectively. (Agreement, Section 3.03).

     If and to the extent that the full amount distributable on a Distribution Date pursuant to clauses (i) through (xvi) above exceeds the Investor Percentage of Interest Collections for the related Collection Period (plus in the case of clause (ii) above, the Class A Net Swap Receipt, for such Distribution Date), then (i) Transferor Amounts otherwise distributable to the Transferor will be applied to such shortfall, (ii) if such Transferor Amounts are insufficient to cover such shortfall, then the proceeds of a claim under the Residual Value Insurance Policy for any Insured Residual Value Loss Amount will be applied to such shortfall (other than any shortfall in amounts to be deposited into the Reserve Fund as set forth in clause (ix) above), and (iii) if available Transferor Amounts and any claim under the Residual Value Insurance Policy are insufficient to cover such shortfall, then the Required Amount will be withdrawn from the Reserve Fund and applied to such shortfall (other than any shortfall in amounts to be deposited into the Reserve Fund as set forth in clause (ix) above). (Agreement, Section 3.03).

     'Interest Collections' with respect to any Collection Period will be calculated as described under 'Summary--The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles'. (SUBI Trust Agreement, Section 10.01).

     'Capped Origination Trust Administrative Expenses' will equal the amounts sufficient to pay specified administrative costs and expenses of the Origination Trust that are up to but not exceeding $100,000 in any calendar year. (SUBI Trust Agreement, Section 10.01). 'Capped Indenture Trustee Administrative Expenses' will equal the amounts sufficient to pay the Indenture Trustee's compensation and certain other expenses up to but not exceeding $50,000 in any calendar year (or $100,000 in a calendar year in which an Indenture Event of Default occurs with respect to which the Indenture Trustee sells or otherwise disposes of the SUBI). 'Capped Owner Trustee Administrative Expenses' will equal amounts sufficient to pay the Owner Trustee's compensation and certain other expenses up to but not exceeding $5,000 in any calendar year. (Agreement, Section 1.01).

     'Capped Contingent and Excess Liability Premiums' will equal the amounts sufficient to pay the premiums then due on the portion of the Contingent and Excess Liability Insurance Policies, up to but not exceeding $550,000 in any calendar year.

     'Covered Loss Amounts' for any Distribution Date will equal the lesser of
(i) the Investor Percentage of Loss Amounts for such Distribution Date and (ii) amounts available for distribution described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest' remaining after application of clauses (i) through (ix) thereunder.

     'Uncovered Loss Amounts' for any Distribution Date will equal the excess of
(i) the Investor Percentage of Loss Amounts for such Distribution Date over (ii) Covered Loss Amounts for such Distribution Date.

     A 'Note Principal Loss Amount' with respect to any Distribution Date will equal the sum of any Class A-1, Class A-2, Class A-3, Class A-4 and Class B Note Principal Loss Amount and will represent a loss of principal in respect of Loss Amounts allocable to the Notes and will arise when the Investor Percentage of Interest Collections, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, the Required Amount, the Transferor Amounts and, with respect to any Class A-4 Note Principal Loss Amount, amounts otherwise payable in respect of principal to the Class B Noteholders are not sufficient to cover such loss. As described under 'Description of the Notes--General', any Note Principal Loss Amounts allocable to a Class of Class A Notes which are not reimbursed as provided herein will reduce the Note Balance of such Class of Class A Notes. (Agreement, Section 1.01).

     The 'Class A-1 Interest Carryover Shortfall' with respect to any Distribution Date will equal the excess, if any, of (i) the amount of interest distributable on the Class A-1 Notes for such Distribution Date and any outstanding Class A-1 Interest Carryover Shortfall from the immediately preceding Distribution Date plus interest at the Class A-1 Note Rate on such outstanding Class A-1 Interest Carryover Shortfall from such immediately preceding Distribution Date through the current Distribution Date, over (ii) the amount of interest distributed to the Class A-1 Noteholders on such Distribution Date. The 'Class A-2 Interest Carryover Shortfall', the 'Class A-3 Interest Carryover Shortfall', the 'Class A-4 Interest Carryover Shortfall' and the 'Class B Interest Carryover Shortfall' will be calculated in the same manner as the Class A-1 Interest Carryover Shortfall, appropriately modified to relate to the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, respectively. (Agreement, Section 1.01).

     The 'Class B Note Principal Carryover Shortfall', with respect to any Distribution Date relating to the Amortization Period from and after the Distribution Date on which the Class A-3 Notes are paid in full, will equal the amount, if any, of the Class B Percentage of the Investor Percentage of Principal Collections for such Distribution Date that is instead applied to the distribution of principal to the Class A Noteholders, pursuant to clauses (iii),
(x) and (xi) above. The Class B Percentage of the Investor Percentage of Principal Collections will be applied for such purposes only to the extent that the other amounts available therefor are insufficient.

     The 'Class B Allocation Percentage' with respect to any Distribution Date will mean the Class B Note Balance as a percentage of the Note Balance, calculated as of the last day of the related Collection Period.

     The 'Voting Interests' of the (i) Class A Notes will be allocated among the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders or Note Owners, as the case may be, in accordance with their respective Class Note Balances, as the context may require, and (ii) Class B Notes will be allocated among the Class B Noteholders in accordance with the Class B Note Balance represented thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Notes or Class B Notes, as the case may be, held or beneficially owned by ALF LLC, ALF L.P., the Transferor, WOLS LLC, World Omni or any of their respective affiliates shall be excluded from such determination. (Agreement, Section 1.01).

     The 'Required Amount' will equal the lesser of (i) the amount on deposit in the Reserve Fund on the related Deposit Date after all deposits thereto (including pursuant to clause (ix) above) and (ii) the amount, if any, by which
(a) the full amount distributable on the related Distribution Date pursuant to clauses (i) through (viii) and (x) through (xvi) above exceeds (b) the sum of
(1) the Investor Percentage of Interest Collections for the related Collection Period above (plus in the case of clause (ii) above, the Class A Net Swap Receipt for the related Distribution Date), (2) any Transferor Amounts applied to cover such distributable amount on such Distribution Date, and (3) any Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy with respect to the related Collection Period. (Agreement, Sections 1.01,
3.03 and 3.04). For further details regarding the Reserve Fund, see 'Security for the Notes--The Reserve Fund'.

  Application and Distributions of Principal

     Revolving Period. No principal will be payable to the Class A Noteholders until the January 2000 Distribution Date or, upon the occurrence of an Early Amortization Event, until the Distribution Date in the month immediately succeeding the month in which such Early Amortization Event occurs.

     On a Transfer Date related to any Collection Period during the Revolving Period, the Servicer will identify lease contracts and the related leased vehicles of the Origination Trust that meet the eligibility criteria described under 'The Contracts' and are not evidenced by the SUBI or any Other SUBI. On each Transfer Date, the Servicer, acting on behalf of the Origination Trustee, will allocate as SUBI Assets additional lease contracts and related leased vehicles so identified having aggregate Discounted Principal Balances as of the last day of the preceding Collection Period (each, a 'Subsequent Cutoff Date' and, together with the Initial Cutoff Date, the 'Cutoff Dates') approximately equal to, but not greater than, all Principal Collections collected or received since the Initial Cutoff Date (including Loss Amounts that otherwise would be reimbursed to the Noteholders which for this purpose are treated as Principal Collections, as described under 'Description of the Notes-- Distributions on the Notes--Distributions of Interest') that have not yet been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as described herein. Upon such allocation, the related lease contracts and leased vehicles will become Subsequent Contracts and Subsequent Leased Vehicles and accordingly will become SUBI Assets. No partial interest in lease contracts (and the related leased vehicles) will be so allocated as SUBI Assets. Coincident with such allocation, the Servicer, acting on behalf of the Indenture Trustee, will transfer from the SUBI Collection Account an amount of unreinvested Principal Collections equal to the aggregate Discounted Principal Balances of the related Subsequent Contracts as of the related Subsequent Cutoff Date to an account maintained by the Origination Trustee to hold collections with respect to the Origination Trust Assets that are not SUBI Assets.

     Any Principal Collections (and Loss Amounts that otherwise would be reimbursed to the Noteholders) that are not so reinvested may be reinvested in additional Subsequent Contracts and Subsequent Leased Vehicles on one or more subsequent Transfer Dates prior to the end of the Revolving Period. In the event that on the twenty-fifth day of any month (beginning December 1998) during the Revolving Period the amount of such Principal Collections and Loss Amounts as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000, an Early Amortization Event will occur, the Revolving Period will terminate prior to the Amortization Date and any unreinvested Principal Collections at the end of the Revolving Period will be distributed as principal to the Trust and then to Noteholders on the immediately succeeding Distribution Date. (Servicing Agreement, Section 8.02; SUBI Trust Agreement, Section 11.02; Agreement, Section 8.01).

     'Collections' and 'Principal Collections' with respect to any Collection Period will be calculated as described under 'Summary--The Revolving Period; Subsequent Contracts and Subsequent Leased Vehicles'. (SUBI Trust Agreement,
Section 10.01).

     Amortization Period. On each Distribution Date beginning with the Distribution Date in the month following the month in which the Amortization Period commences and ending on the Distribution Date on which the Class A-3 Notes have been paid in full, the Indenture Trustee will distribute an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period allocable to the Notes as principal first to the Class A-1 Noteholders until the Class A-1 Notes have been paid in full, second, to the Class A-2 Noteholders until the Class A-2 Notes have been paid in full, third, to the Class A-3 Noteholders until the Class A-3 Notes have been paid in full, and thereafter the Class A Percentage and the Class B Percentage of any such remaining Principal Collections will be distributed as principal to the Class A-4 Noteholders and the Class B Noteholders, respectively. The Indenture Trustee will also distribute to Class A-1 Noteholders on the Distribution Date in the month following the month in which the Amortization Period commences the Class A Percentage of the Investor Percentage of the sum of (i) any Principal Collections that were not reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the end of the Revolving Period and (ii) any Unallocated Principal Collections on deposit in the Distribution Account at the time the Amortization Period commences. The aggregate distributions of principal to the Noteholders of each Class of Class A Notes will not exceed the Initial Note Balances of such Class of Notes. (SUBI Trust Agreement, Section 11.02; Indenture, Section 2.06; Agreement, Section 3.03).

     In general, no principal payments (including amounts with respect to Covered Loss Amounts) will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full, on the Class A-3 Notes until the Class A-1 and Class A-2 Notes have been paid in full, or on the Class A-4 or Class B Notes until the Class A-1, Class A-2 and Class A-3 Notes have been paid in full. Following the reduction of the Note Balance of the Class B Notes to zero, principal payments will be distributed on a pro rata basis to the Class A Notes. Uncovered Loss Amounts will be allocated first to the Class B Notes until the Note Balance of the Class B Notes has been reduced to zero and then to the Class A Notes, pro rata, based on the Class A-1, Class A-2, Class A-3 and Class A-4 Allocation Percentages. Amounts with respect to Uncovered Loss Amounts will not be allocated or reimbursed to any Noteholder once the related Notes have been paid in full. In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust, which may occur under certain circumstances involving an Indenture Event of Default (as described under 'Additional Agreement Provisions--The Indenture--Events of Default'), to the extent such net proceeds constitute Principal Collections, will be distributed first, on a pro rata basis, to the Class A Swap Counterparty based on the termination payment, if any, due and to the Class A Noteholders based on the respective Class A Note Balances until the Class A Swap Counterparty and the Class A Notes have been paid in full, and second, to the Class B Noteholders. See 'Additional Document Provisions--The Indenture--Events of Default.'

     In addition, on any Distribution Date relating to the Amortization Period from and after the Distribution Date on which the Class A-3 Notes are paid in full, but only to the extent that other amounts available therefor are insufficient, amounts that would otherwise be distributable to the Class B Noteholders in respect of the Class B Percentage of the Investor Percentage of Principal Collections collected or received in respect of the related Collection Period will instead be distributed as principal payments to the Class A-4 Noteholders up to an amount equal to the sum of (i) the Class A-4 Allocation Percentage of the Investor Percentage of Loss Amounts incurred during the related Collection Period, (ii) any Class A-4 Note Principal Loss Amounts and
(iii) accrued and unpaid interest on any Class A-4 Note Principal Loss Amounts, as set forth under 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

     Principal payments made during the Amortization Period in respect of the Class A-1 Notes, the Class A-2 Notes or Class A-3 Notes, as applicable, will consist primarily of the Investor Percentage of all Principal Collections during the related Collection Period. Principal payments made in respect of the Class A-4 Notes and the Class B Notes (once the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full) will be based upon a calculation of the Class A Percentage and the Class B Percentage of the Investor Percentage of such Principal Collections.

THE ACCOUNTS

  The Distribution Account

     On or prior to the Closing Date, the Servicer will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate, from which all payments with respect to the Notes will be made (the 'Distribution Account'). (Agreement, Section 3.01). Within one Business Day of receipt, the Servicer will deposit all Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy (if they relate to the Amortization Period) into the Distribution Account (Agreement, Section 3.02). On each Deposit Date, all Principal Collections and Interest Collections with respect to the related Collection Period and the Class A Net Swap Receipt will be remitted to the Distribution Account. Such deposits will be made from, among other sources, (i) monies on deposit in the SUBI Collection Account or the Reserve Fund and (ii) the Transferor in the case of exercise of its right to purchase the SUBI represented by the SUBI Certificate when the Note Balance is less than or equal to 10% of the Initial Note Balance.

  The SUBI Collection Account

     On or prior to the Closing Date, the Origination Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate, into which collections on or in respect of the Contracts and the Leased Vehicles generally will be deposited (the 'SUBI Collection Account' and, together with the Distribution Account and the Reserve Fund, the 'Accounts'). (SUBI Trust Agreement, Section 12.01).

     Deposits into the SUBI Collection Account. Deposits into the SUBI Collection Account will include, but will not be limited to, the following payments made in respect of the SUBI Assets: (i) Monthly Payments; (ii) early payments of the Outstanding Principal Balance of a Contract, including an amount equal to the Residual Value of the related Leased Vehicle (each, a 'Prepayment'); (iii) Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, and Insurance Proceeds; (iv) Extension Fees; (v) Payments Ahead; (vi) Advances made by the Servicer; (vii) Reallocation Payments by World Omni (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred; (viii) Undistributed Transferor Excess Collections and (ix) with respect to the Revolving Period, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy. (Servicing Agreement, Sections 2.02, 8.02, 9.02 and 9.04; SUBI Trust Agreement, Section 12.01).

     'Insurance Proceeds' will include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Contract (or payment by the Servicer under the Servicing Agreement of such amounts under the circumstances described in 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles'), and amounts paid by any insurer under any other insurance policy relating to the Contracts, the related lessees or the Leased Vehicles, but will not include Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy. (SUBI Trust Agreement, Section 10.01).

     Monthly Payments made by the lessees under the Contracts normally will be paid by mail and deposited into a lock box maintained by the Servicer, and then deposited in the SUBI Collection Account within two Business Days after receipt. Within two Business Days after receipt by the Servicer of all other payments on or in respect of the Contracts or the Leased Vehicles other than Security Deposits and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, including without limitation any Monthly Payments delivered directly to the Servicer or World Omni (in the event that World Omni is no longer the Servicer), Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds, Insurance Proceeds, Extension Fees, Payments Ahead and Prepayments (regardless of whether made by lessees or other persons), such payments shall be remitted to the SUBI Collection Account. (Servicing Agreement, Sections 2.02 and 9.02).

     Notwithstanding the foregoing, the Servicer may remit all payments collected or received by it on or in respect of the Contracts and the Leased Vehicles to the SUBI Collection Account on a less frequent basis if (i) it obtains a letter of credit, surety bond or insurance policy (collectively, the 'Servicer Letter of Credit') under which demands for payment may be made to secure timely remittance of monthly collections to the SUBI Collection Account and (ii) the Indenture Trustee is provided with confirmation (written or oral) from each Rating Agency to the effect that the use of such alternative remittance schedule will not result in the qualification, reduction or withdrawal of its then-current rating of any Class of Notes. (Servicing Agreement, Section 9.02).

     Net Deposits. So long as World Omni is the Servicer, the Servicer will be permitted to deposit in the Distribution Account only the net amount distributable to the Indenture Trustee, as pledgee of the SUBI, and the Transferor on the related Deposit Date. The Servicer, however, will account to the Indenture Trustee, the Origination Trustee, the Noteholders and the Transferor as if all of the deposits and distributions described herein were made individually. (Agreement, Section 3.05; Servicing Agreement, Section 9.02). This 'net deposit' provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.

     Withdrawals from the SUBI Collection Account. On each Deposit Date, all Principal Collections and Interest Collections on deposit in the SUBI Collection Account in respect of the related Collection Period (including that portion of Payments Ahead representing Monthly Payments due in such Collection Period) will be deposited into the Distribution Account. During the Revolving Period, however, Principal Collections will be retained in the SUBI Collection Account for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles as described under 'Description of the Notes--Distributions on the Notes--Application and Distributions of Principal--Revolving Period'. (Agreement, Section 3.02; SUBI Trust Agreement, Section 12.01; Servicing Agreement, Sections 2.02, 8.02 and 9.02).

     In the event that on any date the Servicer supplies the Origination Trustee and the Indenture Trustee with an officer's certificate setting forth the basis for such withdrawal, the Indenture Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing (i) unreimbursed Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses and other Liquidation Expenses; (ii) delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and (iii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances. (Servicing Agreement, Section 9.02). For further information regarding Nonrecoverable Advances, see 'Additional Document Provisions--The Servicing Agreement--Advances'.

  Maintenance of the Accounts

     The Accounts will be maintained with the Indenture Trustee so long as either (i) the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody's and A-1 by Standard & Poor's (and, if such obligations are rated by Fitch, at least F-1 by Fitch) (the 'Required Deposit Ratings') or (ii) the Indenture Trustee is a depository institution or trust company having a long-term unsecured debt rating from Moody's of at least Baa3 and corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the Indenture Trustee. If the Indenture Trustee at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Indenture Trustee, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof whose short-term unsecured debt obligations are rated at least equal to the Required Deposit Ratings or moved to a segregated trust account located in a corporate trust department of a depository institution or trust company as described above. (Agreement, Sections
3.01 and 3.04; SUBI Trust Agreement, Sections 12.01 and 12.03; Servicing Agreement, Section 9.02).

  Permitted Investments

     Upon receipt of directions from the Servicer, the Indenture Trustee shall invest funds on deposit in the Accounts in one or more Permitted Investments maturing (i) no later than the Business Day immediately preceding the Deposit Date immediately succeeding the date of such investment, in the case of amounts on deposit in the SUBI Collection Account or the Reserve Fund or (ii) on the Business Day immediately preceding the Distribution Date immediately succeeding the date of such investment in the case of amounts on deposit in the Distribution Account. Notwithstanding the foregoing, (a) investments on which the entity at which the related

Account is located is the obligor may mature on the related Deposit Date or Distribution Date, as the case may be, and (b) investments during the Revolving Period of Principal Collections on deposit in the SUBI Collection Account may mature on such dates as in the Servicer's discretion will maintain sufficient cash to acquire Subsequent Contracts and Subsequent Leased Vehicles on the related Transfer Dates.

     All income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Account and the Distribution Account generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account. (SUBI Trust Agreement, Section 12.01; Agreement, Sections 3.01 and 3.04; Servicing Agreement, Section 9.02). 'Permitted Investments' will be specified in the SUBI Trust Agreement and will be limited to investments that meet the criteria of Moody's and Standard & Poor's (and, if such investments are rated by Fitch, of Fitch) from time to time as being consistent with its then-current rating of each Class of Notes. (Agreement, Section 1.01).

EARLY AMORTIZATION EVENTS

     As described above, the Revolving Period will continue until the close of business on the last day of November 1999 and the Amortization Period will begin on December 1, 1999 and continue to the earlier of the payment in full of the Notes and the termination of the Trust, unless an Early Amortization Event occurs prior to any of such dates, thereby commencing the Amortization Period. An 'Early Amortization Event' will mean any of the following events:

          (i) failure by the Servicer (a) to make any payment or deposit required with respect to the SUBI, the SUBI or the Notes under the Agreement, the SUBI Trust Agreement or the Servicing Agreement, within five Business Days after the date the payment or deposit is required to be made, or (b) to deliver a Servicer's Certificate within ten Business Days after any Determination Date;

          (ii) failure by the Transferor or the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement (other than those described in clause (i) above), the SUBI Trust Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI or Noteholders and which continues unremedied for 60 days after the giving of written notice of such failure (a) to the Transferor or the Servicer, as the case may be, by the Indenture Trustee or the Origination Trustee or (b) to the Transferor or the Servicer, as the case may be, and to the Indenture Trustee by holders of Notes evidencing not less than 25% of the Voting Interests of the Class A Notes and the Class B Notes, voting together as a single class;

          (iii) failure to cure the inaccuracy of certain representations, warranties and certificates of the Transferor or the Servicer in the Agreement, the SUBI Trust Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI or Noteholders and which continues uncured for 60 days after notice is given as described in clause (ii) above; provided that an Early Amortization Event pursuant to this subparagraph (iii) will not be deemed to occur if a related Reallocation Payment is due in connection with such breach and has been paid by the Servicer in accordance with the Indenture, the Agreement, the backup security agreement (the 'Backup Security Agreement'), the SUBI Trust Agreement or the Servicing Agreement;

          (iv) the occurrence of certain Insolvency Events relating to the Transferor;

          (v) creation of any lien or encumbrance not otherwise permitted by the Indenture, the Agreement, the Backup Security Agreement, the SUBI Trust Agreement or the Servicing Agreement on the SUBI Assets, which lien or encumbrance is not released or bonded over within 60 days of its creation;

          (vi) the Transferor, the Trust or the Origination Trust becomes subject to registration as an 'investment company' for purposes of the Investment Company Act of 1940, as amended;

          (vii) if on the twenty-fifth day of any month (beginning December
     1998) the amount of Principal Collections and Loss Amounts that otherwise would be available to be reimbursed to the Noteholders as of the last day of the immediately preceding month that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles exceeds $1,000,000;

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
          (viii) an Event of Servicing Termination or an Event of Default under the Indenture (an 'Indenture Event of Default') occurs;


          (ix) if on any Distribution Date the aggregate amount withdrawn from the Reserve Fund and deposited into the Distribution Account on or prior to such Distribution Date (without giving effect to any deposits into the Reserve Fund) exceeds $4,409,144.68 (i.e., 0.25% multiplied by the Aggregate Net Investment Value as of the Initial Cutoff Date);


          (x) any Leased Vehicle is no longer covered by the Residual Value Insurance Policy or one or more policies with substantially similar coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism to support Residual Values of Leased Vehicles implemented in accordance with the procedures required for amendment of the Agreement (as described in 'Additional Document Provisions--Additional Agreement Provisions--Amendment');

          (xi) the failure of the Class A Swap Counterparty to make a required payment within five calendar days of the date such payment was due; or

          (xii) the failure of the Trust or the Class A Swap Counterparty, within 30 calendar days of the date on which the counterparty ratings of the Class A Swap Counterparty fall below the required ratings of any of the Ratings Agencies as specified in the Agreement, to (i) obtain a replacement interest rate swap agreement with terms substantially the same as the Class A Interest Rate Swap or (ii) establish any other arrangement satisfactory to the applicable Rating Agency, in any case such that the Rating Agency will not reduce or withdraw its ratings of any Class of the Class A Notes.

     The Amortization Period will commence on the day as of which an Early Amortization Event is deemed to have occurred. (Agreement, Section 8.01). In such event, distributions of principal to the Noteholders will begin on the Distribution Date in the month following the month in which the Early Amortization Event occurs. If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than the Amortization Date, Class A-1 Noteholders will begin receiving distributions of principal earlier than they would otherwise have under the Agreement, and Class A-2, Class A-3 and Class A-4 Noteholders may begin receiving distributions of principal earlier than they would otherwise have under the Agreement, which may shorten the final maturity of the related Class of Class A Notes.

STATEMENTS TO NOTEHOLDERS

     On each Distribution Date, the Indenture Trustee will include with each distribution to each Noteholder as of the close of business on the related Record Date (which, in the case of the Class A Notes, shall be Cede as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) a statement, setting forth with respect to such Distribution Date or the related Collection Period, among other things, the following:

          (i) the Investor Percentages for Interest Collections and Principal Collections for such Collection Period;

          (ii) the amount being distributed to Noteholders (the 'Note Distribution Amount');

          (iii) the amount of the Note Distribution Amount allocable to interest and to principal on each Class of Notes;

          (iv) the amount of the Note Distribution Amount allocable to any Class A-1 Interest Carryover Shortfall, any Class A-2 Interest Carryover Shortfall, any Class A-3 Interest Carryover Shortfall, any Class A-4 Interest Carryover Shortfall and any Class B Interest Carryover Shortfall;

          (v) the amount, if any, of any unpaid Class A-1 Interest Carryover Shortfall, unpaid Class A-2 Interest Carryover Shortfall, unpaid Class A-3 Interest Carryover Shortfall, unpaid Class A-4 Interest Carryover Shortfall and unpaid Class B Interest Carryover Shortfall, after giving effect to distribution of the Note Distribution Amount;

          (vi) the Note Balance, the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance, the Class B Note Balance, the Class A-1 Note Factor, the Class A-2

     Note Factor, the Class A-3 Note Factor, the Class A-4 Note Factor, the Class A-1 Allocation Percentage, the Class A-2 Allocation Percentage, the Class A-3 Allocation Percentage, the Class A-4 Allocation Percentage and the Class B Allocation Percentage as of such Distribution Date, in each case after giving effect to distribution of the Note Distribution Amount;

          (vii) the aggregate amount, if any, of the reimbursement of Covered Loss Amounts and Uncovered Loss Amounts included in distribution of the Note Distribution Amount and the amount thereof allocated to each Class of Noteholders;

          (viii) the amount of the Note Distribution Amount allocable to reimbursement of previous Class A-1 Note Principal Loss Amounts, Class A-2 Note Principal Loss Amounts, Class A-3 Note Principal Loss Amounts, Class A-4 Note Principal Loss Amounts and Class B Note Principal Loss Amounts, in each case together with the amount of accrued interest thereon included in such distribution;

          (ix) the amount, if any, of the aggregate unreimbursed Class A-1 Note Principal Loss Amounts, Class A-2 Note Principal Loss Amounts, Class A-3 Note Principal Loss Amounts, Class A-4 Note Principal Loss Amounts and Class B Note Principal Loss Amounts, after giving effect to distribution of the Note Distribution Amount;

          (x) the amount of any unreimbursed Class B Note Principal Carryover Shortfall;

          (xi) the Investor Percentage of the Servicing Fee;

          (xii) the amount of any Required Amount included in the Note Distribution Amount, the balance on deposit in the Reserve Fund on such Distribution Date, after giving effect to withdrawals therefrom and deposits thereto on such Distribution Date, the change in such balance from the immediately preceding Distribution Date, the Reserve Fund Cash Requirement and any Reserve Fund supplemental requirement;

          (xiii) the Transferor Amount, if any, included in the Note Distribution Amount;

          (xiv) the Aggregate Net Investment Value as of the end of such Collection Period;

          (xv) the aggregate amount of Payments Ahead on deposit in the SUBI Collection Account and the change in such amount from the immediately preceding Distribution Date;

          (xvi) the amounts of Advances made in respect of such Collection Period and the amount of unreimbursed Advances on such Distribution Date;

          (xvii) certain information used in determining compliance with the Charge-off Test Rate and the Delinquency Test;

          (xviii) the Insured Residual Value Loss Amount, if any, for such Distribution Date; and

          (xix) the Class A Net Swap Receipt or the Class A Net Swap Payment, for such Distribution Date.

     Each amount set forth pursuant to clauses (ii) through (v) and (vii) through (x) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Class A Note or Class B Note, as applicable. Copies of such statements may be obtained by Noteholders or Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Class A or Class B Noteholder or a Note Owner, a statement containing the sum of the amounts described in clauses (ii) through (vi) and (viii) through (xi) above for the purpose of preparing such person's federal income tax return. (Agreement, Section 3.06).

TERMINATION OF THE TRUST; REDEMPTION OF THE NOTES

     The respective obligations and responsibilities of the Transferor and the Indenture Trustee created by the Agreement will terminate upon the earliest to occur of (i) the disposition of the SUBI, or its expiration or termination by virtue of the maturity, sale or other liquidation, as the case may be, of the last outstanding Contract and Leased Vehicle evidenced by the SUBI, and the distribution of all proceeds thereof, together with all amounts on deposit in the Accounts and the Reserve Fund, in the manner prescribed in the Agreement,
(ii) the
day following the Distribution Date on which the Notes have been paid in full and after which there is no unreimbursed Note Principal Loss Amount or Class B Note Principal Carryover Shortfall (together with accrued interest thereon) and
(iii) the purchase of the corpus of the Trust and the resulting redemption of the Notes as described below. In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase all of the assets of the Trust on any Distribution Date if, either before or after giving effect to any payment of principal required to be made on such Distribution Date, the Note Balance is less than or equal to 10% of the Initial Note Balance. The purchase price will be equal to the greater of (i) the sum of the Class A Note Balance and the Class B Note Balance, in each case plus accrued and unpaid interest thereon at the related Note Rate, plus certain other accrued and unpaid amounts, if any, due to the Noteholders or the Servicer, and (ii) the Aggregate Net Investment Value as of the last day of the preceding Collection Period. If the Transferor purchases the assets of the Trust, the Indenture Trustee will furnish a redemption notice to each Noteholder not more than 30 days and not less than 15 days prior to the applicable Redemption Date. Failure to give notice of redemption, or any defect in the notice, to any Noteholder of any Note selected for redemption will not impair or affect the validity of the redemption of any Note. The Notes will, on the Redemption Date, become due and payable and no interest will accrue on the Notes for any period after such Redemption Date. (Agreement, Sections 7.01 and 7.02; Indenture, Section 2.06).

     The final distribution to any Noteholder will be made only upon surrender and cancellation of such Noteholder's Note at an office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining that are payable in such final distribution to a Noteholder, after the Indenture Trustee has taken certain measures to locate such Noteholder and such measures have failed, will be distributed to the Transferor. (Indenture, Section 2.06).

BOOK-ENTRY REGISTRATION

     Note Owners may hold through DTC (in the United States), or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants in such systems, or indirectly through organizations that are participants in such systems ('Participants').

     Cede, as nominee for DTC, will hold the Class A Notes. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in the Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Unless and until Definitive Notes are issued, it is anticipated that the only Class A Noteholder will be Cede, as the nominee of DTC. Note Owners will only be permitted to exercise their rights indirectly through DTC.

     Transfers between Participants in DTC ('DTC Participants') will occur in accordance with DTC rules. Transfers between Participants in Cedel ('Cedel Participants') and Participants in Euroclear ('Euroclear Participants') will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of Cedel or Euroclear by its Depositary. However, each such cross-market transaction will require delivery of instructions to Cedel or Euroclear by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). Cedel or Euroclear will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the related Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participants or Euroclear Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Class A Notes by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the UCC in effect in the State of New York and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC Participants deposit with DTC. DTC also facilitates the clearance and settlement of securities transactions among DTC Participants through electronic computerized book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the 'Indirect DTC Participants'). The rules applicable to DTC and DTC Participants are on file with the Commission.

     Note Owners that are not DTC Participants or Indirect DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or an interest in, Class A Notes under the DTC System may do so only through DTC Participants or Indirect DTC Participants. DTC Participants will receive a credit for the Class A Notes in DTC's records. The ownership interest of each Note Owner in turn will be recorded on the DTC Participants' and Indirect DTC Participants' respective records. Note Owners will not receive written confirmation from DTC of their purchase, but Note Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Note Owner entered into the transaction. Transfers of ownership interests in the Class A Notes will be accomplished by entries made on the books of DTC Participants acting on behalf of Note Owners.

     To facilitate subsequent transfers, all Class A Notes deposited by DTC Participants with DTC will be registered in the name of Cede, as nominee of DTC. The deposit of Class A Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC will have no knowledge of the actual Note Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Class A Notes are credited, which may or may not be the Note Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Principal and interest payments with respect to the Class A Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on each Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such Distribution Date. Payments by DTC Participants and Indirect DTC Participants to Note Owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such DTC Participant and Indirect DTC Participant and not of DTC, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Servicer or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on the Class A Notes to DTC will be the responsibility of the Indenture Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to Note Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Note Owners may experience some delay in their receipt of payments.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Note Owner to pledge Class A Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Class A Notes, may be limited due to the lack of a physical Note for such Class A Notes.

     Neither DTC nor Cede will consent or vote with respect to the Class A Notes. Under its usual procedures, DTC mails an 'Omnibus Proxy' to the Indenture Trustee as soon as possible after any applicable record date for such a consent or vote. The Omnibus Proxy assigns Cede's consenting or voting rights to those DTC Participants

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
to whose accounts the Class A Notes are credited on that record date (identified in a listing attached to the Omnibus Proxy). None of the Transferor, the Servicer, the Origination Trustee, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Notes held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for Cedel Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 34 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depositary, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Class A Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and withholding in accordance with relevant United States tax laws and regulations. For further information in this regard, see 'Material Income Tax Considerations--Federal Taxation--Federal Income Tax Consequences to Foreign Investors' herein and 'Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Class A Noteholder on behalf of a Cedel

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
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the related Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Notes among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

     Definitive Notes will be issued to Note Owners rather than to DTC only if
(i) DTC is no longer willing or able to discharge its responsibilities with respect to the Class A Notes, and neither the Indenture Trustee nor the Transferor is able to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after an Indenture Event of Default, Note Owners representing in the aggregate more than 50% of the Voting Interests of the Class A Notes (voting together as a single class) advise the Indenture Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Note Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Note Owners, through Participants, of the availability through DTC of Definitive Notes. Upon surrender by DTC of the certificates representing the related Class A Notes and the receipt of instructions for re-registration, the Indenture Trustee will issue Definitive Notes to Note Owners, who thereupon will become Noteholders for all purposes of the Agreement. (Indenture, Section 2.12).

     Payments on the related Class A Notes will thereafter be made by the Indenture Trustee directly to holders of such Class A Notes in accordance with the procedures set forth herein and to be set forth in the Indenture. Interest payments and any principal payments on the Definitive Notes on each Distribution Date will be made to holders in whose names the Definitive Notes were registered at the close of business on the Record Date with respect to such Distribution Date. Payments will be made by check mailed to the address of such holders as they appear on the Note Register or, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. (Indenture, Section 2.06). The final payment on any Class A Notes (whether Definitive Notes or global certificates registered in the name of Cede representing the Class A Notes), however, will be made only upon presentation and surrender of such Definitive Notes or global certificates at the office or agency specified in the notice of final distribution to Class A Noteholders. (Indenture, Section 2.06).

     Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or the Note Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Indenture, Section 2.04).

THE INDENTURE TRUSTEE

     The Bank of New York will be the Indenture Trustee under the Indenture. The Corporate Trust Office of the Indenture Trustee is located at 101 Barclay Street, Floor 12 East, New York, New York 10286. The Bank of New York is not affiliated with World Omni, although it does act as a service provider to World Omni.

     The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee. Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) may remove the Indenture Trustee by delivering notice thereof to the Indenture Trustee and the Trust. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes legally unable to act or becomes insolvent. In such circumstances, the Trust will be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by such successor Indenture Trustee. (Indenture, Section 6.10).

     The Indenture Trustee must be a corporation organized under the laws of a state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by or state laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. As co-trustee or separate trustee need not meet these eligibility requirements. (Indenture, Sections 6.08 and 6.14 ).

     Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) generally will have the power to direct any proceeding for any remedy available to the Indenture Trustee under the Agreement, and the exercise of any trust or power conferred on the Indenture Trustee by the Agreement (including actions by the Indenture Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Trust Agreement or the Servicing Agreement). However, the Indenture Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Noteholders. (Indenture, Section 5.14).

     A Noteholder may institute proceedings under the Indenture, but only if such holder previously has given to the Indenture Trustee written notice of default and unless the Noteholders representing in the aggregate not less than 25% of the Voting Interests of the outstanding Notes (voting together as a single class) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee and have offered to the Indenture Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Indenture, Section 5.09). The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Indenture, Section 6.03). Noteholders will have no express right to institute a proceeding directly under the SUBI Trust Agreement or the Servicing Agreement.

  List of Noteholders

     Upon a written request of the Servicer, the Indenture Trustee, as Note Registrar, will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Noteholders. In addition, three or more Noteholders or Noteholders representing in the aggregate not less than 25% of the Voting Interests of any Class of outstanding Notes, upon compliance by such Noteholders with certain provisions of the Agreement, may request that the Indenture Trustee, as Note Registrar, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. (Indenture, Section 7.02). For further information regarding communications with Noteholders, see 'Description of the Notes--Book-Entry Registration' and '--Definitive Notes'.

     The Indenture will not provide for the holding of any annual or other meetings of Noteholders.

                             SECURITY FOR THE NOTES

GENERAL

     The Notes will be secured by all of the property of the Trust, which will primarily consist of the SUBI as evidenced by the SUBI Certificate, as more fully described under 'The Trust and the SUBI--The SUBI'. The property of the Trust will also include such amounts as from time to time are held in the Reserve Fund and the Distribution Account. As described under 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests', the Indenture Trustee also will have a security interest in the Contracts and Contract Rights susceptible of perfection by the filing of a financing statement under the Uniform Commercial Code (the 'UCC'). The Indenture Trustee will also have a security interest in the SUBI Collection Account, the Distribution Account and the Reserve Fund, the Contingent and Excess Liability Insurance Policies and the Residual Value Insurance Policy described below and will be a third-party beneficiary of the SUBI Trust Agreement and the Servicing Agreement. In no event will the Owner Trustee or the Indenture Trustee be deemed to have a perfected security interest in the Leased Vehicles.

THE RESERVE FUND

     On or prior to the Closing Date, the Owner Trustee will establish a trust account with and in the name of the Indenture Trustee for the benefit of the Noteholders and the Transferor, as holder of the Transferor Certificate (the 'Reserve Fund'). The monies on deposit in the Reserve Fund will, as described below, be applied on each Distribution Date to pay certain shortfalls in respect of amounts collected with respect to the related Collection Period to be paid from the Distribution Account and certain other shortfalls in respect of the Residual Values of the Leased Vehicles, should, among other things, Transferor Amounts and Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy with respect to such Collection Period not be sufficient to cover such shortfalls. In addition, to the extent not otherwise required to make any of the payments described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest', monies on deposit in the Reserve Fund will be available to make payments to the Noteholders should Collections ultimately be insufficient to reduce the Class A-1 Note Balance, the Class A-2 Note Balance, the Class A-3 Note Balance, the Class A-4 Note Balance or the Class B Note Balance to zero. (Agreement, Sections 3.03 and 3.04).


     The Reserve Fund Cash Requirement. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Transferor of the Initial Deposit. On each Distribution Date, the funds in the Reserve Fund will be supplemented by (i) certain Interest Collections, (ii) all income realized on the investment of amounts on deposit in the Reserve Fund in Permitted Investments, net of losses resulting from such investments, and (iii) the deposit of monies in respect of the related Collection Period remaining in the Distribution Account after making all payments required to be made therefrom on such Distribution Date prior to such deposit, including monies that otherwise would be distributed to the Transferor as Transferor Amounts, until the amount on deposit therein equals the Reserve Fund Cash Requirement then in effect. Except as otherwise described below, the 'Reserve Fund Cash Requirement' with respect to any Distribution Date will equal the lesser of (i) $17,636,578.71 (i.e., 1.0% of the Aggregate Net Investment Value as of the Initial Cutoff Date) and (ii) the Note Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance on such Distribution Date).

     So long as all of the Reserve Fund Tests (as described under 'Security for the Notes--The Reserve Fund--Reserve Fund Tests') are satisfied and there is no RV Insurer Trigger Event or Downgrade Trigger Event, the Reserve Fund Cash Requirement is expected to be $17,636,578.71 for each Date relating to the Revolving Period. (Agreement, Sections 3.03 and 3.04).

     Other Reserve Fund Requirements. On each Deposit Date on which withdrawals are to be made from the Reserve Fund in order (a) to deposit into the Distribution Account an amount equal to the Required Amount, or (b) to make any other payments to Noteholders or otherwise from the Reserve Fund, as described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest', to the extent that the amount on deposit in the Reserve Fund is insufficient to make such deposits or payments (a 'Reserve Fund Deficiency'), the Transferor shall be required to deposit into the Reserve Fund an additional cash amount which is limited to the lesser of (i) such Reserve Fund Deficiency, and (ii) $8,818,289.36 (i.e., 0.5% of the Aggregate

Net Investment Value as of the Initial Cutoff Date), less all amounts previously deposited by or on behalf of the Transferor into the Reserve Fund to satisfy a Reserve Fund Deficiency (the 'Reserve Fund Supplemental Requirement').


     In the event (i) a conservator, receiver or bankruptcy trustee is appointed by the RV Insurer, or if certain other events relating to the bankruptcy or insolvency of the RV Insurer occur, or (ii) the Residual Value Insurance Policy has been declared void or unenforceable by a court of competent jurisdiction in a final judgment as to which the time for noting an appeal has expired and all appeals have been decided, if one or more policies with substantially similar aggregate coverage and provisions have not been issued by an insurer acceptable to each Rating Agency nor has an alternative mechanism been implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in 'Additional Document Provisions--Additional Agreement Provisions--Amendment') (each such event, an 'RV Insurer Trigger Event'), then, within 60 days of notice thereof, the Transferor shall be required to deposit into the Reserve Fund an additional cash amount equal to the difference between (x) the greater of the Initial Deposit and the amount then on deposit in the Reserve Fund, and (y) $61,728,025.49 (i.e., 3.5% of the Aggregate Net Investment Value as of the Initial Cutoff Date) (the 'RV Insurer Reserve Fund Supplemental Requirement'). From such time until one or more policies are issued with substantially similar aggregate coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles as described above, the Reserve Fund Cash Requirement shall be $61,728,025.49 (i.e., 3.5% of the Aggregate Net Investment Value as of the Initial Cutoff Date).


     In the event that the RV Insurer's claims paying ability is downgraded to 'Aa3' or lower by Moody's, or below 'AAA' by Standard & Poor's (or, if such ability is rated by Fitch, below 'AAA' by Fitch) (a 'Downgrade Trigger Event'), then within 60 days thereof, the Transferor shall either (i) cause one or more policies to be issued with substantially similar aggregate coverage and provisions by an insurer acceptable to each Rating Agency, or cause an alternative mechanism to be implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in 'Additional Document Provisions--Additional Agreement Provisions--Amendment'), or (ii) deposit into the Reserve Fund any amount that the Rating Agencies may require in order to maintain their then-current ratings on each Class of Notes (the 'Downgrade Reserve Fund Supplemental Requirement'). For so long as the Transferor elects to comply with the requirements of clause
(ii) rather than clause (i), the Reserve Fund Cash Requirement shall be such amount as the Rating Agencies may require in order to maintain their then-current ratings on each Class of Notes and the Rating Agencies may impose additional conditions to the maintenance of their then-current ratings on each Class of Notes, including the addition of further triggers for the application of the Alternate Reserve Fund Formula described below (which tests generally would be expected to relate to the Residual Values of the Leased Vehicles). If the Transferor cannot comply with either clause (i) or clause (ii), or determines in good faith that such compliance would not be commercially reasonable, then all Excess Collections in respect of any Distribution Date, after giving effect to all payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund, rather than being paid to the Transferor, regardless of the Reserve Fund Cash Requirement, and the then-current ratings on each Class of Notes may be downgraded. On the Distribution Date following the date on which the Transferor complies with clause (i) or clause (ii), monies on deposit in the Reserve Fund in excess of the Reserve Fund Cash Requirement shall be distributed to the Transferor (or to the Noteholders to the extent allocable to the Accelerated Principal Distribution Amount). (Agreement, Sections 1.01 and 3.04).

     Payment of the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and the Downgrade Reserve Fund Supplemental Requirement will be obligations of the Transferor with respect to the Reserve Fund. In the event that there is a Reserve Fund Deficiency, an RV Insurer Trigger Event or a Downgrade Trigger Event, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement or the Downgrade Reserve Fund Supplemental Requirement, as the case may be, will supplement the cash available in the Reserve Fund to the limited extent described above. There can be no assurance that the Transferor will have sufficient cash to fund all or a part of any Reserve Fund Deficiency or to meet its obligation to pay any Reserve Fund Supplemental Requirement, RV Insurer Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement. However, pursuant to the Support

Agreement, World Omni has agreed under certain circumstances to provide or arrange for financial assistance in order to ensure that the Transferor maintains positive partners' capital. The Support Agreement will not constitute a guarantee by World Omni of any obligations of the Transferor, including payment of any Reserve Fund Supplemental Requirement, RV Insurer Reserve Fund Supplemental Requirement or Downgrade Reserve Fund Supplemental Requirement. See 'The Transferor' for further information in this regard.

     Reserve Fund Tests. Notwithstanding the foregoing calculations of the Reserve Fund Cash Requirement and the supplemental requirements discussed above, in the event that the Charge-off Rate Test or the Delinquency Test (collectively, the 'Reserve Fund Tests') is not satisfied as of any Determination Date and no RV Insurer Trigger Event or Downgrade Trigger Event has occurred and is continuing, the Reserve Fund Cash Requirement for the related Distribution Date will be an amount calculated pursuant to a formula (the 'Alternate Reserve Fund Formula') that will be equal to the lesser of (i) two times the Reserve Fund Cash Requirement and (ii) the Note Balance as of such Distribution Date (after giving effect to any reduction in the Note Balance on such Distribution Date). The Alternate Reserve Fund Formula will be utilized to determine the Reserve Fund Cash Requirement on all future Distribution Dates until the Distribution Date as of which the related Reserve Fund Test is satisfied and all other Reserve Fund Tests are satisfied. Notwithstanding the foregoing, as described under 'Additional Document Provisions--The Servicing Agreement--Compliance with ERISA', in the event that the ERISA Compliance Test is not satisfied on any Determination Date, all Excess Collections (as described under 'Description of the Notes--Distributions on the Notes--Distribution of Interest') in respect of each Distribution Date thereafter will be deposited in the Reserve Fund until the Distribution Date following the Determination Date on which the ERISA Compliance Test has been satisfied. (Agreement, Section 1.01).

     The 'Charge-off Rate Test' will not be satisfied if, with respect to any Determination Date the average of the Charge-off Rates for the three immediately preceding calendar months (or the month of November 1998 in the case of the December 1998 Determination Date, or the months of November and December 1998 in the case of the January 1999 Determination Date) is greater than 2.75%. The 'Delinquency Test' will not be satisfied if, with respect to any Determination Date the average of the Delinquency Rates for the three immediately preceding calendar months (or the month of November 1998 in the case of the December 1998 Determination Date, or the months of November and December 1998 in the case of the January 1999 Determination Date) is greater than 1.75%. The 'Charge-off Rate' with respect to any calendar month will be the Discounted Principal Balance of all Contracts that became Charged-off Contracts during such month, less all Net Repossessed Vehicle Proceeds and other Net Liquidation Proceeds collected during such month with respect to Charged-off Contracts, all divided by the average of the Aggregate Net Investment Value as of the last day of such month and the preceding month. Such result will then be multiplied by twelve to produce an annualized rate. The 'Delinquency Rate' for any calendar month will be the number of Current Contracts that are 61 days or more delinquent, whether or not the related Leased Vehicles have been repossessed (or repossession proceedings in respect thereof have been initiated), but which have not yet been sold or otherwise disposed of, divided by the aggregate number of Current Contracts, in each case as of the last day of such month. (Agreement, Section 1.01).

     'Current Contracts' will be all Contracts other than Charged-off, Liquidated, Matured and Additional Loss Contracts. A 'Liquidated Contract' will be a Contract that has been the subject of a Prepayment in full or otherwise has been paid in full. An 'Additional Loss Contract' will be a Contract that has been sold or otherwise disposed of by the Servicer, acting on behalf of the Origination Trust, to pay an Additional Loss Amount. (Agreement, Section 1.01).

     The Transferor may, from time to time after the date of this Prospectus, request each Rating Agency to approve (a) a formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement that is different from the one described above (including using different Reserve Fund Tests or different cures for failures thereof) that would result in a decrease in the amount of the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade Reserve Fund Supplemental Requirement or (b) a change in the manner by which the Reserve Fund is funded, which change could include borrowings by the Transferor to fund all or a portion of the Initial Deposit (which borrowings would be payable from assets or cash flow otherwise payable to the Transferor) or to meet the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplemental Requirement and/or the Downgrade

Reserve Fund Supplemental Requirement. If each Rating Agency confirms (in writing or orally) to the Indenture Trustee to the effect that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Notes, and the Transferor's counsel delivers an opinion as and to the extent required, as described under 'Additional Document Provisions--Additional Agreement Provisions--Amendment', then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any Noteholder or Note Owner. (Agreement, Section 9.01).

     Withdrawals from the Reserve Fund. On each Deposit Date the Indenture Trustee shall withdraw from the Reserve Fund, to the extent available, and deposit in the Distribution Account an amount equal to the Required Amount. Amounts on deposit in the Reserve Fund will also be available to make certain other payments to Noteholders and the Transferor as described under 'Security for the Notes--The Reserve Fund'. Monies on deposit in the Reserve Fund on a Distribution Date in excess of the Reserve Fund Cash Requirement will be released to the Transferor. Any such amounts received by the Transferor shall be free of any claim of the Trust, the Indenture Trustee or the Noteholders and shall not be available to the Indenture Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Noteholders, nor shall the Transferor be required to refund any amount properly received by it. (Agreement, Sections 3.03 and 3.04).

THE RESIDUAL VALUE INSURANCE POLICY

     On or prior to the Closing Date the RV Insurer will issue the Residual Value Insurance Policy to the Transferor (with the Origination Trustee, the Indenture Trustee, the Owner Trustee and ALF L.P. also named as insureds), which will provide coverage for the Insured Residual Value Loss Amount for any Collection Period, and will cover only the Leased Vehicles and not any UTI Asset or Other SUBI Asset. Insured Residual Value Loss Amounts payable under the Residual Value Insurance Policy will only arise in connection with the disposition of Leased Vehicles relating to Matured Contracts and in connection with losses on Contracts terminated on or prior to their Maturity Dates by agreement between the Servicer and the lessee in connection with the payment of less than their respective Outstanding Principal Balances pursuant to World Omni's pro-active termination program, as described under 'Maturity, Prepayment and Yield Considerations'. The Residual Value Insurance Policy may not be cancelled by the RV Insurer. The Residual Value Insurance Policy will not have any deductibles or provide for co-insurance, but the aggregate maximum amount payable under the Residual Value Insurance Policy with respect to any Leased Vehicle will be the lesser of $60,000 and its insured residual value. Additionally, the aggregate maximum amount payable under the Residual Value Insurance Policy will not exceed the aggregate insured residual values of all Leased Vehicles. For these purposes, the residual value of a Leased Vehicle generally will be determined by reference to World Omni's residual value lease policies communicated to its Dealers, as amended or supplemented from time to time (which amount generally will be equal to its Residual Value), as adjusted for extensions of the related Contract.

     On the tenth day of each calendar month or if such day is not a Business Day, the next succeeding Business Day, the Servicer will determine whether, on the upcoming Distribution Date, there will be any Insured Residual Value Loss Amount for the related Collection Period. If so, the Servicer will make a claim for the Insured Residual Value Loss Amount under the Residual Value Insurance Policy. Pursuant to the Residual Value Insurance Policy, so long as all conditions precedent to liability set forth therein are satisfied and no exclusions apply, the RV Insurer will pay any such claim within five days. Within one Business Day after receipt, the Servicer will deposit the proceeds of any such claim into the SUBI Collection Account, if the payment relates to the Revolving Period, so that the proceeds will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles, and into the Distribution Account, if the payment relates to the Amortization Period, so that the proceeds will be available to make the payments described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest' by the relevant Distribution Date.

     Federal is incorporated under the laws of the State of Indiana and is one of the Chubb Group of Insurance Companies. Federal is a wholly owned subsidiary of The Chubb Corporation, a publicly owned holding company incorporated under the laws of the State of New Jersey. The Residual Value Insurance Policy is an obligation of Federal and not of The Chubb Corporation or any other affiliate of Federal. Federal is located at Federal Insurance Company, 15 Mountain View Road, Warren, New Jersey 07059 and the telephone number is (908) 903-2000.

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
     At December 31, 1997, Federal had total assets of approximately $10.8 billion, total liabilities of approximately $8.3 billion and surplus to policyholders of approximately $2.5 billion, in each case as reported on a statutory accounting basis in conformity with accounting practices prescribed or permitted by the Indiana Insurance Department (which varies from generally accepted accounting principles in certain respects). As of the date of the Prospectus, Federal's financial strength ratings were 'Aaa' by Moody's and 'AAA' by Standard & Poor's.

     Federal files annual statements with the insurance department of the State of Indiana and other states in which it is licensed to write insurance. Copies of the annual statement of Federal for the year-ended December 31, 1997 are available upon request from the Indenture Trustee. Audited financial statements of Federal prepared in accordance with Indiana insurance regulations for the three years ended December 31, 1997 are included in this Prospectus.

     The Servicing Agreement will require that World Omni pay the premiums due on the Residual Value Insurance Policy and will provide that as long as any Notes are outstanding, no insured party may terminate or cause the termination of any Residual Value Insurance Policy unless one or more policies are issued with substantially similar aggregate coverage and provisions issued by an insurer acceptable to each Rating Agency, or an alternative mechanism is implemented to support the Residual Values of the Leased Vehicles in accordance with the procedures required for amendment of the Agreement (as described in 'Additional Document Provisions--Additional Agreement Provisions--Amendment'). The foregoing obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement (Servicing Agreement, Section 9.10). World Omni will be obligated to reimburse Federal for a specified percentage of claims paid under the Residual Value Insurance Policy, although the failure to make such reimbursement will not affect Federal's obligation to pay claims under the Residual Value Insurance Policy.

THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

     In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, World Omni maintains contingent liability insurance with Lexington Insurance Company which provides coverage of up to $2.0 million per occurrence (with no annual or aggregate cap on the number of claims thereunder) for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. World Omni also maintains substantial amounts of excess insurance coverage for which the Origination Trustee is an additional named insured (together with the aforementioned contingent liability insurance policy, the 'Contingent and Excess Liability Insurance Policies'). These insurance policies collectively provide insurance coverage in excess of $10 million per accident, and permit multiple claims in any policy period. To the extent that such coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust. In such event, investors in the Class A Notes could incur a loss on their investment. However, the Origination Trustee will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments made thereunder will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. See 'Risk Factors--Risks Associated with Vicarious Tort Liability', 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability' for a discussion of related risks.

     With respect to damage to the Leased Vehicles, each lessee is required by the related Contract to maintain comprehensive and collision insurance. As more fully described under 'Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles', World Omni, under certain limited circumstances where the lessee does not maintain required insurance, will be required to make payments in respect of damaged Leased Vehicles. In the event that all of the foregoing insurance coverage were exhausted and no third-party reimbursement for such damage to a Leased Vehicle were available, investors in the Class A Notes could incur a loss on their investment.

     The Servicing Agreement will provide that so long as any Notes are outstanding, neither the Origination Trustee nor World Omni may terminate or cause the termination of any Contingent and Excess Liability Insurance Policy unless, among other things, a replacement insurance policy providing at least the same amount

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
of coverage and which does not provide for any annual or aggregate cap on payments thereunder is obtained and each Rating Agency has delivered a letter to the Indenture Trustee to the effect that the obtaining of any such replacement insurance will not cause its then-current rating of any Class of Notes to be qualified, reduced or withdrawn. The foregoing obligations of World Omni will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 9.10).

                         THE CLASS A INTEREST RATE SWAP

GENERAL


     On the date of issuance of the Notes, the Trust will enter into the Class A Interest Rate Swap with the Class A Swap Counterparty. The Class A Interest Rate Swap will have a Notional Amount as of any Deposit Date or Distribution Date equal to the Class A Note Balance, as of the close of business on the preceding Distribution Date after giving effect to distributions on such Distribution Date; provided, however, with respect to the first Deposit Date and Distribution Date, the applicable Notional Amount will be equal to the Initial Class A Note Balance.

     Pursuant to the Class A Interest Rate Swap, (x) on each Distribution Date, a payment will be made by the Trust to the Class A Swap Counterparty (if the following is a positive number) or (y) on each Deposit Date, a payment will be made by the Class A Swap Counterparty to the Trust (if the following is a negative number), of an amount equal to (i) one-twelfth of the product of (A) the Notional Amount and (B) the Swap Rate (or, with respect to the first Deposit Date and Distribution Date, an amount specified in the Agreement) minus (ii) the product of (A) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date to but excluding the related Distribution Date (or, with respect to the first Deposit Date and Distribution Date, the actual number of days from the date of issuance of the Notes to but excluding the first Distribution Date) and the denominator of which is 360, (B) the Notional Amount and (C) One-Month LIBOR with respect to the related Distribution Date. If such amount is positive with respect to the Class A Interest Rate Swap, it will be referred to herein as the 'Class A Net Swap Payment', and if such amount is negative, it will be referred to herein as the 'Class A Net Swap Receipt'. Any Class A Net Swap Receipt in respect of a Deposit Date will be deposited in the Distribution Account and will be available to make distributions of interest due on the related Notes on the related Distribution Date. Any Class A Net Swap Payment in respect of a Distribution Date will be paid out of certain funds on deposit in the SUBI Collection Account.

     The Class A Interest Rate Swap will terminate on the earliest of (a) the Stated Maturity Date, (b) the Distribution Date on which the Note Balance of each Class A Note is reduced to zero and (c) the date designated by either the Indenture Trustee or the Class A Swap Counterparty as an early termination date with respect to the Class A Interest Rate Swap following a payment default by the Class A Swap Counterparty or the Trust, respectively, or certain other customary early termination events, including illegality and certain tax events.


     In the event the counterparty rating of the Class A Swap Counterparty is withdrawn or reduced below AA-by Standard & Poor's or its counterparty rating is withdrawn or reduced below Aa3 by Moody's (or, if its counterparty rating is rated by Fitch, at least AA- by Fitch), the Class A Swap Counterparty and the Trust will, within 30 calendar days after such rating withdrawal or reduction, use reasonable efforts to (i) obtain a replacement interest rate swap agreement with terms substantially the same as the Class A Interest Rate Swap or (ii) establish any other arrangement satisfactory to the Rating Agencies, such that the ratings of the Class A Notes by the applicable Rating Agency will not be withdrawn or reduced. In the event that following such 30 calendar days, no such replacement interest rate swap agreement is obtained or any other such satisfactory arrangement established within such period, an Early Amortization Event will occur.

     In addition, in the event the Class A Swap Counterparty fails to make any payment required under the Class A Interest Rate Swap within five calendar days of the date such payment was due, an Early Amortization Event will occur. See 'Description of the Notes--Early Amortization Events'.

THE CLASS A SWAP COUNTERPARTY

     Merrill Lynch Derivative Products AG is a Swiss share company with its principal place of business located at Stauffacherstrasse 5, CH 8004, Zurich, Switzerland. It is a subsidiary of Merrill Lynch & Co., Inc. a Delaware corporation with its principal place of business located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281. As of the date of the Prospectus, the Class A Swap Counterparty's counterparty ratings were 'Aaa' by Moody's and 'AAA' by each of Standard & Poor's and Fitch.

                         ADDITIONAL DOCUMENT PROVISIONS

AMENDMENT OF TRANSACTION DOCUMENTS

     The Indenture, the Agreement, the SUBI Supplement, the Servicing Agreement and the other agreements and instruments relating to the transactions discussed herein (collectively, the 'Transaction Documents') may be amended by the respective parties thereto, without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Indenture which are not inconsistent with provisions of the Indenture or to add or amend any provision therein in connection with permitting transfers of the Class B Notes; provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interests of any Noteholder, and the Indenture Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not adversely and materially affect the legal interest of any Noteholder. (Indenture, Section 9.02; Agreement, Section 9.01). See 'Security for the Notes--The Reserve Fund--The Reserve Fund Cash Requirement'.


     The Transaction Documents may also be amended from time to time by the respective parties thereto, (including with respect to changing the formula for determining the Reserve Fund Cash Requirement, the Reserve Fund Supplemental Requirement, the RV Insurer Reserve Fund Supplement Requirement and/or the Downgrade Reserve Fund Supplemental Requirement, changing the remittance schedule for collection deposits in the Distribution Account, changing the definition of 'Permitted Investments', or replacing the Residual Value Insurance Policy with an alternative mechanism) if (a) the Indenture Trustee has been furnished with confirmation (written or oral) from each Rating Agency to the effect that such amendment would not cause its then-current rating on any Class of Notes to be qualified, reduced or withdrawn or (b) the Indenture Trustee has received the consent of the holders of Notes evidencing more than 50% of the Voting Interests of the Class A Notes and the Class B Notes (voting together as a single class) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of each Class of Noteholders; provided, however, that: (i) any amendment eliminating the Reserve Fund or the Residual Value Insurance Policy, reducing the Reserve Fund Cash Requirement to less than the lesser of
(A) $17,636,578.71 and (B) the Note Balance as of the related Distribution Date (after giving effect to reductions in the Note Balance on such Distribution
Date), or eliminating or reducing the RV Insurer Reserve Fund Supplement Requirement shall also require an opinion of the Transferor's counsel to the effect that, after such amendment, for federal income tax purposes the Trust will not be treated as an association taxable as a corporation, and the Class A Notes will, and the Class B Notes should, properly be characterized as indebtedness that is secured by the assets of the Trust; and (ii) (A) no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificate or distributions that shall be required to be made on any Class of Notes or the applicable Note Rate and (B) no amendment of any type shall reduce the percentage of the aggregate Voting Interests of the Notes of any Class required to consent to any such amendment, in each case without the consent of all Noteholders and Note Owners. (Indenture, Section 9.02; Agreement, Section 9.01).


THE INDENTURE

  Events of Default

     'Indenture Events of Default' will be any of the following events: (a) the Trust defaults in the payment of any interest or principal on any Note for a period of five Business Days after any such payment is due; (b) the Trust defaults in the observance or performance in any material respect of any other covenant or agreement made in the Indenture, or any representation or warranty of the Trust made in the Indenture was incorrect in any material respect as of the time made, which default materially and adversely affects the rights of the Noteholders and which continues uncured for a period of 60 days after written notice shall have been given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the Holders of at least 25% of the aggregate outstanding principal amount of the Notes; or (c) certain insolvency events with respect to the Trust. Investors should be aware that the amount of principal or interest required to be paid to holders of any Class of the Notes prior to the maturity date for that Class of Notes generally will be limited to amounts available in the Distribution Account for payment to Noteholders. Therefore, the failure to pay principal or interest on a Class of Notes generally will not result in the occurrence of an Indenture Event of Default until the Stated Maturity Date for such Class of Notes. (Indenture, Section 5.01).

     If an Indenture Event of Default occurs and is continuing, then the Indenture Trustee or Noteholders representing in the aggregate not less than 25% of the Voting Interests of the outstanding Notes (voting together as a single class) may declare all the Notes to be immediately due and payable, by a notice in writing to the Trust (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the Notes will become immediately due and payable, except that upon an insolvency event with respect to the Trust, the Notes will become immediately due and payable automatically without the giving of any notice.

     At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) by written notice to the Trust and the Indenture Trustee, may rescind and annul such declaration and its consequences under certain circumstances. (Indenture, Section 5.02).

     After acceleration of the Notes, the Indenture Trustee may institute a proceeding to collect amounts due or foreclose on Trust property, exercise remedies as a secured party, sell the SUBI (in accordance with the procedures described below) or elect to have the Trust maintain possession of the SUBI and continue to apply collections as if there had been no declaration of acceleration. (Indenture, Section 5.04 and 5.05).

     The Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if such Noteholders shall not have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes. (Indenture, Section 5.14 and 5.15).

     No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Event of Default,
(ii) Noteholders representing in the aggregate not less than 25% of the Voting Interests of the outstanding Notes (voting together as a single class) have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class). (Indenture, Section 5.09).

     If an Indenture Event of Default occurs, the Indenture Trustee may, and, upon receipt of written instructions from Noteholders representing in the aggregate Voting Interests of not less than a majority of interest of the outstanding Class A Notes (voting together as a single class) or more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class), shall (subject to its election to maintain possession of the SUBI as described above), publish a notice stating that the Indenture Trustee intends to sell or dispose of the

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
SUBI and the SUBI Certificate and the other property of the Trust in a commercially reasonable manner. Following such publication, unless otherwise prohibited by applicable law, the Indenture Trustee will sell or otherwise dispose of the SUBI, the SUBI Certificate and such other property in a commercially reasonable manner and on commercially reasonable terms; provided that such sale shall not be made without the consent of all the Noteholders if proceeds realized as a result of such sale would not be sufficient to discharge in full the amounts then due and unpaid upon the Notes for principal and interest. The net sale or disposition proceeds of the SUBI, the SUBI Certificate and such other property will be distributed to the Noteholders in the priority provided for herein, and the principal portion of the Investor Percentage of such proceeds will be distributed first, on a pro rata basis, to the Class A-1, Class A-2, Class A-3 and Class A-4 Noteholders based on their respective Class Note Balances until the Class A-1, Class A-2, Class A-3 and Class A-4 Notes have been paid in full, and second, to the Class B Noteholders. If such proceeds, together with all amounts on deposit in the Accounts, the Reserve Fund, amounts otherwise payable to the Transferor in respect of the Transferor Interest, Insured Residual Value Loss Amounts paid under the Residual Value Insurance Policy, the Servicing Fee (if World Omni is the Servicer) and, in the case of the Class A-4 Notes, certain amounts otherwise distributable in respect of the Class B Notes, are insufficient to pay the Note Balance of a Class of Class A Notes, any unreimbursed Note Principal Loss Amount in respect of such Class of Class A Notes and any accrued and unpaid interest thereon in full, the related Class A Noteholders will suffer a corresponding loss. (Indenture, Section 5.08 and 5.17).

     Following an Indenture Event of Default and the sale of the SUBI at the direction of the Noteholders, so long as the Class A Swap Counterparty has not breached any of its obligations, it may be entitled to a termination payment. Such payment shall be pro rata with amounts to be paid to the Class A Noteholders.

  Annual Compliance Statement

     The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture. (Indenture, Section 3.09).

  Indenture Trustee's Annual Report

     The Indenture Trustee will be required to mail each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported. (Indenture, Section 7.03).

  Satisfaction and Discharge of Indenture

     The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with Indenture Trustee of funds sufficient for the payment in full of all such Notes. (Indenture, Section 4.01).

  No Petition

     The Indenture Trustee (or any co-trustee or separate trustee appointed pursuant to the Indenture) will agree not to institute, or join in, any bankruptcy or similar proceeding against the Trust until one year and one day after the payment of the Notes in full. (Indenture, Section 6.17).

ADDITIONAL AGREEMENT PROVISIONS

     Certain provisions of the Agreement are described under 'Description of the Notes'. The following summarizes certain additional provisions of the Agreement.

  No Petition

     Each of the Indenture Trustee and the Owner Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P., ALF LLC, the Origination Trust or the Origination Trustee until one year and one day after the later of (i) payment of the Notes in full and (ii) final payment of all other financings involving interests in the Origination Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI). (Agreement, Section 6.16).

  The Owner Trustee

     PNC Bank, Delaware will be the Owner Trustee under the Agreement. The Corporate Trust Office of the Owner Trustee is currently located at 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801. PNC Bank, Delaware is not affiliated with World Omni, although it does act as a service provider to World Omni.

     The Owner Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Owner Trustee. The Transferor may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by such successor Owner Trustee. (Agreement, Section 6.10). The Owner Trustee has indicated that an agreement has been signed whereby Chase Manhattan Bank Delaware will acquire the corporate trust business of PNC Bank, Delaware. The Owner Trustee has indicated that the consummation of this transaction is subject to the satisfaction of a number of conditions precedent, but the Owner Trustee presently anticipates that the transaction will close during the fourth quarter of 1998. Any corporation into which PNC Bank, Delaware may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which PNC Bank, Delaware may be a party, or any corporation to which PNC Bank, Delaware may transfer all or substantially all of its corporate trust business shall automatically succeed to the rights of the Owner Trustee under the Agreement, provided that such successor Owner Trustee satisfies the eligibility requirements (as is the case with Chase Manhattan Bank Delaware) described in the Agreement. (Agreement, Section 6.06).

THE SUBI TRUST AGREEMENT

  The SUBI, the Other SUBIs and the UTI

     ALF L.P. is the grantor and (as holder of the UTI) a beneficiary of the Origination Trust. In its capacity as grantor, ALF L.P. will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Origination Trustee in trust the Origination Trust Assets. (SUBI Trust Agreement, Section 2.01). ALF L.P. will hold the UTI, which represents a beneficial interest in all Origination Trust Assets other than the SUBI Assets and the Other SUBI Assets. (SUBI Trust Agreement, Section 4.01). ALF L.P. has pledged (and may in the future pledge) the UTI as security for obligations to third-party lenders, and has created and sold (and may in the future create and sell or pledge) Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the Origination Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to fully subordinate any claims to such other Origination Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under 'Certain Legal Aspects of the Origination Trust and The SUBI--The SUBI' and as follows the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any other SUBI.

     Each Other SUBI will be created pursuant to a supplement to the Origination Trust Agreement (each, an 'Other SUBI Supplement') which will amend the Origination Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Origination Trust Agreement only as it relates to the SUBI and no Other SUBI Supplement will amend the Origination Trust Agreement as it relates to the SUBI. (SUBI Trust Agreement, Section 4.02).

     All Origination Trust Assets, including the SUBI Assets, will be owned by the Origination Trustee on behalf of the beneficiaries of the Origination Trust. The SUBI Assets will be segregated from the rest of the Origination Trust Assets on the books and records of the Origination Trustee and the Servicer and the holders of other beneficial interests in the Origination Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Origination Trust shall be allocated to the SUBI Assets, the UTI Assets or Other

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SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Origination Trust Assets if incurred with respect to the Trust Assets generally. (SUBI Trust Agreement, Section 7.01; Servicing Agreement, Section 2.02).

     'Additional Loss Amounts' will be incurred in the event of any uninsured liability to third parties (i.e., litigation risk) on the part of the Origination Trust as ultimately is borne by the SUBI Assets, whether such liability is incurred (i) with respect to the SUBI Assets and is therefore allocated to the SUBI Assets pursuant to the SUBI Trust Agreement, (ii) with respect to the Origination Trust Assets generally and therefore a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the SUBI Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. See 'Certain Legal Aspects of the Origination Trust and The SUBI--The SUBI' for a discussion of related risks. For purposes of making calculations with respect to distributions on the Notes, 'Additional Loss Amounts' will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Trustee. (SUBI Trust Agreement, Sections 7.01 and 10.01).

  Special Obligations of ALF L.P. as Beneficiary and Grantor

     ALF L.P., as grantor, will be liable for all debts and obligations arising with respect to the Origination Trust Assets or the operation of the Origination Trust; provided, however, that its liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI or SUBI Certificate or Other SUBI or Other SUBI Certificate shall be as set forth in the financing documents relating thereto. ALF LLC, as the general partner of ALF L.P., the grantor, is required at all times to maintain a minimum net worth of $10 million. To the extent that ALF L.P. shall have paid or suffered any liability or expense with respect to the Origination Trust Assets or the operation of the Origination Trust, ALF L.P. shall be indemnified, defended and held harmless out of the assets of the Origination Trust against any such liability or expense (including reasonable attorneys' fees and expenses). (SUBI Trust Agreement, Sections 4.03 and 11.10).

  Origination Trustee Duties and Powers; Fees and Expenses

     Pursuant to the SUBI Trust Agreement, the Origination Trustee will be required to, among other things, (i) apply for and maintain (or cause to be applied for and maintained) all licenses, permits and authorizations necessary and appropriate to accept assignments of the Contracts and the Leased Vehicles and to carry out its duties as Origination Trustee, including motor vehicle dealer licenses, and (ii) file (or cause to be filed) applications for certificates of title as are necessary and appropriate so as to cause the Origination Trustee to be recorded as the holder of legal title of record to the Leased Vehicles. (SUBI Trust Agreement, Section 5.01). In carrying out the foregoing duties, the Origination Trustee will be required to exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. (SUBI Trust Agreement, Section 5.02).

     The Origination Trustee may be replaced by ALF L.P. only if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement and shall be removed if certain representations and warranties made by the Origination Trustee therein prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency. (SUBI Trust Agreement, Section 6.03). The Indenture Trustee, as pledgee of the SUBI Certificate, on behalf of the Noteholders may, or at the direction of Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) will, exercise its powers under the SUBI Trust Agreement to cause the Origination Trustee to remove or replace the Trust Agent for a material breach of its obligations. (SUBI Trust Agreement, Sections 5.03 and 10.02).

     The Origination Trustee will make no representations as to the validity or sufficiency of the SUBI, the SUBI Certificate (other than the execution and authentication of the SUBI Certificate), or of any Contract, Leased Vehicle or related document, will not be responsible for performing any of the duties of ALF L.P. or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Origination Trust Assets of any funds paid in respect of the Origination Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBI, the Other SUBIs and the UTI. The Origination Trustee will not independently verify the Contracts or the Leased Vehicles. (SUBI Trust Agreement, Section 5.04). The duties of the Origination Trustee will generally be limited to the acceptance of assignments of

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lease contracts, the titling of the related leased vehicles in the name of the
Origination Trustee, the creation of the SUBI, the Other SUBIs and the UTI, the maintenance of the SUBI Collection Account and accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Origination Trustee under the SUBI Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.01).

     The Origination Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of ALF L.P., the Servicer or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Origination Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Origination Trustee, shall be a reimbursable expense of the Origination Trustee. (SUBI Trust Agreement, Sections 5.03 and 6.08).

     The Origination Trustee may enter from time to time into one or more agency agreements (each, an 'Agency Agreement') with such person or persons, including without limitation any affiliate of the Origination Trustee (each, a 'Trust Agent'), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to ALF LLC. The Origination Trustee has engaged U.S. Bank as the Trust Agent. Pursuant to the Agency Agreement (which currently is a part of the SUBI Trust Agreement), the Trust Agent shall perform each and every obligation of the Origination Trustee under the SUBI Trust Agreement. (SUBI Trust Agreement, Section 5.03).

     The Origination Trustee shall be paid out of Origination Trust Assets reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees). (SUBI Trust Agreement, Section 6.08). However, with regard to the SUBI Assets, this requirement is subject to the provisions regarding Capped Origination Trust Administrative Expenses described under 'Description of the Notes--Distributions on the Notes--Distributions of Interest'.

  Indemnity of Origination Trustee and Trust Agents

     The Origination Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Origination Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively 'Claims'), arising out of or incurred in connection with
(i) any of the Origination Trust Assets (including without limitation any Claims relating to lease contracts or leased vehicles of the Origination Trust, any personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Origination Trust Asset) or (ii) the Origination Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any Agency Agreement. Notwithstanding the foregoing, neither the Origination Trustee nor any Trust Agent will be indemnified or held harmless out of the Origination Trust Assets as to any Claim (i) for which World Omni shall be liable pursuant to the Servicing Agreement, (ii) incurred by reason of the Origination Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Origination Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the SUBI Trust Agreement or the Servicing Agreement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI. (SUBI Trust Agreement, Section 5.05).

  Termination

     The Origination Trust and the respective obligations and responsibilities of ALF L.P. and the Origination Trustee shall terminate upon the last to occur of (i) the payment to ALF L.P. and each permitted purchaser, assignee and pledgee of any of ALF L.P.'s interests in the Origination Trust (including the Indenture Trustee, with respect to the SUBI) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Origination Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Origination Trust Assets and the disposition to or upon the order of ALF L.P. or any permitted purchaser, assignee or pledgee of all net proceeds thereof. (SUBI Trust Agreement, Section 8.01).

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  No Petition

     The Origination Trustee and the Trust Agent will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P. or ALF LLC until one year and one day after final payment of all financings involving interests in the Origination Trust. (SUBI Trust Agreement, Section 6.09). Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant. (SUBI Trust Agreement, Sections 4.01 and 4.02).

  Owner Trustee and Indenture Trustee as Third-Party Beneficiaries

     As the holder of the SUBI, the Trust, and as the pledgee of the SUBI, the Indenture Trustee, will be third-party beneficiaries of the SUBI Trust Agreement. Therefore, the Owner Trustee on behalf of the Trust or the Indenture Trustee may, and, upon the direction of Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class), the Indenture Trustee will, exercise any right conferred by the SUBI Trust Agreement upon a holder or pledgee of any interest in the SUBI. (SUBI Trust Agreement, Section 10.02).

THE SERVICING AGREEMENT

  General

     Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Origination Trustee all of the obligations of the lessor under the Contracts, including, but not limited to, collecting and posting payments, responding to inquiries of the lessees, investigating delinquencies, sending payment statements and reporting tax information to the lessees, paying costs of disposition of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce a Contract on behalf of the Origination Trust, administering the Contracts, including accounting for collections and furnishing monthly and annual statements to the Origination Trustee with respect to distributions and generating federal income tax information. The Origination Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement. The Indenture Trustee and the Owner Trustee will be third-party beneficiaries of the Servicing Agreement. (Servicing Agreement, Sections 2.01 and 12.12).

  Custody of Contract Documents and Certificates of Title

     To assure uniform quality in servicing the Contracts and World Omni's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Origination Trustee will appoint World Omni, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title relating to the Leased Vehicles and insurance policies and other documents relating to the Contracts, the related lessees and the Leased Vehicles. Such documents will not be physically segregated from other automobile and light duty truck lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of World Omni, or those which World Omni services for others, including those leased vehicles constituting Origination Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of World Omni will reflect the interests of the holders of interest in the SUBI in the Initial Contracts, the Subsequent Contracts, the Initial Leased Vehicles, the Subsequent Leased Vehicles and all related Contract Rights, and UCC financing statements reflecting certain interests in the Contracts and the Contract Rights will be filed, as more fully described under 'Certain Legal Aspects of the Contracts and Leased Vehicles--Back-up Security Interests'. The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a trust and a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Origination Trustee or the Origination Trust. (Servicing Agreement, Sections 2.01 and 2.07).

  Collections

     The Servicer will service, administer and collect all amounts due on or in respect of the Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Contracts generally in accordance with customary and usual

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procedures of institutions which service closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the procedures used by the Servicer in respect of lease contracts serviced by it for its own account. (Servicing Agreement, Sections 2.01 and 2.02).

     Consistent with its usual procedures, the Servicer may, in its discretion, extend the Maturity Date of any Contract by up to five months in the aggregate, provided that no Contract may be extended more than five times and that the new Maturity Date of any Contract so extended must not be later than the last day of the month immediately preceding the month in which the Class B Stated Maturity Date occurs. The amount of any Extension Fee received by the Servicer in connection with the extension of a Contract will be deposited into the SUBI Collection Account. In the event that the Servicer extends a Contract in contravention of the foregoing, the Servicing Agreement will require the Servicer to deposit into the SUBI Collection Account an amount equal to the Reallocation Payment in respect of such Contract on the Deposit Date relating to the Collection Period in which such extension was granted, at which time such Contracts and the related Leased Vehicles will no longer constitute SUBI Assets as they will be reallocated as UTI Assets. (Servicing Agreement, Sections 2.02 and 9.02). See 'World Omni--Collection, Repossession and Disposition Procedures' for further details regarding collection procedures.

     As more fully described under 'Description of the Notes--The Accounts--The SUBI Collection Account', unless the Servicer obtains a Servicer Letter of Credit, the Servicer will deposit or cause to be deposited all payments received on or in respect of the Contracts and the Leased Vehicles (other than Security Deposits) into the SUBI Collection Account within two Business Days after receipt.

  Notification of Liens and Claims

     The Servicer will be required to notify the Transferor (in the event that World Omni is not acting as the Servicer), the Indenture Trustee and the Origination Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Transferor, the Origination Trust or any SUBI Asset (with respect to, among other things, any Contract or Leased Vehicle). Following its learning of any such lien or claim with respect to any Leased Vehicle, the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. (Servicing Agreement, Sections 2.08 and 9.09). See 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests' for a discussion of the risk of liens on certain SUBI Assets and other Origination Trust Assets.

  Advances

     On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance in an amount equal to the aggregate Monthly Payments due but not received during the related Collection Period with respect to Contracts that are 31 days or more past due as of the end of the related Collection Period, and the Servicer may (but shall not be required to) make such an advance with respect to Contracts that are one or more days, but less than 31 days, past due as of the end of the related Collection Period (collectively, an 'Advance'). (Servicing Agreement, Section 9.04).

     Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. (Servicing Agreement, Section 9.04). A 'Nonrecoverable Advance' will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. (Servicing Agreement, Section 6.01). In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances shall be reimbursable to the Servicer, without interest, if and when a payment relating to a Contract with respect to which an Advance has previously been made is subsequently received. In addition, the Servicer will be reimbursed for all Nonrecoverable Advances from collections on or in respect of the Contracts and Leased Vehicles in general. (Servicing Agreement, Section 9.02).

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  Security Deposits

     The Origination Trustee's rights related to the Contracts will include all rights under the Contracts to the security deposits paid by the lessees at the time of origination of the Contracts (the 'Security Deposits'). As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees as an agent for the Origination Trust and will apply the proceeds of such Security Deposits in accordance with the terms of the Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Contract becomes a Charged-off Contract or the related Leased Vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. (Servicing Agreement, Section 2.04). The Origination Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

  Insurance on Leased Vehicles

     Each lessee is required to maintain in full force and effect during the term of a Contract a comprehensive and collision physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Origination Trustee, on behalf of the Origination Trust, as loss payee. Each lessee also is required to maintain bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the Contract and naming the Origination Trustee, on behalf of the Origination Trust, as an additional insured. (Servicing Agreement, Section 2.11). Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If a lessee fails to obtain or maintain the required insurance, the related Contract will be in default. It is the practice of World Omni not to obtain insurance on behalf of and at the expense of the related lessee but rather to repossess the related Leased Vehicle. In the event that a required insurance policy has lapsed, has not been maintained in full force and effect or the Servicer has failed to maintain the right to receive the proceeds thereof for damage to or destruction of the related Leased Vehicle, the Servicing Agreement will require World Omni to pay promptly into the SUBI Collection Account all such amounts as would otherwise have been recoverable as Insurance Proceeds. This obligation will survive any termination of World Omni as Servicer under the Servicing Agreement. (Servicing Agreement, Section 2.11).

     World Omni does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the Contracts on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related Contract to the extent that the lessee's beneficiary chooses to do so.

  Realization Upon Charged-off Contracts

     The Servicer will use commercially reasonable efforts to repossess and liquidate the Leased Vehicle relating to a Contract that comes into and continues in default and for which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession of such Leased Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell the Leased Vehicle in accordance with the Contract and commence and prosecute any proceedings in connection with the Contract. In connection with any such repossession, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual for responsible holders of closed-end automobile and light duty truck lease contracts and, to the extent more exacting, the practices and procedures used by the Servicer in respect of any such lease contracts serviced by it for its own account, and in any event in compliance with all applicable laws. The Servicer will be required to repair the Leased Vehicle if it reasonably determines that such repairs will increase the related Net Repossessed Vehicle Proceeds. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Leased Vehicles related to Charged-off Contracts and other Contracts as to which a lessee has defaulted and the related Leased Vehicles, but will be entitled to reimbursement to the extent that such costs constitute Repossessed Vehicle Expenses or other Liquidation Expenses or expenses recoverable

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under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Leased Vehicles will constitute Repossessed Vehicle Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Repossessed Vehicle Expenses from amounts on deposit in the SUBI Collection Account upon presentation to the Indenture Trustee of an officer's certificate of the Servicer and Principal Collections in respect of a Collection Period will include all Net Repossessed Vehicle Proceeds collected during such Collection Period. (Servicing Agreement, Sections 2.06 and 9.02).

  Matured Leased Vehicle Inventory

     Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle to the Servicer, such Leased Vehicle will be placed in Matured Leased Vehicle Inventory, and the Servicer, acting on behalf of the Origination Trust, will sell or otherwise dispose of the Leased Vehicle in a manner similar to that for other off-lease Leased Vehicles. (Servicing Agreement, Section 2.06).

     Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. All related Matured Leased Vehicle Proceeds will be deposited into the SUBI Collection Account. Related Matured Leased Vehicle Expenses may be released from amounts on deposit in the SUBI Collection Account upon presentation of an officer's certificate by the Servicer. (SUBI Trust Agreement, Section 10.01; Servicing Agreement, Section 9.02).

  Records, Servicer Determinations and Reports

     The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Contracts. Upon the occurrence and continuance of an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Contracts to a successor servicer. (Servicing Agreement, Sections 2.03 and 9.03). The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Indenture Trustee, the Owner Trustee, the Origination Trustee and the Noteholders, including the preparation and delivery to the Indenture Trustee, the Origination Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period (the 'Servicer's Certificate'), and the preparation and delivery of monthly statements setting forth information described under 'Description of the Notes--Statements to Noteholders', and an annual officer's certificate specifying the occurrence and status of any Event of Servicing Termination. (Servicing Agreement, Sections 3.03, 10.01 and 10.03).

  Evidence as to Compliance

     The Servicing Agreement will provide that a firm of nationally recognized independent accountants will furnish to the Indenture Trustee on or before April 30 of each year, beginning April 30, 1999, a statement as to compliance by the Servicer during the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Servicing Agreement, Sections 3.02 and 10.02).

     The Servicing Agreement will also provide for delivery to the Indenture Trustee, on or before April 30 of such year, beginning April 30, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default. (Servicing Agreement, Sections 3.03 and 10.03).

     Copies of such statements and certificates may be obtained by Note Owners or Class A Noteholders by a request in writing addressed to the Indenture Trustee at its Corporate Trust Office. (Agreement, Section 3.06).

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  Compliance with ERISA

     On or before each Determination Date, the Servicer shall provide the Indenture Trustee and each Rating Agency with an officer's certificate stating that none of SET, JMFE, World Omni nor any of their respective affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability or (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the 'ERISA Compliance Test'). In the event that the Servicer does not timely make the foregoing certifications, or any such certification is incorrect, all Excess Collections in respect of any Distribution Date, after giving effect to all payments required to be made therefrom on such Distribution Date, will be deposited into the Reserve Fund, regardless of the Reserve Fund Cash Requirement. On the Distribution Date following the date on which the ERISA Compliance Test is satisfied, monies on deposit in the Reserve Fund in excess of the Reserve Fund Cash Requirement shall be distributed to the Transferor (or to the Noteholders to the extent allocable to the Accelerated Principal Distribution Amount). See 'Security for the Notes--The Reserve Fund--The Reserve Fund Cash Requirement' for a more complete description of the Reserve Fund Cash Requirement. (Servicing Agreement, Section 10.03; Agreement, Sections 1.01, 3.03 and 3.04).

  Servicing Compensation

     The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Distribution Date the Servicing Fee in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Initial Cutoff Date). The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. So long as World Omni is the Servicer, it may, by notice to the Indenture Trustee and the Origination Trustee, on or before a Determination Date, elect to waive the Servicing Fee with respect to the related Collection Period, so long as World Omni believes that sufficient collections will be available from Interest Collections on one or more future Distribution Dates to pay such waived Servicing Fee, without interest. In such event, the Servicing Fee for such Collection Period shall be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.

     The Servicer will also be entitled to additional servicing compensation in the form of late fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the investment of Security Deposits as described above under 'Additional Document Provisions--The Servicing Agreement--Security Deposits'. The Servicer will not be entitled to retain any Extension Fee paid in connection with an extended Contract, as such amounts will be required to be deposited into the SUBI Collection Account. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Administrative Expenses, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Liquidation Expenses in respect of a Contract or Leased Vehicle or reasonable issuance expenses under an applicable insurance policy, or to the extent that Uncapped Administrative Expenses are reimbursed out of Interest Collections. (Servicing Agreement, Sections 2.05 and 9.06).

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Origination Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, sending payment statements and reporting tax information to lessees, paying costs of sale or other disposition of Leased Vehicles relating to defaulted Contracts and Leased Vehicles included in Matured Leased Vehicle Inventory, policing the SUBI Assets, administering the Contracts, including making Advances, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee with respect to distributions and generating federal income tax information. (Servicing Agreement, Section 2.05).

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  Servicer Resignation and Termination

     The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement. (Servicing Agreement, Sections 2.10 and 9.11).

     The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of an Event of Servicing Termination, as described under 'Additional Document Provisions--The Servicing Agreement--Rights Upon Event of Servicing Termination'. (Servicing Agreement, Sections 4.01 and 11.01).

  Indemnification by the Servicer

     The Servicer will indemnify the Origination Trustee and its agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement. (Servicing Agreement, Section 9.08).

  Events of Servicing Termination

     'Events of Servicing Termination' under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any required payment, which failure continues unremedied for five Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Indenture Trustee, the Origination Trustee or holders of Notes evidencing not less than 25% of the Voting Interests of the Class A Notes and the Class B Notes, voting together as a single class; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the Noteholders and which continues unremedied for 60 days after written notice of such failure is given as described in clause (i) above; (iii) failure by the Servicer to deliver to the Origination Trustee or the Indenture Trustee any report required to be delivered to the Origination Trustee or the Indenture Trustee pursuant to the Servicing Agreement within ten Business Days after the date such report is due; (iv) any representation, warranty or statement of the Servicer made in the Servicing Agreement or any other document relating to the Origination Trust to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect as of the time when the same shall be made which continues unremedied for 30 days after written notice of such failure is given as described in clause (i) above; (v) failure by the Servicer to maintain or pay when due the premium in respect of any Contingent and Excess Liability Insurance Policy or the Residual Value Insurance Policy; (vi) any failure by the Transferor to timely deposit into the Reserve Fund an amount equal to the RV Insurer Reserve Fund Supplemental Requirement after an RV Insurer Trigger Event; and (vii) the occurrence of certain Insolvency Events relating to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) for a period of ten Business Days, under clause (ii) for a period of 90 days, under clause (iii) for a period of 20 Business Days or under clause (iv) for a period of 60 days, shall not constitute an Event of Servicing Termination if such failure or delay was caused by act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Indenture Trustee, the Origination Trustee, the Transferor and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. (Servicing Agreement, Sections 4.01 and 11.01).

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  Rights Upon Event of Servicing Termination

     As long as an Event of Servicing Termination remains unremedied, the Origination Trustee, upon the direction of the Indenture Trustee or Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class) may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the Trust Agent generally will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement) or provide for a new Servicer to be approved by each Rating Agency. The Trust Agent or other new Servicer, will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent the Origination Trustee, the Indenture Trustee or such Noteholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination. (Servicing Agreement, Sections 4.01 and 11.01).

     Noteholders representing in the aggregate more than 50% of the Voting Interests of the outstanding Notes (voting together as a single class), with the consent of the Origination Trustee and the Indenture Trustee (which consents shall not be unreasonably withheld), may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Noteholder (in which event the related waiver will require the approval of holders of all of the Notes). No such waiver will impair the rights of the Noteholders with respect to subsequent defaults. (Servicing Agreement, Section 4.01).

  No Petition

     The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, WOLS LLC, ALF L.P., ALF LLC, the Origination Trustee or the Origination Trust until one year and one day after final payment of all financings involving interests in the Origination Trust. (Servicing Agreement, Section 5.14).

  Termination

     The Servicing Agreement shall terminate upon the earlier to occur of (i) the termination of the Origination Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Agreement. (Servicing Agreement, Section 5.01).

  Indenture Trustee and Owner Trustee as Third-Party Beneficiaries

     As the holder of the SUBI, the Owner Trustee, and as the pledgee of the SUBI, the Indenture Trustee, will be third-party beneficiaries of the Servicing Agreement. (Servicing Agreement, Section 12.12).

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          CERTAIN LEGAL ASPECTS OF THE ORIGINATION TRUST AND THE SUBI

THE ORIGINATION TRUST

     The Origination Trust may be deemed to be a business trust under Alabama law. In an Alabama business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common 'asset preservation' trust, in which the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a business trust in Alabama is the filing of the trust instrument with the appropriate state authority. The Origination Trust Agreement has been, and the SUBI Trust Agreement will be, so filed. The Origination Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be qualified.

     Because the Origination Trust has been registered as a business trust for Alabama and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code, as further described under 'Risk Factors--Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni'.

QUALIFICATION OF VT INC. AS FIDUCIARY

     State laws, including the laws in the Five State Area, differ as to whether a corporate trustee that leases vehicles in that state, such as VT Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a State where such qualification is required differ by State, and could include penalties against VT Inc. and its directors and officers ranging from fines to the inability of VT Inc. to maintain action in the courts of that State.

     World Omni believes that VT Inc. does not exercise sufficient discretion in the performance of its duties under the SUBI Trust Agreement or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable State law. However, no assurance can be given that World Omni will prevail in this view. Because no State in which
(i) this issue is uncertain, (ii) VT Inc. has not taken the actions necessary to qualify as a fiduciary and (iii) the consequences of such failure would be material represents a significant percentage of the value of the SUBI Assets, World Omni believes that the failure to be qualified as a fiduciary in any State where such qualification may ultimately be required will not materially and adversely affect the Noteholders. However, no assurance can be given in this regard. World Omni, as Servicer, has agreed to indemnify VT Inc., as Origination Trustee for, among other things, any and all liabilities, losses, damages and expenses that may be incurred by the Origination Trustee as a result of any act or omission by the Servicer in connection with its undertakings to identify from time to time the periodic governmental filings, registrations and approvals arising with respect to or required of the Origination Trustee or the Origination Trust.

THE SUBI

     The SUBI will be issued pursuant to the SUBI Trust Agreement and will evidence a beneficial interest in the SUBI Assets. The SUBI will not represent a direct interest in the SUBI Assets, nor will it represent an interest in any Origination Trust Assets other than the SUBI Assets. Under the allocation of Origination Trust liabilities described under 'Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI', payments made on or in respect of such other Origination Trust Assets will not be available to make payments on the Notes or to cover expenses of the Origination Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the holders of interests in the SUBI (including the Trust). If any such liability arises from a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the Origination Trust Assets (including the SUBI Assets) will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy any such liability, to the extent that it is owed to entities other than the Origination Trustee and the beneficiaries of the Origination Trust, the other Origination Trust Assets, including the SUBI Assets, will be available to satisfy such liabilities. Under such circumstances, investors in the Class A Notes could incur a loss on their investment.

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     Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the SUBI Assets rather than Other SUBI Assets or UTI Assets, and the claim exceeds the value of the portfolio to which it should be allocated, the Origination Trustee will not be able to reallocate the remaining Origination Trust Assets so that each portfolio will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the Class A Notes could incur a loss on their investment.

     Because the Trust and the Indenture Trustee will not own directly or have a direct security interest in the Leased Vehicles and certain other SUBI Assets, and since their respective interests therein generally will be an indirect beneficial ownership interest and a security interest in such indirect beneficial ownership interest, perfected liens of third-party creditors of the Origination Trust in one or more of such SUBI Assets will take priority over the interests of the Trust and the Indenture Trustee in such SUBI Assets. Therefore, a general creditor of the Origination Trust may obtain a lien on one or more such SUBI Assets regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Origination Trust Agreement. Potentially material examples of such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation (the 'PBGC'), judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles included in the Origination Trust Assets and judgment liens arising from successful claims against the Origination Trust arising from the operation of the leased vehicles constituting Origination Trust Assets. See 'Risk Factors--Risks Associated with Consumer Protection Laws', '--Risks Associated with ERISA Liabilities' and '--Risks Associated with Vicarious Tort Liability' and 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability' and '--Consumer Protection Laws' for a further discussion of these risks.

     The Origination Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Origination Trustee will reallocate the remaining Origination Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Origination Trust Agreement as set forth under 'Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI'.

INSOLVENCY RELATED MATTERS

     As described under 'The Origination Trust--Allocation of SUBI Assets' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI', each holder or pledgee of the UTI and any Other SUBI will be required to expressly disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of ALF L.P., the Transferor believes that the SUBI Assets would not be treated as part of ALF L.P.'s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, as described under 'Risk Factors--Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni', the Transferor has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by World Omni under any Insolvency Laws will result in consolidation of the assets and liabilities of ALF LLC, ALF L.P., WOLS LLC, the Transferor, the Origination Trust or the Trust with those of World Omni. If, however, (i) a court concluded that the assets and liabilities of ALF LLC, ALF L.P., the Transferor, WOLS LLC, the Origination Trust or the Trust should be consolidated with those of World Omni in the event of the application of applicable Insolvency Laws to World Omni, (ii) a filing were made under any Insolvency Law by or against ALF LLC, ALF L.P., the Transferor, WOLS LLC, the Origination Trust or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes and possible reductions in the amount of such payments could occur.

LEGAL PROCEEDINGS

     None of ALF LLC, ALF L.P., the Transferor or WOLS LLC is a party to any legal proceeding. World Omni is a party to, and is vigorously defending, numerous legal proceedings, all of which it believes constitute ordinary routine litigation incidental to the business and activities conducted by World Omni. The Origination Trustee, on

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behalf of the Origination Trust, has been named as a defendant in various cases which it believes constitute ordinary routine litigation incidental to the business and activities conducted by the Origination Trustee as an assignee of lease contracts and leased vehicles. For a description of a pending IRS review, see 'World Omni--Certain Administrative and Legal Proceedings' and 'Material Federal Income Tax Considerations--Possible Alternative Treatment of the Class A Notes.'

                          CERTAIN LEGAL ASPECTS OF THE
                       CONTRACTS AND THE LEASED VEHICLES

BACK-UP SECURITY INTERESTS

     Absent prior perfection of a security interest by the Trust or the Indenture Trustee in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the respective interests of the Indenture Trustee and Trust in such SUBI Assets. Therefore, certain actions have been taken to ensure that the Indenture Trustee will be deemed to have a perfected security interest in the SUBI Certificate (and the SUBI evidenced thereby) and in the Contracts and the rights thereunder susceptible of perfection by the filing of a financing statement under the Uniform Commercial Code (the 'UCC') in effect in the States of Alabama, Illinois and Florida. In particular, on or prior to the Closing Date, UCC-1 financing statements will be filed in the States of Alabama, Florida and Illinois to effect this perfection. By virtue of its possession of the SUBI Certificate, the Indenture Trustee also will be deemed to have a perfected security interest therein (and in the SUBI evidenced thereby). However, no action will be taken to perfect any lien that the Indenture Trustee may be deemed to have in the Leased Vehicles. Therefore, to the extent that a valid lien is imposed by a third party against a Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Indenture Trustee in such Leased Vehicle. Although the Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, if any such liens are imposed against the Leased Vehicles, investors in the Class A Notes could incur a loss on their investment. For further information relating to potential liens on the SUBI Assets, see 'Additional Document Provisions--The Servicing Agreement--Notification of Liens and Claims' and 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI'.

     The Indenture Trustee's back-up security interest in the Contracts could be subordinate to the interest of certain other parties who take possession of the Contracts before the filing described above has been completed. Specifically, the Indenture Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Indenture Trustee's security interest. The Contracts will not be stamped to reflect the foregoing back-up security arrangements.

     As noted under 'Certain Legal Aspects of the Origination Trust and the SUBI--The SUBI', various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Indenture Trustee's interest therein. Such liens could include tax liens arising against the Transferor or the Trust, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, liens arising under various state and federal criminal statutes and certain liens, more fully described under 'Risk Factors--Risks Associated with ERISA Liabilities', in favor of the PBGC. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement, as more fully described under 'Risk Factors--Risks in the Event of an Insolvency of World Omni; Substantive Consolidation with World Omni'.

VICARIOUS TORT LIABILITY

     Although the Origination Trust will own the leased vehicles, they will be operated by the lessees and their respective invitees. State laws, including the laws in the Five State Area, differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership.

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     In Alabama and Georgia, a victim of such an accident has no such cause of action against the owner of a leased vehicle arising from the negligent operation of such leased vehicle unless the owner has negligently entrusted or negligently continues to entrust the vehicle to an inappropriate lessee.

     In Florida, under Section 324.021(9)(b), Florida Statutes, the owner of a motor vehicle that is subject to a lease having an initial term of at least one year is exempt from liability arising out of an accident in which the leased vehicle is involved if the lessee is required under the lease to maintain certain specified levels of insurance and such insurance is in effect. In 1991, in a case involving finance leases, the Florida Supreme Court ruled that this statute is constitutional and that a Florida owner/lessor that complies with the statute will not be deemed the owner of the leased vehicle for purposes of financial responsibility for liability or tort claims arising out of the negligent operation of the leased vehicle or the negligent acts of the operator. In 1992, the Florida Supreme Court held that this statute is applicable to true leases as well as finance leases. In March 1996, the Florida Supreme Court strictly interpreted the requirements of Section 324.021(9)(b), ruling that the existence of a lessor's blanket contingent liability insurance policy did not satisfy the statutory requirement that the lessee have insurance in effect at the time of the accident and denying the lessor the liability exemption provided in the statute. However, effective with respect to actions brought on or after June 1, 1996, the statute was amended to provide that a lessor's blanket contingent liability insurance policy with certain required policy limits will be deemed to satisfy the statute's requirements for the liability exemption. The Origination Trust's insurance coverage meets these requirements.

     In North Carolina, a lessor of a motor vehicle generally is not responsible to injured parties for a lessee's negligent use of the leased vehicle when all control has been relinquished to the lessee, unless the lessor knew or in the exercise of reasonable care should have known that the leased vehicle was defective or unsafe at the time of delivery to the lessee and the defect or unsafe condition caused injury, or if the lessor negligently entrusted the vehicle to an incompetent lessee.

     As more fully described under 'Risk Factors--Risks Associated with Vicarious Tort Liability', following an accident involving a Leased Vehicle, under certain circumstances the Origination Trust may be the subject of an action for damages as a result of its ownership of such Leased Vehicle. To the extent that applicable state law permits such an action, the Origination Trust and the Origination Trust Assets may be subject to liability. However, the laws of many States, including each of the States in the Five State Area, either do not permit such suits, or the lessor's liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain. Although the Origination Trust's insurance coverage is substantial, in the event that all applicable insurance coverage were exhausted and damages were assessed against the Origination Trust, claims could be imposed against the assets of the Origination Trust, including the Leased Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Indenture Trustee has a prior perfected security interest therein (such as with respect to the Contracts) as further described under 'Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests'. If any such claims were imposed against the assets of the Origination Trust, investors in the Class A Notes could incur a loss on their investment.

REPOSSESSION OF LEASED VEHICLES

     In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice (although in Florida, Georgia and North Carolina a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required.

     In Georgia, a leased vehicle may be repossessed without notice, but only if the repossession can be accomplished without a breach of the peace. If a breach of the peace cannot be avoided, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess such leased vehicle.

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     After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time within which to cure the default under the related Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Repossessed Vehicle Proceeds therefrom may be less than the remaining amounts due under the Contract at the time of default by the lessee.

DEFICIENCY JUDGMENTS

     The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states (including each of the States in the Five State Area) that do not prohibit directly or limit such judgments. However, in some states (including Florida), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount.

     In Georgia, amounts recoverable by the lessor of a leased vehicle from a lessee upon default or early termination are not considered to be 'deficiency judgments', but damages for breach or early termination of the related lease contract. In the case of liquidated damages provided for in the Contracts, the only limitation or prohibition on such damages is that they are reasonable in light of the anticipated harm caused by the default. Georgia law does not require that any excess proceeds from disposition of a leased vehicle be paid to a lessee. Under the Georgia Motor Vehicle Warranty Rights Act, however, where a lessor or lessee has exercised its rights against the manufacturer and obtained a replacement vehicle and the lessor realizes a gain from disposition of the replacement vehicle, the lessor must refund to the lessee the lesser of any offset for use paid by the lessee to the manufacturer or the gain realized by the lessor.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including the amount of any down payment, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term, the capitalized cost of the vehicle and a warning regarding possible charges for early termination. The various consumer protection laws would apply to the Origination Trustee as a 'co-lessor' of the Contracts and may also apply to the Trust as holder of a beneficial interest in the Contracts. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Origination Trust and the Origination Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Origination Trust and the Origination Trustee may be subject to set-off as a result of such noncompliance.

     Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

     Many states, including each State in the Five State Area, have adopted laws (each, a 'Lemon Law') providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Origination Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Origination Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful.

     Historically, less than one-half of one percent of all automobiles and light duty trucks leased by World Omni (including lease contracts owned by the Origination Trustee on behalf of the Origination Trust or by certain special purpose subsidiaries of World Omni) have become the subject of an action under any of the Lemon Laws of any jurisdiction. As noted below, World Omni will represent and warrant to the Owner Trustee and the Indenture Trustee as of the Initial Cutoff Date and as of each Subsequent Cutoff Date that none of the Initial Leased Vehicles or the related Subsequent Leased Vehicles, as the case may be, is out of compliance with any law, including a Lemon Law. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Contract terminated) in the future under a Lemon Law.

     Representations and warranties will be made in the Servicing Agreement that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Contract, and is not timely cured, World Omni will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment (together with, in certain circumstances during the Amortization Period, an amount equal to the Reallocation Deposit Amount) in respect of such Contract into the SUBI Collection Account unless the breach is cured. See 'Additional Document Provisions--The SUBI Trust Agreement--The SUBI, the Other SUBIs and the UTI' and 'The Contracts--Representations, Warranties and Covenants' for further information regarding the foregoing representations and warranties.

OTHER LIMITATIONS

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                       MATERIAL INCOME TAX CONSIDERATIONS

FEDERAL TAXATION

  General

     Set forth below is a discussion representing the opinion of Cadwalader, Wickersham & Taft, special federal income tax counsel to the Trust, as to material federal income tax consequences to holders of the Class A Notes who are original owners and who hold the Class A Notes as capital assets under the Internal Revenue Code of 1986, as amended (the 'Code'). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Class A Noteholders or Note Owners in light of their particular circumstances, nor to certain types of Class A Noteholders or Note Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the IRS on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the Class A Notes, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

  Characterization of the Class A Notes as Indebtedness

     The Transferor, the Owner Trustee, each Noteholder, and each Note Owner (by acquiring a beneficial interest in a Class A Note) will express in the Agreement and in the Indenture their intent that, for federal, state and local income and franchise tax purposes, the Class A Notes will be indebtedness, secured by the assets of the Trust. The Transferor and the Owner Trustee, by entering into the Agreement and the Indenture, and each Noteholder and each Note Owner, by acquiring a beneficial interest in a Class A Note, will agree to treat the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes.

     In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Class A Notes are issued is consistent with the treatment of the Class A Notes as debt for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Cadwalader, Wickersham & Taft is of the opinion that, for federal income tax purposes the characterization of the Class A Notes should be governed by the substance of the transaction and accordingly, (i) the Trust will not be treated as an association taxable as a corporation and (ii) the Class A Notes will properly be characterized as indebtedness that is secured by the Trust assets.

  Taxation of Interest and Discount Income

     Assuming that the Note Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by the Note Owners utilizing the cash method of accounting and when accrued by Note Owners utilizing the accrual method of accounting. Interest received on the Class A Notes may also constitute 'investment income' for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. Under regulations issued with respect to the original issue discount ('OID') provisions of the Code, the Class A Notes will be deemed to have been issued with OID in an amount equal to the excess of the 'stated redemption price at maturity' of the Class A-1, Class A-2, Class A-3 or Class A-4 Notes, as the case may be (generally equal to their principal amount as of the date of original issuance plus all interest other than 'qualified stated interest' payable prior to or at maturity), over their original issue price (in this case, the initial offering price at which a substantial amount of the related Class of Class A Notes is sold to the public). The issue price of a Class A Note is the first price at which a substantial amount of Class A Notes are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Class A Notes is sold for cash on or prior to the Closing Date, the issue price of such Class will be treated as the fair market value of such Class on the Closing Date. The Trust will treat the issue price of a Class A Note as including the amount paid by a Class A Noteholder for accrued interest that relates to a period prior to the issue date of the Class A Note; a Class A Noteholder may, however, elect to treat such accrued interest as a separate asset received on the first Distribution Date. The stated redemption price at maturity of a Class A Note includes the original principal amount of the Class A Note, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest'. Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Class A-1, Class A-2, Class A-3 or Class A-4 Notes, as the case may be. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is 'unconditionally payable'. Interest will be treated as 'unconditionally payable' only if Noteholders have reasonable remedies to compel payment of interest deficiencies (e.g., default and acceleration rights). Because Class A Noteholders will not be entitled to penalty payments of interest on interest deficiencies, and Class A Noteholders will have no default and acceleration rights in the event of interest shortfalls, interest paid on the Class A Notes may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A Class A Noteholder must include OID income over the term of the related Class A Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income, regardless of the Noteholder's method of accounting.

     A holder of a Class A Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Class A Note will be considered to be zero if it is less than a de minimis amount determined under the Code.

     Under the de minimis rule, OID on a Class A Note will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Class A Note multiplied by the weighted average maturity of the Class A Note. Noteholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Class A Note is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The holder of a Class A Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Note, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a Noteholder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period, assuming no change in the initial Note Rate. Adjustments would be made for each accrual period to the extent the current Note Rate was greater or less than the initial Note Rate.

     If a Noteholder purchases a Class A Note issued with OID at an 'acquisition premium' (i.e., at a price in excess of the adjusted issue price of the Class A Note, but less than or equal to the 'stated redemption price at maturity'), the amount includible by such Noteholder in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year.

     Although the matter is not entirely clear, the Transferor currently intends to report all stated interest on the Class A Notes as qualified stated interest and not as OID.

     Market Discount. Note Owners should be aware that the resale of a Class A Note may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Class A Note at a market discount (i.e., at a price below its 'adjusted issue price') and thereafter recognizes gain upon a disposition of the Class A Note, the lesser of such gain or the portion of the market discount that accrued while the Class A Note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A Class A Noteholder may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method. A Class A Noteholder who does not make such election may be required to defer a portion of the deduction for interest on indebtedness incurred to purchase or carry the Class A Note.

     Premium. A Note Owner who purchases a Class A Note for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code, provided that the Class A Note was held as a capital asset. Under those rules, the Note Owner may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related Class A Note. If the Note Owner does not make such an election, the premium paid for the Class A Note generally will be included in the tax basis of the Class A Note in determining the gain or loss on its disposition or upon receipt of a principal payment.

     Each Note Owner should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

  Sales of Class A Notes

     In general, a Note Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Class A Note measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the Note Owner's tax basis in the Class A Note (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such

Class A Note). Subject to the market discount rules discussed above and to the more than one-year holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Note was held as a capital asset. The federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts is generally 39.6%, whereas the maximum long-term capital gains rate for such taxpayers is 20% for capital assets held for more than one year. Moreover, capital losses generally may be used only to offset capital gains.

  Federal Income Tax Consequences to Foreign Investors

     The following information describes the United States federal income tax treatment of investors that are not United States persons ('Foreign Investors') if the Class A Notes are treated as debt. The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Notes will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Notes.

     For the Class A Notes to constitute portfolio debt investments exempt from United States withholding tax, the withholding agent must receive from the Note Owner an executed IRS Form W-8 signed under penalty of perjury by the Note Owner stating that the Note Owner is a Foreign Investor and providing such Note Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Note Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Class A Note, provided that (i) such gain is not effectively connected with a trade or business carried on by the Note Owner in the United States, (ii) in the case of a Note Owner that is an individual, such Note Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

  Backup Withholding

     A Note Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the Class A Notes if the Note Owner, upon issuance, fails to supply the Trustee or his broker with such Note Owner's taxpayer identification number, fails to report interest, dividends or other 'reportable payments' (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that such Note Owner is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Note Owner setting forth the amount of interest paid on the Class A Notes and the amount of tax withheld thereon.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

POSSIBLE ALTERNATIVE TREATMENT OF THE CLASS A NOTES

     Although, as described above, it is the opinion of Cadwalader, Wickersham & Taft that the Class A Notes will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Class A Notes did not represent debt for federal income tax purposes, certain adverse tax consequences to the Class A Noteholders could result. For example, income to certain tax-exempt entities (including pension funds) generally would be 'unrelated business taxable income', and income to foreign holders generally would be subject to U.S. withholding tax and reporting requirements. As described under 'World Omni--Certain Administrative and Legal Proceedings', as part of its regular examination process of the consolidated Federal income tax returns of JMFE and its subsidiaries (which include World Omni) for certain prior years, the IRS currently is reviewing, among other things, certain transactions that were consummated in prior years that are similar to the transactions described in this Prospectus. The IRS has proposed treating (a) such transactions as sales rather than financings for Federal income tax purposes, which would affect World Omni's depreciation deductions and (b) each of the Origination Trust and securitization trusts created for such transactions as an association taxable as a corporation rather than a trust for Federal income tax purposes. In connection with each transaction, World Omni received an opinion of tax counsel to the effect that such transactions were properly treated as financings for Federal income tax purposes and that neither the Origination Trust nor the securitization trusts created for such transactions would be treated as an association taxable as a corporation for Federal income tax purposes. While management believes that any challenge by the IRS, if made, would be unsuccessful, there can be no assurance of this result. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Notes.

FLORIDA INCOME TAXATION

     The Florida Administrative Code includes a rule (the 'Loan Rule'), promulgated under the Florida Income Tax Code, which provides that a financial organization earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax irrespective of the place of receipt of such interest. A 'financial organization' is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to an investment in the Class A Notes, then a financial organization investing in the Class A Notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.5%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. English, McCaughan & O'Bryan, P.A., special Florida counsel to the Transferor, is of the opinion that if the matter were properly presented to a court having jurisdiction, and assuming interpretation of relevant law on a basis consistent with existing authority, such court would hold that the Loan Rule would not apply to an investment in the Class A Notes or the receipt of interest thereon by a financial organization with no other Florida contacts. Consequently, prospective investors are urged to consult their own tax advisers as to the applicability of Florida taxation to their investments in the Notes and to their ability to offset any such Florida tax against any other state tax liabilities that such investors might have.

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
                              ERISA CONSIDERATIONS

     Subject to the following discussion, the Class A Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as an individual retirement accounts and Keogh plan (each a 'Benefit Plan'). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Class A Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Regulation'), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an 'equity interest' in the Trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Transferor believes that, at the time of their issuance, the Class A Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Class A Notes, including the reasonable expectation of purchasers of Class A Notes that the Class A Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Class A Notes for ERISA purposes could change if the Trust incurred losses.

     However, without regard to whether the Class A Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Class A Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Indenture Trustee, the Owner Trustee, the Origination Trustee, the Transferor or World Omni is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Class A Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Class A Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers'. By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Class A Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Class A Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or
Section 4975 of the Code.

     Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Class A Notes consult with its counsel regarding whether the assets of the Trust would be considered plan assets, and the applicability of the prohibited transaction provisions of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING


     Under the terms and subject to the conditions contained in an Underwriting Agreement dated November 6, 1998 (the 'Underwriting Agreement'), the Underwriters named below (the 'Underwriters'), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the 'Representative'), have severally but not jointly agreed to purchase from the Transferor the following respective principal amounts of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes:



                                           PRINCIPAL AMOUNT       PRINCIPAL AMOUNT       PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
UNDERWRITER                               OF CLASS A-1 NOTES     OF CLASS A-2 NOTES     OF CLASS A-3 NOTES     OF CLASS A-4 NOTES
-----------                               ------------------     ------------------     ------------------     ------------------
Credit Suisse First Boston
  Corporation.........................        169,850,000            173,800,000            161,950,000            138,796,285
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..............        169,850,000            173,800,000            161,950,000            138,796,285
First Union Capital Markets, a
  division of Wheat First Securities,
  Inc.................................         30,100,000             30,800,000             28,700,000             24,596,810
NationsBanc Montgomery Securities
  LLC.................................         30,100,000             30,800,000             28,700,000             24,596,810
Salomon Smith Barney Inc..............         30,100,000             30,800,000             28,700,000             24,596,810
                                             ------------           ------------           ------------           ------------
     Total............................       $430,000,000           $440,000,000           $410,000,000           $351,383,000
                                             ------------           ------------           ------------           ------------
                                             ------------           ------------           ------------           ------------


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent that the Underwriters will be obligated to purchase all the Class A Notes if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. The Underwriters have agreed to reimburse the Transferor for certain of its expenses incurred in connection with the offering of the Class A Notes.


     The Transferor has been advised by the Representative that the Underwriters propose to offer the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes to the public initially at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at such prices less a concession of 0.105%, 0.120%, 0.130% and 0.150% of the principal amount per Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note, respectively, and the Underwriters and such dealers may allow a discount of 0.100%, 0.100%, 0.125 and 0.125% of the principal amount per Class A-1 Note, Class A-2 Note, Class A-3 Note and Class A-4 Note, respectively, on sales to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.


     The Transferor and World Omni have jointly and severally agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.


     It is expected that delivery of the Class A Notes will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this Prospectus, which is the ninth business day following the date hereof. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A Notes on the date hereof will be required, by virtue of the fact that the Class A Notes initially will settle nine business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Class A Notes who wish to trade Class A Notes on the date hereof should consult their own advisor.


     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

     The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Notes originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Class A Notes to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

     Neither the Transferor nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Notes. In addition, neither the Transferor nor any Underwriter makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

     The distribution of the Class A Notes in Canada is being made only on a private placement basis exempt from the requirement that the Transferor prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A Notes are effected. Accordingly, any resale of the Class A Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Class A Notes.

REPRESENTATIONS OF PURCHASERS

     Each purchaser of Class A Notes in Canada who receives a purchase confirmation will be deemed to represent to the Transferor and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Class A Notes without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under 'Notice to Canadian Residents--Resale Restrictions'.

RIGHTS OF ACTION AND ENFORCEMENT

     The securities being offered are those of foreign issuers and Ontario purchasers will not receive the contractual right of action prescribed by
Section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liabilities provisions of the U.S. federal securities laws.

     All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada. Following a recent decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the Securities Act if the securities are being offered under a U.S. private placement memorandum.

NOTICE TO BRITISH COLUMBIA RESIDENTS

     A purchaser of Class A Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A Notes acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Transferor. Only one such report must be filed in respect of Class A Notes acquired on the same date and under the same prospectus exemption.

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                          RATINGS OF THE CLASS A NOTES

     It is a condition of issuance that each of Moody's, Standard & Poor's and Fitch rates each Class of Class A Notes in its highest rating category. The ratings of the Class A Notes will be based primarily upon the value of the Initial Contracts, the Residual Value Insurance Policy (see 'Security for the Notes--The Reserve Fund--Other Reserve Fund Requirements' for information regarding the effect of a downgrade by a Rating Agency of the credit rating of the RV Insurer), the Reserve Fund, the Class A Interest Rate Swap, the Class A Swap Counterparty (see 'Risk Factors--Risks Associated with the Class A Swap Counterparty' for information regarding the effect of (i) a downgrade by a Rating Agency of the credit rating of the Class A Swap Counterparty and (ii) a payment default by the Class A Swap Counterparty) and the terms of the Transferor Interest and the Class B Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, future circumstances so warrant. In the event that a rating with respect to any Class of Class A Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such Class of Class A Notes. Any reduction in the rating assigned to the Class A Swap Counterparty or the RV Insurer may result in a reduction in the rating of the Class A Notes.

     The ratings of the Class A Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Class A Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each Class of Class A Notes addresses the likelihood of the payment of principal of and interest on such Notes pursuant to their terms.

     There can be no assurance as to whether any rating agency other than Moody's, Standard & Poor's and Fitch will rate the Class A Notes, or, if one does, what rating will be assigned by such other rating agency. A rating on any Class of Class A Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to such Class A Notes by each of Moody's, Standard & Poor's and Fitch.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Class A Notes will be passed upon for the Transferor by Williams & Connolly, Washington, D.C. Certain other legal matters will be passed upon for the Transferor with respect to New York and Illinois law, by McDermott, Will & Emery, New York, New York and Chicago, Illinois, with respect to Alabama law, by Hand Arendall, L.L.C., Birmingham, Alabama, and with respect to Florida law, by English, McCaughan & O'Bryan, P.A., Fort Lauderdale, Florida. Cadwalader, Wickersham & Taft, New York, New York will act as special federal income tax counsel to the Transferor. Stroock & Stroock & Lavan LLP, New York, New York will act as counsel for the Underwriters.

                                    EXPERTS

     The statutory-basis balance sheets of Federal Insurance Company at December 31, 1997 and 1996, and the related statutory-basis statements of income, surplus to policyholders, and cash flows for each of the three years in the period ended December 31, 1997, appearing in this Registration Statement and related Prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which report expresses an adverse opinion under generally accepted accounting principles and an unqualified opinion under accounting practices prescribed or permitted by the Indiana Insurance Department) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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                           INDEX OF CAPITALIZED TERMS

     Set forth below is a list of the capitalized terms used in this Prospectus and the pages on which the definitions of such terms may be found.

ABS.......................................................     44
Accelerated Principal Distribution Amount.................     11
Accounts..................................................     56
Additional Loss Amounts...................................     76
Additional Loss Contract..................................     68
Administrative Lien.......................................     29
Administrative Lienholders................................     29
Advance...................................................     16
Agency Agreement..........................................     77
Aggregate Net Investment Value............................     14
Agreement.................................................      1
ALF LLC...................................................      2
ALF L.P...................................................      1
Alternate Reserve Fund Formula............................     68
Amortization Date.........................................      9
Amortization Period.......................................      9
Backup Security Agreement.................................     58

Benefit Plan..............................................     95

BONY......................................................      1
Business Day..............................................      6
Capped Contingent and Excess Liability Premiums...........     53
Capped Indenture Trustee Administrative Expenses..........     53
Capped Origination Trust Administrative Expenses..........     53
Capped Owner Trustee Administrative Expenses..............     53
Cede......................................................      5
Cedel.....................................................      5
Cedel Participants........................................     61
Charged-off Amount........................................     48
Charged-off Contract......................................     48
Charge-off Rate...........................................     68
Charge-off Rate Test......................................     68
Claims....................................................     77
Class.....................................................     47
Class A Interest Rate Swap................................     ii
Class A Net Swap Payment..................................      7
Class A Net Swap Receipt..................................      7
Class A Note Balance......................................      5
Class A Noteholders.......................................      6
Class A Notes.............................................  Cover
Class A Percentage........................................     10
Class A Swap Counterparty.................................      7
Class A-1 Allocation Percentage...........................     19
Class A-1 Interest Carryover Shortfall....................     53
Class A-1 Note Factor.....................................     46
Class A-1 Note Principal Loss Amount......................     51
Class A-1 Note Rate.......................................      6
Class A-1 Noteholders.....................................      6
Class A-1 Notes...........................................     ii
Class A-2 Allocation Percentage...........................     19
Class A-2 Interest Carryover Shortfall....................     53

Class A-2 Note Factor.....................................     46
Class A-2 Note Principal Loss Amount......................     51
Class A-2 Note Rate.......................................      6
Class A-2 Noteholders.....................................      6
Class A-2 Notes...........................................     ii
Class A-3 Allocation Percentage...........................     19
Class A-3 Interest Carryover Shortfall....................     53
Class A-3 Note Factor.....................................     46
Class A-3 Note Principal Loss Amount......................     51
Class A-3 Note Rate.......................................      6
Class A-3 Noteholders.....................................      6
Class A-3 Notes...........................................     ii
Class A-4 Allocation Percentage...........................     19
Class A-4 Interest Carryover Shortfall....................     53
Class A-4 Note Factor.....................................     46
Class A-4 Note Principal Loss Amount......................     51
Class A-4 Note Rate.......................................      6
Class A-4 Noteholders.....................................      6
Class A-4 Notes...........................................     ii
Class B Allocation Percentage.............................     53
Class B Interest Carryover Shortfall......................     53
Class B Note Principal Carryover Shortfall................     53
Class B Note Principal Loss Amount........................     51
Class B Note Rate.........................................     51
Class B Noteholders.......................................     10
Class B Notes.............................................     ii
Class B Percentage........................................     10
Class Note Balance........................................      5
Closing Date..............................................      4
Code......................................................     90
Collection Period.........................................      8
Collections...............................................      9
Commission................................................    iii
Contingent and Excess Liability Insurance Policies........     70
Contracts.................................................      2
Cooperative...............................................     63
Covered Loss Amounts......................................     53
Current Contracts.........................................     68
Cutoff Dates..............................................     54
Dealers...................................................      1
Deerfield Office..........................................     31
Definitive Notes..........................................     47
Delinquency Rate..........................................     68
Delinquency Test..........................................     68
Deposit Date..............................................     16
Depositaries..............................................      5
Designated Maturity.......................................     49
Determination Date........................................     50
Discounted Contract.......................................      8
Discounted Principal Balance..............................     14
Distribution Account......................................     56
Distribution Date.........................................     ii

Downgrade Reserve Fund Supplemental Requirement...........     67

Downgrade Trigger Event...................................     67

DTC.......................................................      5
DTC Participants..........................................     61
Early Amortization Event..................................     58

Early Termination Charge..................................     38

ERISA.....................................................     17
ERISA Compliance Test.....................................     82
Euroclear.................................................      5
Euroclear Operator........................................     63
Euroclear Participants....................................     61
Events of Servicing Termination...........................     83
Excess Collections........................................     52
Exchange Act..............................................    iii

Extension Fee.............................................     33

Fair, Isaac...............................................     32
Federal...................................................     12
Fitch.....................................................     17
Five State Area...........................................      3
Foreign Investors.........................................     93
Indenture.................................................     47
Indenture Event of Default................................     59
Indenture Events of Default...............................     72
Indenture Trustee.........................................  Cover
Indirect DTC Participants.................................     62

Initial Class A Note Balance..............................      4

Initial Class A-1 Note Balance............................      4
Initial Class A-2 Note Balance............................      4
Initial Class A-3 Note Balance............................      4
Initial Class A-4 Note Balance............................      4
Initial Class B Note Balance..............................      4
Initial Contracts.........................................      2
Initial Cutoff Date.......................................      2
Initial Deposit...........................................     13
Initial Leased Vehicles...................................      2
Initial Note Balance......................................      4
Insolvency Event..........................................     24
Insolvency Laws...........................................     24
Insurance Proceeds........................................     56
Insured Residual Value Loss Amount........................     12
Interest Collections......................................      9
Investor Percentage.......................................     10
IRS.......................................................     31
IT........................................................     26
JMFE......................................................      3
Lease Rate................................................     14
Leased Vehicles...........................................      2
Lemon Law.................................................     89
LIBOR Determination Date..................................     49

Liquidated Contract.......................................     68

Liquidation Expenses......................................     15
Liquidation Proceeds......................................     15
Loan Rule.................................................     94
Loss Amounts..............................................     19
Matured Contract..........................................     14
Matured Leased Vehicle Expenses...........................     15

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Matured Leased Vehicle Inventory..........................     14
Matured Leased Vehicle Proceeds...........................     15
Maturity Date.............................................     38
Mobile Center.............................................     31
Monthly Payments..........................................     14
Moody's...................................................     17
Net Liquidation Proceeds..................................      9
Net Matured Leased Vehicle Proceeds.......................      9
Net Repossessed Vehicle Proceeds..........................      9

New Regulations...........................................     94

Nonrecoverable Advance....................................     79
Note Balance..............................................      5
Note Distribution Amount..................................     59
Note Owner................................................      5
Note Principal Loss Amount................................     53
Note Rates................................................     51
Noteholders...............................................     10
Notes.....................................................     ii
Notional Amount...........................................      6
OID.......................................................     91

One-Month LIBOR...........................................     49

Origination Trust.........................................  Cover
Origination Trust Agreement...............................     11
Origination Trust Assets..................................  Cover
Origination Trustee.......................................      1
Other SUBI Assets.........................................     28
Other SUBI Certificates...................................     28
Other SUBI Supplement.....................................     75
Other SUBIs...............................................      1
Outstanding Principal Balance.............................     14
Owner Trustee.............................................  Cover
Participants..............................................     61
Payment Ahead.............................................     15
PBGC......................................................     23
Permitted Investments.....................................     58

Prepayment................................................     56

Prepayment Assumption.....................................     44
Principal Allocation......................................     10
Principal Collections.....................................      8
PTCE......................................................     95
Rating Agencies...........................................     17
Realized Value............................................     38
Reallocation Deposit Amount...............................     48
Reallocation Payment......................................     42
Record Date...............................................      6
Reference Banks...........................................     50
Registration Statement....................................    iii
Regulation................................................     95
Repossessed Vehicle Expenses..............................     15
Repossessed Vehicle Proceeds..............................     15
Representative............................................     96
Required Amount...........................................     54
Required Deposit Ratings..................................     57
Reserve Fund..............................................     66

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Reserve Fund Cash Requirement.............................     66
Reserve Fund Deficiency...................................     66
Reserve Fund Supplemental Requirement.....................     67
Reserve Fund Tests........................................     68
Residual Value............................................     14
Residual Value Insurance Policy...........................     12
Residual Value Loss Amount................................     19
Revolving Period..........................................      7
RV Insurer................................................     12
RV Insurer Reserve Fund Supplemental Requirement..........     67
RV Insurer Trigger Event..................................     67
Schedule of Contacts and Leased Vehicles..................     40
Securities Act............................................    iii
Security Deposits.........................................     80
Servicer..................................................      3
Servicer Letter of Credit.................................     57
Servicer's Certificate....................................     81
Servicing Agreement.......................................      3
Servicing Fee.............................................     16
SET.......................................................      3
Southeast Toyota Finance..................................     31
St. Louis Center..........................................     31
Standard & Poor's.........................................     17
Stated Maturity Date......................................      6
SUBI......................................................  Cover
SUBI Assets...............................................     ii
SUBI Certificate..........................................     11
SUBI Collection Account...................................     56
SUBI Supplement...........................................     11
SUBI Trust Agreement......................................     11
Subsequent Contracts......................................      2
Subsequent Cutoff Date....................................     54
Subsequent Leased Vehicles................................      2
Support Agreement.........................................     30
Swap Rate.................................................      7
Telerate Page 3750........................................     50
Terms and Conditions......................................     63
TMS.......................................................     30
Transaction Documents.....................................     72
Transfer Date.............................................      8
Transferor................................................  Cover
Transferor Amounts........................................     49
Transferor Certificate....................................     47
Transferor Interest.......................................     ii
Transferor Percentage.....................................     49
Trust.....................................................  Cover
Trust Agent...............................................     11
UCC.......................................................     66
Unallocated Principal Collections.........................     49
Uncapped Administrative Expenses..........................     52
Uncovered Loss Amounts....................................     53
Underwriters..............................................     96
Underwriting Agreement....................................     96
Undistributed Transferor Excess Collections...............     52

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U.S. Bank.................................................      2
U.S. Person...............................................    107
UTI.......................................................      1
UTI Assets................................................     28
UTI Certificates..........................................     28

Voting Interests..........................................     54

WOLS LLC..................................................      3
World Omni................................................  Cover

                                                                         ANNEX 1

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Class A Notes (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

  Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global

Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through the respective Depositaries, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be value as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

          Exemption for non-U.S. Person with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Note Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is subject to United States federal income tax, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Persons.

     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                         INDEX TO FINANCIAL STATEMENTS
                          OF FEDERAL INSURANCE COMPANY

                                                                                                              PAGE
                                                                                                              ----
Report of Independent Auditors.............................................................................    F-1
Financial Statements
  Balance Sheets (Statutory Basis) as of December 31, 1997 and 1996........................................    F-2
  Statements of Income (Statutory Basis) for Years Ended December 31, 1997, 1996 and 1995..................    F-3
  Statements of Surplus to Policyholders (Statutory Basis) for Years Ended December 31, 1997, 1996 and
     1995..................................................................................................    F-4
  Statements of Cash Flows (Statutory Basis) for Years Ended December 31, 1997, 1996 and 1995 .............    F-5
  Notes to Financial Statements............................................................................    F-6

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Federal Insurance Company

We have audited the accompanying statutory-basis balance sheets of Federal Insurance Company (Company) as of December 31, 1997 and 1996, and the related statutory-basis statements of income, surplus to policyholders, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, these financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Indiana Insurance Department, the jurisdiction of domicile of the Company, which practices differ from generally accepted accounting principles. The variances from such practices and generally accepted accounting principles are also described in Note 1. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the financial position of Federal Insurance Company at December 31, 1997 and 1996 or the results of its operations or its cash flows for each of the three years in the period ended December 31, 1997.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Insurance Company at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with accounting practices prescribed or permitted by the Indiana Insurance Department.

                                          ERNST & YOUNG LLP

New York, New York
February 20, 1998

                           FEDERAL INSURANCE COMPANY

                        BALANCE SHEETS--STATUTORY BASIS
                           DECEMBER 31, 1997 AND 1996
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                                           1997           1996
                                                                                           ----           ----
                                          ADMITTED ASSETS
Invested Assets:
  Short Term Investments, at Amortized Cost..........................................   $   714,065    $  682,368
  Tax Exempt Bonds, at Amortized Cost................................................     5,221,481     3,969,560
  Taxable Bonds, at Amortized Cost...................................................     1,922,965     1,419,181
  Equity Securities, at Market.......................................................       465,563       208,469
  Investments in Consolidated Subsidiaries...........................................     1,042,295     1,226,495
  Investments in Unconsolidated Subsidiaries.........................................       220,182       478,651
  Receivable for Securities..........................................................        29,838        25,038
  Other Invested Assets..............................................................       237,340       209,976
                                                                                        -----------    ----------
     Total Invested Assets (Note 2)..................................................     9,853,729     8,219,738
Cash.................................................................................         5,310         5,538
Premiums Receivable..................................................................       625,601       590,599
Interest and Dividends Due and Accrued...............................................       126,395       112,004
Reinsurance Recoverable on Paid Losses...............................................        49,763        49,222
Equities and Deposits in Pools and Associations......................................        66,276        73,213
Amounts Due from Associated Companies................................................        51,388            --
Other Assets.........................................................................       174,057       179,287
                                                                                        -----------    ----------
                                                                                         10,952,519     9,229,601
Deduct: Non-Admitted Assets..........................................................       127,261       109,840
                                                                                        -----------    ----------
     Total Admitted Assets...........................................................   $10,825,258    $9,119,761
                                                                                        -----------    ----------
                                                                                        -----------    ----------

                             LIABILITIES AND SURPLUS TO POLICYHOLDERS

Outstanding Losses and Loss Expenses (Notes 7 and 8).................................   $ 6,065,735    $4,893,548
Unearned Premiums....................................................................     1,683,472     1,252,261
Working Funds Due to Manager.........................................................       136,598       136,747
Amounts Due to Associated Companies..................................................            --        51,293
Federal and Foreign Income Tax (Note 4)..............................................            --         6,899
Provision for Reinsurance............................................................        45,454        33,093
Accrued Expenses and Other Liabilities...............................................       338,883       282,435
                                                                                        -----------    ----------
     Total Liabilities...............................................................     8,270,142     6,656,276
                                                                                        -----------    ----------

Commitments and Contingent Liabilities (Notes 6 and 8)

Common Capital Stock.................................................................        13,987        13,987
Paid-In Surplus......................................................................       378,890       472,986
Unassigned Funds.....................................................................     1,972,505     1,649,830
Unrealized Appreciation of Investments...............................................       189,734       326,682
                                                                                        -----------    ----------
     Total Surplus to Policyholders (Note 9).........................................     2,555,116     2,463,485
                                                                                        -----------    ----------
     Total Liabilities and Surplus to Policyholders..................................   $10,825,258    $9,119,761
                                                                                        -----------    ----------
                                                                                        -----------    ----------
     Common Capital Stock:
       Shares Authorized.............................................................     3,499,971     3,499,971
       Shares Issued and Outstanding.................................................     3,496,678     3,496,678
       Par Value Per Share...........................................................   $         4    $        4

                            See accompanying notes.

                           FEDERAL INSURANCE COMPANY

                     STATEMENTS OF INCOME--STATUTORY BASIS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                              1997          1996          1995
                                                                              ----          ----          ----

Net Premiums Written....................................................   $3,676,579    $2,582,131    $2,247,891

Increase in Unearned Premiums Net
  of Accrued Retrospective Premiums.....................................      428,188       137,785        59,804
                                                                           ----------    ----------    ----------
     Premiums Earned (Note 7)...........................................    3,248,391     2,444,346     2,188,087
                                                                           ----------    ----------    ----------

Losses and Loss Expenses (Note 7).......................................    2,139,189     1,697,816     1,498,753

Underwriting Expenses...................................................    1,120,121       790,017       694,096

Dividends to Policyholders..............................................       23,089        14,581        11,983
                                                                           ----------    ----------    ----------
                                                                            3,282,399     2,502,414     2,204,832
                                                                           ----------    ----------    ----------
     Underwriting Loss..................................................      (34,008)      (58,068)      (16,745)
                                                                           ----------    ----------    ----------

Investment Income Before Expenses.......................................      977,002       559,686       488,374

Realized Capital Gains..................................................       53,132        34,693        54,207

Investment Expenses.....................................................        7,540         5,325         4,772
                                                                           ----------    ----------    ----------
     Investment Income..................................................    1,022,594       589,054       537,809
                                                                           ----------    ----------    ----------

Other Income (Loss) (including gain or loss on
  foreign exchange).....................................................        1,786        (9,617)       (6,973)
                                                                           ----------    ----------    ----------
Income Before Federal and Foreign Income Tax............................      990,372       521,369       514,091

Federal and Foreign Income Tax (Note 4).................................      164,440        83,186        81,143
                                                                           ----------    ----------    ----------
Net Income..............................................................   $  825,932    $  438,183    $  432,948
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

                            See accompanying notes.

                           FEDERAL INSURANCE COMPANY

            STATEMENTS OF SURPLUS TO POLICYHOLDERS--STATUTORY BASIS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                              1997          1996          1995
                                                                              ----          ----          ----
Common Stock

  Balance, Beginning and End of Year....................................   $   13,987    $   13,987    $   13,987
                                                                           ----------    ----------    ----------

Paid-In Surplus

  Balance, Beginning of Year............................................      472,986       472,986       472,986
  Distribution of Bellemead Development
     Corporation to Parent..............................................      (94,096)           --            --
                                                                           ----------    ----------    ----------
  Balance, End of Year..................................................      378,890       472,986       472,986
                                                                           ----------    ----------    ----------

Unassigned Funds

  Balance, Beginning of Year............................................    1,649,830     1,347,361     1,030,157
  Net Income............................................................      825,932       438,183       432,948
  Dividends Declared to Parent..........................................     (280,000)     (250,000)     (240,000)
  Decrease (Increase) in Provision for Reinsurance......................      (12,361)        9,505         7,142
  Decrease (Increase) in Non-Admitted Assets............................      (17,421)           71        23,583
  Increase (Decrease) in Unassigned Funds of
     Consolidated Subsidiaries..........................................     (193,261)       89,809       104,309
  Other, Net............................................................         (214)       14,901       (10,778)
                                                                           ----------    ----------    ----------
  Balance, End of Year..................................................    1,972,505     1,649,830     1,347,361
                                                                           ----------    ----------    ----------

Unrealized Appreciation of Investments

  Balance, Beginning of Year............................................      326,682       433,116       359,800
  Distribution of Bellemead Development
     Corporation to Parent..............................................     (175,664)           --            --
  Change During the Year................................................       38,716      (106,434)       73,316
                                                                           ----------    ----------    ----------
  Balance, End of Year..................................................      189,734       326,682       433,116
                                                                           ----------    ----------    ----------
     Total Surplus to Policyholders.....................................   $2,555,116    $2,463,485    $2,267,450
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

                            See accompanying notes.

                           FEDERAL INSURANCE COMPANY

                   STATEMENTS OF CASH FLOWS--STATUTORY BASIS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                              1997          1996          1995
                                                                              ----          ----          ----
Cash From Operations

Premiums Collected Net of Reinsurance...................................   $3,644,597    $2,527,854    $2,208,727
Losses and Loss Expenses Paid (net of salvage and subrogation)..........      967,543     1,717,314     1,174,235
Underwriting Expenses Paid..............................................    1,079,486       787,594       675,171
Other Underwriting Income (Expenses)....................................      (97,527)      163,458        50,852
                                                                           ----------    ----------    ----------

     Cash from Underwriting.............................................    1,500,041       186,404       410,173

Investment Income (net of investment expense)...........................      959,457       542,767       467,142
Other Income (Expenses).................................................        2,275        11,223       (18,511)
Dividends to Policyholders Paid.........................................       (8,862)      (10,912)      (10,105)
Federal Income Taxes Paid...............................................     (181,083)      (72,964)      (99,528)
                                                                           ----------    ----------    ----------
     Net Cash from Operations...........................................    2,271,828       656,518       749,171
                                                                           ----------    ----------    ----------

Cash From Investments

Proceeds from Investments Sold or Matured:
  Bonds.................................................................    1,826,979     2,378,073     2,425,520
  Equity Securities.....................................................       77,626       155,359        47,286
  Other Invested Assets.................................................       72,019        33,972        53,119
  Miscellaneous Proceeds................................................        2,894        15,801        19,386
                                                                           ----------    ----------    ----------
     Total Investment Proceeds..........................................    1,979,518     2,583,205     2,545,311
                                                                           ----------    ----------    ----------

Cost of Investments Acquired: (Long Term Only)
  Bonds.................................................................    3,591,204     2,806,024     3,026,615
  Equity Securities.....................................................      304,742       196,520        82,286
  Other Invested Assets.................................................       55,568        47,323        10,669
  Miscellaneous Applications............................................          314           389         3,765
                                                                           ----------    ----------    ----------
     Total Investments Acquired.........................................    3,951,828     3,050,256     3,123,335
                                                                           ----------    ----------    ----------
     Net Cash from Investments..........................................   (1,972,310)     (467,051)     (578,024)
                                                                           ----------    ----------    ----------

Cash From Financing and Miscellaneous Sources

Other Cash Provided.....................................................       14,458           639        12,834
                                                                           ----------    ----------    ----------
Cash Applied:
  Dividends to Stockholders Paid........................................      280,000       250,000       240,000
  Other Applications....................................................        2,507        11,963        23,319
                                                                           ----------    ----------    ----------
     Total Cash Applied.................................................      282,507       261,963       263,319
                                                                           ----------    ----------    ----------
     Net Cash from Financing and Miscellaneous Sources..................     (268,049)     (261,324)     (250,485)
                                                                           ----------    ----------    ----------

Net Change in Cash and Short Term Investments...........................       31,469       (71,857)      (79,338)

Cash and Short Term Investments:
  Beginning of Year.....................................................      687,906       759,763       839,101
                                                                           ----------    ----------    ----------
  End of Year...........................................................   $  719,375    $  687,906    $  759,763
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

                            See accompanying notes.

                           FEDERAL INSURANCE COMPANY
                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Federal Insurance Company (Company) is a wholly-owned property and casualty insurance subsidiary of The Chubb Corporation (Chubb). The Company is domiciled in the State of Indiana and underwrites most forms of property and casualty insurance, principally in the United States. The geographic distribution of business in the United States is broad with a particularly strong market presence in the Northeast.

     The Company is a member of an affiliated group of U.S. based property and casualty insurance companies, including several wholly-owned subsidiaries. For purposes of this report, the affiliated group of companies, including Federal Insurance Company, is collectively referred to as the Companies.

     The financial statements reflect estimates and judgments made by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

     Certain amounts in the prior year financial statements have been reclassified to conform with the 1997 presentation.

     These financial statements have been prepared in conformity with accounting practices prescribed or permitted by the Indiana Insurance Department. Such accounting practices vary in certain respects from generally accepted accounting principles (GAAP), including:

          (i) investments in bonds are reported at amortized cost and are not classified as held-to-maturity or available for sale; under GAAP, those bonds classified as available for sale are carried at market value,

          (ii) the costs of acquiring new business are charged to operations as incurred rather than being deferred and amortized over the period in which the related premiums are earned,

          (iii) certain assets designated 'non-admitted' are excluded,

          (iv) outstanding losses and loss expenses are reported net of amounts recoverable from reinsurers; unearned premiums are reported net of the unearned portion of premiums ceded,

          (v) a provision is made for statutory liabilities with respect to unearned premiums and losses reinsured with non-admitted reinsurers and for certain overdue amounts from admitted reinsurers to the extent funds are not held,

          (vi) no provision is made for deferred federal income tax, and

          (vii) investments in wholly-owned U.S. and foreign property and casualty insurance subsidiaries, various other subsidiaries which are not material and, in 1996 and 1995, a wholly-owned non-property and casualty insurance subsidiary (see Note 1(f)) are included at statutory net asset value and are not consolidated; dividends declared by such subsidiaries are included in investment income. Net income of the U.S. property and casualty insurance subsidiaries is included as a change in unassigned funds. Net income of the other subsidiaries is included as a change in unrealized appreciation of investments.

     The effects of the foregoing variances from GAAP on the statutory basis financial statements have not been determined, but are presumed to be material.

     (b) Invested assets are carried at values prescribed by the National Association of Insurance Commissioners (NAIC). Short term investments, which have an original maturity of one year or less, are carried at amortized cost. Bonds are generally carried at amortized cost. Premiums and discounts arising from the purchase of mortgage-backed securities are amortized using the interest method over the estimated remaining term of the securities, adjusted for anticipated prepayments. Equity securities are carried at market value. Investments in unconsolidated subsidiaries and other invested assets are accounted for on the equity basis.

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Realized gains and losses on the sale of investments are determined on the basis of the cost of the specific investments sold and are credited or charged to income. Unrealized appreciation or depreciation of equity securities, unconsolidated subsidiaries and other invested assets are excluded from income and credited or charged directly to surplus to policyholders.

     (c) Premiums are earned on a monthly pro rata basis over the terms of the policies. Unearned premiums represent the portion of premiums written applicable to the unexpired terms of policies in force.

     (d) Liabilities for outstanding losses and loss expenses include the accumulation of individual case estimates for claims reported as well as estimates of unreported claims and claim settlement expenses, less estimates of anticipated salvage and subrogation recoveries. Estimates are based upon past claim experience modified for current trends as well as prevailing economic, legal and social conditions. Such estimates are continually reviewed and updated. Any resulting adjustments are reflected in current operating results.

     (e) The methods and assumptions used to estimate the fair value of financial instruments are as follows:

          (i) The carrying value of short term investments approximates fair value due to the short maturities of these investments.

          (ii) Fair values of bonds with active markets are based on quoted market prices. For bonds that trade in less active markets, fair values are obtained from independent pricing services. Fair values of bonds are principally a function of current interest rates. Care should be used in evaluating the significance of these estimated market values which can fluctuate based on such factors as interest rates, inflation, monetary policy and general economic conditions.

          (iii) Fair values of equity securities are based on quoted market prices.

     (f) In 1997, the Company distributed its investment in Bellemead Development Corporation to Chubb; in connection with the distribution, paid-in surplus was reduced by $94,096,000 representing the cost of the investment, and unrealized appreciation of investments was reduced by $175,664,000 representing the increase in the statutory net asset value of Bellemead Development Corporation from the date of acquisition through the date of transfer. This non-cash transaction has been excluded from the statement of cash flows.

2. INVESTED ASSETS

     (a) The cost of equity securities, investments in unconsolidated subsidiaries and other invested assets at December 31, 1997 and 1996 were as follows (in thousands):

                                                                                               1997        1996
                                                                                               ----        ----
Equity Securities.........................................................................   $410,001    $183,461
Unconsolidated Subsidiaries...............................................................    173,362     256,557
Other Invested Assets.....................................................................    191,791     171,857

     (b) The components of unrealized appreciation of investments at December 31, 1997 and 1996 were as follows (in thousands):

                                                                                               1997        1996
                                                                                               ----        ----
Gross Unrealized Appreciation.............................................................   $256,947    $378,349
Gross Unrealized Depreciation.............................................................     67,213      51,667
                                                                                             --------    --------
                                                                                             $189,734    $326,682
                                                                                             --------    --------
                                                                                             --------    --------

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. INVESTED ASSETS--(CONTINUED)

     (c) The amortized cost and estimated market value of bonds were as follows (in thousands):

                                                                                 DECEMBER 31, 1997
                                                                ----------------------------------------------------
                                                                                GROSS         GROSS       ESTIMATED
                                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                                   COST         GAINS         LOSSES        VALUE
                                                                   ----         -----         ------        -----
Tax Exempt Bonds.............................................   $5,221,481     $326,053       $  148      $5,547,386
Taxable Foreign Bonds........................................      150,320        5,524        1,864         153,980
Mortgage-Backed Securities...................................      896,007       22,843        1,510         917,340
Taxable U.S. Government Bonds................................      286,812        4,470           97         291,185
Taxable Corporate Bonds......................................      589,826       21,129        1,998         608,957
                                                                ----------     --------       ------      ----------
  Total Bonds................................................   $7,144,446     $380,019       $5,617      $7,518,848
                                                                ----------     --------       ------      ----------
                                                                ----------     --------       ------      ----------

                                                                                 DECEMBER 31, 1996
                                                                ----------------------------------------------------
                                                                                GROSS         GROSS       ESTIMATED
                                                                AMORTIZED     UNREALIZED    UNREALIZED      MARKET
                                                                   COST         GAINS         LOSSES        VALUE
                                                                   ----         -----         ------        -----
Tax Exempt Bonds.............................................   $3,969,560     $203,905      $ 1,860     $4,171,605
Taxable Foreign Bonds........................................      114,334        3,921          332        117,923
Mortgage-Backed Securities...................................      711,638       10,415        4,886        717,167
Taxable U.S. Government Bonds................................      380,154          982        3,479        377,657
Taxable Corporate Bonds......................................      213,055        5,238          977        217,316
                                                                ----------     --------      -------     ----------
  Total Bonds................................................   $5,388,741     $224,461      $11,534     $5,601,668
                                                                ----------     --------      -------     ----------
                                                                ----------     --------      -------     ----------

     (d) The amortized cost and estimated market value of bonds at December 31, 1997 by contractual maturity were as follows (in thousands):

                                                                                             ESTIMATED
                                                                               AMORTIZED       MARKET
                                                                                  COST         VALUE
                                                                                  ----         -----
Due in One Year or Less.....................................................   $  123,395    $  124,380
Due after One Year through Five Years.......................................      962,548       988,779
Due after Five Years through Ten Years......................................    2,277,937     2,409,492
Due after Ten Years.........................................................    2,884,559     3,078,857
Mortgage-Backed Securities..................................................      896,007       917,340
                                                                               ----------    ----------
  Total Bonds...............................................................   $7,144,446    $7,518,848
                                                                               ----------    ----------
                                                                               ----------    ----------

     Actual maturities could differ from contractual maturities because borrowers may have the right to call or prepay obligations.

3. RELATED PARTY TRANSACTIONS

     During 1997, 1996 and 1995, Chubb & Son Inc. (C&S), a subsidiary of Chubb, had agreements with the Companies pursuant to which the Companies participated in the U.S. insurance business written through C&S. C&S arranged for the exchange of reinsurance between the Companies (See Note 7).

     The terms of the agreements included that C&S be reimbursed for all expenses incurred on behalf of the Companies. Such expenses are included primarily in underwriting expenses.

     On December 31, 1997, the agreements with C&S were terminated. Effective January 1, 1998, new agreements were entered into substituting Federal, through its Chubb & Son division, in place of C&S.

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. RELATED PARTY TRANSACTIONS--(CONTINUED)

     Investment income includes dividends from subsidiaries of $507,370,000, $177,225,000 and $122,000,000 in 1997, 1996 and 1995, respectively.

4. FEDERAL AND FOREIGN INCOME TAX

     The Company is a member of an affiliated group which files a consolidated federal income tax return. Intercompany tax transactions and allocations are governed by an intercompany tax allocation agreement between Chubb and the Companies. Under the written agreement, which is in accordance with Section 1552(a)(1) of the Internal Revenue Code, each of the Companies with taxable income is allocated a current tax provision based on the ratio of its taxable income to the total taxable income of those Companies having taxable income.

     The provision for federal and foreign income tax gives effect to differences between income for statutory reporting purposes and taxable income. The principal differences are (i) interest income on tax exempt bonds and (ii) the accelerated recognition of taxable income through the discounting of outstanding losses and loss expenses and the reduction of unearned premium reserves for tax purposes.

5. EMPLOYEE BENEFITS

     The employees of C&S are afforded benefits under retirement and other postretirement benefit programs. The Company contributes its proportionate share towards the cost of these programs.

     The Company participates in a non-contributory, defined benefit pension and retirement plan covering employees of C&S. The benefits are generally based on an employee's years of service and average compensation during the last five years of employment.

     Vested benefits are fully funded. The employers' policy is to make annual contributions that meet the minimum funding requirements of the Employee Retirement Income Security Act of 1974. Each participating affiliate is charged for its allocable share of such contributions.

     No pension expense was allocated to the Company in 1997. Pension costs allocated to the Company in 1996 and 1995 were $4,077,000 and $7,886,000, respectively.

     As of January 1, 1997, the most recent actuarial valuation date, the plan's total accumulated benefit obligation was $281,561,798, based on an assumed interest rate of 7.75%, including vested benefits of $262,361,598; the fair value of plan assets was $410,535,285.

     C&S provides certain other postretirement benefits, principally health care and life insurance, to retired employees and their beneficiaries and covered dependents. Substantially all employees may become eligible for these benefits upon retirement if they meet minimum age and years of service requirements.

     These benefits are not funded in advance. Benefits are paid as covered expenses are incurred. Health care coverage is contributory. Retiree contributions vary based upon a retiree's age, type of coverage and years of service. Life insurance coverage is non-contributory.

     The Company accrues the expected cost of providing postretirement benefits to retirees and other fully eligible or vested plan participants and their beneficiaries and covered dependents. The Companies elected to amortize the transition obligation, which represents their unfunded and unrecognized accumulated postretirement benefit obligation as of January 1, 1993, over 20 years. The unamortized transition obligation of C&S was $32,086,000 and $34,225,000 at December 31, 1997 and 1996, respectively. Net postretirement benefit costs include the expected cost of such benefits for newly vested employees, interest cost, gains and losses arising from differences in actuarial assumptions and actual experience and amortization of the transition obligation. Net postretirement benefit costs allocated to the Company for the years ended December 31, 1997, 1996 and 1995 and the postretirement benefit liability at December 31, 1997 and 1996 were not significant.

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. EMPLOYEE BENEFITS--(CONTINUED)

     The estimated amount of the postretirement benefit obligation of C&S for active nonvested employees as of December 31, 1997 and 1996 was $53,950,000 and $53,349,000, respectively.

     The weighted average discount rate used in determining the actuarial present value of the accumulated postretirement benefit obligation at December 31, 1997 and 1996 was 7.5% and 7.75%, respectively. At December 31, 1997, the weighted average health care cost trend rate used to measure the accumulated postretirement cost for medical benefits was 11.3% for 1998 and was assumed to decrease gradually to 6.0% for the year 2005 and remain at that level thereafter.

6. LEASES

     The Companies occupy office facilities under lease agreements which expire at various dates through 2019; such leases are generally renewed or replaced by other leases. In addition, the Companies lease data processing, office and transportation equipment. Leases are the obligation of the Company. The Company contributes its proportionate share of the rental cost under such leases.

     Most leases contain renewal options for increments ranging from three to five years; certain lease agreements provide for rent increases based on price-level factors. All leases are operating leases.

     At December 31, 1997, future minimum rental payments required under non-cancellable operating leases were as follows (in thousands):

     Years ending December 31:
       1998....................................................   $ 55,769
       1999....................................................     58,245
       2000....................................................     58,872
       2001....................................................     51,583
       2002....................................................     45,211
       After 2002..............................................    315,731
                                                                  --------
                                                                  $585,411
                                                                  --------
                                                                  --------

7. REINSURANCE

     The Company participates in pooling arrangements with affiliated insurers whereby these companies assume and cede reinsurance with each other. These arrangements vary as a function of the line of business and location of the risk. A substantial amount of the reinsurance of the Company is effected under these pooling arrangements. Effective January 1, 1997, the Company's pro rata participation in the pooled property and casualty business increased.

     In the ordinary course of business, the Company assumes and cedes reinsurance with other insurance companies and is a member of various pools and associations. These arrangements provide greater diversification of business and minimize the maximum net loss potential arising from large risks. A large portion of the reinsurance is effected under contracts known as treaties and in some instances by negotiation on individual risks. Certain of these arrangements consist of excess of loss and catastrophe contracts which protect against losses over stipulated amounts arising from any one occurrence or event. Ceded reinsurance contracts do not relieve the Company of its obligation to the policyholders.

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. REINSURANCE--(CONTINUED)

     The effect of reinsurance on premiums earned for the years ended December 31, 1997, 1996 and 1995 was as follows (in thousands):

                                                               1997           1996           1995
                                                               ----           ----           ----
     Direct.............................................   $ 2,932,452    $ 2,868,065    $ 2,846,006
     Assumed............................................     1,436,560      1,158,882      1,078,779
     Ceded..............................................    (1,120,621)    (1,582,601)    (1,736,698)
                                                           -----------    -----------    -----------
     Net................................................   $ 3,248,391    $ 2,444,346    $ 2,188,087
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

     For many years, a portion of the U. S. insurance business written by the Company was reinsured on a quota share basis with a subsidiary of Royal & Sun Alliance Insurance Group plc. Effective January 1, 1997, the reinsurance agreement with Royal & Sun Alliance was terminated. The ceded reinsurance premiums earned of the Company included $266,796,000 and $366,066,000 in 1996 and 1995, respectively, from such reinsurance.

     Reinsurance recoveries which have been deducted from losses and loss expenses were $711,805,000, $1,048,760,000 and $1,118,230,000 in 1997, 1996 and
1995, respectively.

8. OUTSTANDING LOSSES AND LOSS EXPENSES

     The process of establishing loss reserves is an imprecise science and reflects significant judgmental factors. In many liability cases, significant periods of time, ranging up to several years or more, may elapse between the occurrence of an insured loss, the reporting of the loss and the settlement of the loss.

     Judicial decisions and legislative actions continue to broaden liability and policy definitions and to increase the severity of claim payments. As a result of this and other societal and economic developments, the uncertainties inherent in estimating ultimate claim costs on the basis of past experience have increased significantly, further complicating the already complex loss reserving process.

     The uncertainties relating to asbestos and toxic waste claims on insurance policies written many years ago are exacerbated by judicial and legislative interpretations of coverage that in some cases have tended to erode the clear and express intent of such policies and in other cases have expanded theories of liability. The industry is engaged in extensive litigation over these coverage and liability issues and is thus confronted with a continuing uncertainty in its efforts to quantify these exposures.

     In 1993, Pacific Indemnity Company (Pacific Indemnity), a wholly-owned property and casualty insurance subsidiary of the Company, entered into a global settlement agreement with Continental Casualty Company (a subsidiary of CNA Financial Corporation), Fibreboard Corporation, and attorneys representing claimants against Fibreboard for all future asbestos-related bodily injury claims against Fibreboard. This agreement is subject to final appellate court approval. The settlement relates to an insurance policy issued to Fibreboard Corporation by Pacific Indemnity. The Pacific Indemnity policy was 100% reinsured by the Company. Pursuant to the global settlement agreement, a $1,525,000,000 trust fund will be established to pay future claims, which are claims that were not filed in court before August 27, 1993. The Company, as reinsurer of the Pacific Indemnity policy, will contribute $538,172,000 to the trust fund and Continental Casualty will contribute the remaining amount. In December 1993, upon execution of the global settlement agreement, the Company and Continental Casualty paid their respective shares into an escrow account. The Company's share is included in its short term investments. Upon final court approval of the settlement, the amount in the escrow account, including interest earned thereon, will be transferred to the trust fund. All of the parties have agreed to use their best efforts to seek final court approval of the global settlement agreement.

     Pacific Indemnity and Continental Casualty reached a separate agreement for the handling of all asbestos-related bodily injury claims pending on August 26, 1993 against Fibreboard. As reinsurer of Pacific Indemnity, the Company's obligation under this agreement with respect to such pending claims is approximately

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. OUTSTANDING LOSSES AND LOSS EXPENSES--(CONTINUED)

$635,000,000, all of which has been paid. The agreement further provides that the total responsibility of Pacific Indemnity and Continental Casualty with respect to pending and future asbestos-related bodily injury claims against Fibreboard will be shared on an approximate 35% and 65% basis, respectively.

     Pacific Indemnity, Continental Casualty and Fibreboard entered into a trilateral agreement to settle all present and future asbestos-related bodily injury claims resulting from insurance policies that were, or may have been, issued to Fibreboard by the two insurers. The trilateral agreement will be triggered if the global settlement agreement is ultimately disapproved. The Company's obligation, as reinsurer of Pacific Indemnity, under the trilateral agreement is therefore similar to, and not duplicative of, that under those agreements described above.

     The trilateral agreement reaffirms portions of an agreement reached in March 1992 between Pacific Indemnity and Fibreboard. Among other matters, that 1992 agreement eliminates any Pacific Indemnity liability to Fibreboard for asbestos-related property damage claims.

     In July 1995, the United States District Court of the Eastern District of Texas approved the global settlement agreement and the trilateral agreement. The judgments approving these agreements were appealed to the United States Court of Appeals for the Fifth Circuit. In July 1996, the Fifth Circuit Court affirmed the 1995 judgments of the District Court. The objectors to the global agreement appealed to the United States Supreme Court. In June 1997, the United States Supreme Court set aside the ruling by the Fifth Circuit Court that had approved the global agreement and ordered the Fifth Circuit Court to reconsider its approval in light of a June 1997 ruling by the Supreme Court rejecting an unrelated settlement that included several former asbestos manufacturers.

     In January 1998, the Fifth Circuit Court again affirmed the global settlement agreement, ruling that it was legally distinct from the other settlement. It is expected that objectors to the settlement will petition the Supreme Court to review the decision. The Supreme Court would then have to decide whether to take the appeal.

     The trilateral agreement, however, was never appealed to the United States Supreme Court and is now final. As a result, management continues to believe that the uncertainty of the Company's exposure, as reinsurer of Pacific Indemnity, with respect to asbestos-related bodily injury claims against Fibreboard has been eliminated.

     Since 1993, a California Court of Appeal has agreed, in response to a request by Pacific Indemnity, Continental Casualty and Fibreboard, to delay its decisions regarding asbestos-related insurance coverage issues that are currently before it and involve the three parties exclusively, while the approval of the global settlement is pending in court. Continental Casualty and Pacific Indemnity have dismissed disputes against each other which involved Fibreboard and were in litigation.

     The Company has additional potential asbestos exposure, primarily on insureds for which excess liability coverages were written. Such exposure has increased due to the erosion of much of the underlying limits. The number of claims against such insureds and the value of such claims have increased in recent years due in part to the non-viability of other defendants.

     The remaining asbestos exposures are mostly peripheral defendants, including a mix of manufacturers and distributors of certain products that contain asbestos as well as premises owners. Generally, these insureds are named defendants on a regional rather than a nationwide basis. Notices of new asbestos claims and new exposures on existing claims continue to be received as more peripheral parties are drawn into litigation to replace the now defunct mines and bankrupt manufacturers.

     Legal guidelines regarding coverage for asbestos claims have begun to articulate more consistent standards regarding the extent of the insurers' coverage obligation and the method of allocation of costs among insurers. However, the universe of potential claims is still unknown. Therefore, uncertainty remains as to the Company's ultimate liability for asbestos-related claims.

     Hazardous waste sites are another significant potential exposure. Under the federal 'Superfund' law and similar state statutes, when potentially responsible parties (PRPs) fail to handle the clean-up, regulators have the

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. OUTSTANDING LOSSES AND LOSS EXPENSES--(CONTINUED)

work done and then attempt to establish legal liability against the PRPs. The PRPs disposed of toxic materials at a waste dump site or transported the materials to the site. Insurance policies issued to PRPs were not intended to cover the clean-up costs of pollution and, in many cases, did not intend to cover the pollution itself. As the costs of environmental clean-up have become substantial, PRPs and others have increasingly filed claims with their insurance carriers. Litigation against insurers extends to issues of liability, coverage and other policy provisions. There is great uncertainty involved in estimating the Company's liabilities related to these claims. First, the underlying liabilities of the claimants are extremely difficult to estimate. At any given clean-up site, the allocation of remediation costs among governmental authorities and the PRPs varies greatly. Second, different courts have addressed liability and coverage issues regarding pollution claims and have reached inconsistent conclusions in their interpretation of several issues. These significant uncertainties are not likely to be resolved in the near future.

     Uncertainties also remain as to the Superfund law itself. Superfund's taxing authority expired on December 31, 1995. It is currently not possible to predict the direction that any reforms may take, when they may occur or the effect that any changes may have on the insurance industry.

     Reserves for asbestos and toxic waste claims cannot be estimated with traditional loss reserving techniques. Case reserves and expense reserves for costs of related litigation have been established where sufficient information has been developed to indicate the involvement of a specific insurance policy. In addition, incurred but not reported reserves have been established to cover additional exposures on both known and unasserted claims. These reserves are continually reviewed and updated.

     A reconciliation of the beginning and ending liability for outstanding losses and loss expenses, net of reinsurance recoverable, and a reconciliation of the net liability to the corresponding liability on a gross basis is as follows (in thousands):

                                                                              1997          1996          1995
                                                                              ----          ----          ----
Gross liability, beginning of year......................................   $8,020,224    $7,896,430    $7,483,942
Reinsurance recoverable, beginning of year..............................    3,126,676     2,992,274     2,908,174
                                                                           ----------    ----------    ----------
Net liability, beginning of year........................................    4,893,548     4,904,156     4,575,768
                                                                           ----------    ----------    ----------
Net incurred claims and claim expenses related to:
  Current year..........................................................    2,167,893     1,678,276     1,450,452
  Prior years...........................................................      (28,704)       19,540        48,301
                                                                           ----------    ----------    ----------
                                                                            2,139,189     1,697,816     1,498,753
                                                                           ----------    ----------    ----------
Net payments for claims and claim expenses related to:
  Current year..........................................................      640,581       489,074       375,139
  Prior years...........................................................      326,421     1,219,350       795,226
                                                                           ----------    ----------    ----------
                                                                              967,002     1,708,424     1,170,365
                                                                           ----------    ----------    ----------
Net liability, end of year..............................................    6,065,735     4,893,548     4,904,156
Reinsurance recoverable, end of year....................................    2,578,451     3,126,676     2,992,274
                                                                           ----------    ----------    ----------
  Gross liability, end of year..........................................   $8,644,186    $8,020,224    $7,896,430
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

                           FEDERAL INSURANCE COMPANY
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. OUTSTANDING LOSSES AND LOSS EXPENSES--(CONTINUED)

A reconciliation of the beginning and ending gross and net liability for outstanding losses and loss expenses related to asbestos and toxic waste claims for 1997, 1996 and 1995 is as follows (in thousands):

                                                                              1997          1996          1995
                                                                              ----          ----          ----
Gross of reinsurance:

Liability, beginning of year............................................   $1,086,500    $1,437,764    $1,348,131
Incurred losses and loss adjustment expenses............................      159,562       219,231       263,919
Calendar year payments for losses and loss adjustment expenses..........       73,311       570,495       174,286
                                                                           ----------    ----------    ----------
Liability, end of year..................................................   $1,172,751    $1,086,500    $1,437,764
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

Net of reinsurance:

Liability, beginning of year............................................   $  908,189    $1,289,883    $1,225,501
Incurred losses and loss adjustment expenses............................      127,837       153,614       204,727
Calendar year payments for losses and loss adjustment expenses..........         (367)      535,308       140,345
                                                                           ----------    ----------    ----------
Liability, end of year..................................................   $1,036,393    $  908,189    $1,289,883
                                                                           ----------    ----------    ----------
                                                                           ----------    ----------    ----------

     In 1997, 1996 and 1995, increases in outstanding losses and loss expenses relating to asbestos and toxic waste claims were substantially offset by favorable claim severity trends for certain liability classes.

     Management believes that the aggregate outstanding loss and loss expense reserves of the Company at December 31, 1997 were adequate to cover claims for losses which had occurred, including both those known and those yet to be reported. In establishing such reserves, management considers facts currently known and the present state of the law and coverage litigation. However, given the expansion of coverage and liability by the courts and the legislatures in the past and the possibilities of similar interpretations in the future, particularly as they relate to asbestos and toxic waste claims, as well as the uncertainty in determining what scientific standards will be deemed acceptable for measuring hazardous waste site clean-up, additional increases in loss reserves may emerge which would adversely affect results in future periods. The amount cannot reasonably be estimated at the present time.

9. DIVIDEND RESTRICTIONS

     Indiana Insurance laws restrict the Company as to the amount of shareholder dividends it may pay without prior approval. The restrictions are generally based on net investment income and on statutory surplus. Dividends in excess of such thresholds are considered 'extraordinary' and require prior approval.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF THE TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Available Information..........................   iii
Overview of Transaction........................    iv
Summary........................................     1
Risk Factors...................................    19
The Trust and the SUBI.........................    26
The Origination Trust..........................    27
Use of Proceeds................................    30
The Transferor.................................    30
World Omni.....................................    30
The Contracts..................................    37
Maturity, Prepayment and Yield
  Considerations...............................    42
Class A Note Factors and Trading Information;
  Reports to Class A Noteholders...............    46
Description of the Notes.......................    47
Security for the Notes.........................    66
The Class A Interest Rate Swap.................    71
Additional Document Provisions.................    72
Certain Legal Aspects of the Origination Trust
  and the SUBI.................................    85
Certain Legal Aspects of the Contracts and the
  Leased Vehicles..............................    87
Material Income Tax Considerations.............    90
ERISA Considerations...........................    95
Underwriting...................................    96
Notice to Canadian Residents...................    97
Ratings of the Class A Notes...................    98
Legal Matters..................................    98
Experts........................................    98
Index of Capitalized Terms.....................    99
Global Clearance, Settlement and Tax
  Documentation Procedures Terms...............   105
Index to Financial Statements of Federal
  Insurance Company............................   108

                            ------------------------


UNTIL FEBRUARY 4, 1999, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE CLASS A NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED
TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, A PAPER COPY OF THE PROSPECTUS.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

















--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                   WORLD OMNI
                            1998-A AUTOMOBILE LEASE
                              SECURITIZATION TRUST


                                 $1,631,383,000



                                  $430,000,000

                         FLOATING RATE AUTOMOBILE LEASE
                              ASSET BACKED NOTES,
                                   CLASS A-1


                                  $440,000,000

                         FLOATING RATE AUTOMOBILE LEASE
                              ASSET BACKED NOTES,
                                   CLASS A-2


                                  $410,000,000

                         FLOATING RATE AUTOMOBILE LEASE
                              ASSET BACKED NOTES,
                                   CLASS A-3


                                  $351,383,000

                         FLOATING RATE AUTOMOBILE LEASE
                              ASSET BACKED NOTES,
                                   CLASS A-4

                                WORLD OMNI LEASE
                              SECURITIZATION L.P.
                                  (TRANSFEROR)

                           WORLD OMNI FINANCIAL CORP.
                                   (SERVICER)

                          ---------------------------
                                   PROSPECTUS
                          ---------------------------

                               JOINT BOOK RUNNERS
                           CREDIT SUISSE FIRST BOSTON
                              MERRILL LYNCH & CO.

                                  CO-MANAGERS

                          FIRST UNION CAPITAL MARKETS

                     NATIONSBANC MONTGOMERY SECURITIES LLC

                              SALOMON SMITH BARNEY


                                November 6, 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND PAYMENT.

     Expenses in connection with the offering of the Class A Notes being registered herein are estimated as follows:


SEC registration fee.......................................   $   453,542
Legal fees and expenses....................................       250,000
Accounting fees and expenses...............................        60,000
Blue sky fees and expenses.................................        25,000
Rating agency fees.........................................       250,000
Trustee fees and expenses..................................        25,000
Printing...................................................       100,000
Miscellaneous..............................................        10,458
                                                              -----------
  Total....................................................   $ 1,174,000*
                                                              -----------
                                                              -----------


------------------

 * Does not include premium for Residual Value Insurance Policy, which will be paid by the Servicer.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Pursuant to Section 4.08 of the Agreement of Limited Partnership of World Omni Lease Securitization L.P. (the 'Transferor'), the Transferor will, to the fullest extent permitted by law, indemnify World Omni Lease Securitization LLC, the general partner of the Transferor, and its managers, officers, members, agents, affiliates and employees acting within the scope of their authority against their losses and expenses sustained by reason of their acts on behalf of the Transferor or in furtherance of the interests of the Transferor, if the acts were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Pursuant to Section 4.08 of the Agreement of Limited Partnership of Auto Lease Finance L.P. ('ALF L.P.'), ALF L.P. will, to the fullest extent permitted by law, indemnify Auto Lease Finance LLC, the general partner of ALF L.P., and its managers, officers, members, agents, affiliates and employees acting within the scope of their authority against their losses and expenses sustained by reason of their acts on behalf of ALF L.P. or in furtherance of the interests of ALF L.P., if the acts were not fraudulent or in bad faith and did not constitute willful or wanton misconduct or gross negligence.

     Reference is also made to Section 7 of the Underwriting Agreement (see
Exhibit 1.1), which provides for indemnification by the Transferor under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
  1.1    --    Form of Underwriting Agreement**
  3.1    --    Certificate of Formation of World Omni Lease Securitization LLC*
  3.2    --    Limited Liability Company Agreement of World Omni Lease Securitization LLC, dated as of September 18,
               1998*
  3.3    --    Amended and Restated Agreement of Limited Partnership of World Omni Lease Securitization L.P. between
               World Omni Lease Securitization, Inc. and World Omni Financial Corp., dated as of July 1, 1994
               (incorporated by reference from Exhibit 3.3 to the Registration Statement on Form S-1, File No.
               33-85036 (the '1994-B Registration Statement')
  3.4    --    Assignment of General Partnership Interest and Amendment to Amended and Restated Limited Partnership
               Agreement of World Omni Lease Securitization, L.P. among World Omni Lease Securitization, Inc., World
               Omni Lease Securitization LLC and World Omni Financial Corp., dated as of September 23, 1998*
  3.5    --    Certificate of Formation of Auto Lease Finance LLC*
  3.6    --    Limited Liability Company Agreement of Auto Lease Finance LLC, dated as of September 23, 1998*
  3.7    --    Amended and Restated Agreement of Limited Partnership of Auto Lease Finance L.P. between Auto Lease
               Finance Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from
               Exhibit 10.7 to the 1994-B Registration Statement)
  3.8    --    Assignment of General Partnership Interest and Amendment to Amended and Restated Limited Partnership
               Agreement of Auto Lease Finance L.P. among Auto Lease Finance Inc., Auto Lease Finance LLC and World
               Omni Financial Corp., dated as of September 23, 1998*
  3.9    --    Form of Securitization Trust Agreement among World Omni Lease Securitization L.P., PNC Bank,
               Delaware, as Owner Trustee and The Bank of New York, as Indenture Trustee (including form of
               Transferor Certificate)*
  4.1    --    Form of Indenture between World Omni 1998-A Automobile Lease Securitization Trust and The Bank of New
               York, as Indenture Trustee (including forms of Class A Notes)*
  5.1    --    Opinion of McDermott, Will & Emery with respect to legality*
  8.1    --    Opinion of Cadwalader, Wickersham & Taft with respect to federal income tax matters*
  8.2    --    Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters*
 10.1    --    Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
               National Association (as successor to Bank of America Illinois), dated as of July 1, 1994
               (incorporated by reference from Exhibit 10.1 to the 1994-B Registration Statement)
 10.2    --    Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc.
               and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of November
               1, 1994 (incorporated by reference from Exhibit 10.8 to the 1994-B Registration Statement)
 10.3    --    Amendment No. 2 to the Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT
               Inc. and U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
               September 23, 1998*
 10.4    --    Form of Supplement 1998-A to Trust Agreement among Auto Lease Finance L.P., VT Inc. and U.S. Bank
               National Association (as successor to Bank of America Illinois) (including form of SUBI Certificate)*
 10.5    --    Second Amended and Restated Servicing Agreement between VT Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.3 to the 1994-B Registration Statement)

EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------------------
 10.6    --    Amendment No. 1 to Second Amended and Restated Servicing Agreement between VT Inc. and World Omni
               Financial Corp., dated as of September 23, 1998*
 10.7    --    Form of Supplement 1998-A to Servicing Agreement between VT Inc. and World Omni Financial Corp.*
 10.8    --    Second Amended and Restated Assignment Agreement among World Omni Financial Corp., Auto Lease Finance
               L.P. and VT Inc., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.9 to
               Registration Statement on Form S-1, File No. 33-95404)
 10.9    --    Amendment No. 1 to Second Amended and Restated Assignment Agreement among World Omni Financial Corp.,
               Auto Lease Finance L.P. and VT Inc., dated as of October 1, 1995 (incorporated by reference from
               Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-00794 (the '1996-A Registration
               Statement'))
 10.10   --    Support Agreement between World Omni Financial Corp. and World Omni Lease Securitization L.P., dated as of October 1, 1995 (incorporated by reference from Exhibit 10.11 to the 1996-A Registration
               Statement)
 10.11   --    Amendment No. 1 to Support Agreement between World Omni Financial Corp. and World Omni Lease
               Securitization L.P., dated as of May 1, 1996 (incorporated by reference from Exhibit 10.12 to
               Registration Statement on Form S-1, File No. 333-11449)
 10.12   --    Amendment No. 2 to Support Agreement, dated as of October 1, 1996 between World Omni Financial Corp., and World Omni Lease Securitization L.P., dated as of October 1, 1996 (incorporated by reference from
               Exhibit 10.10 to Registration Statement on Form S-1, File No. 333-21917 (the '1997-A Registration
               Statement'))
 10.13   --    Amendment No. 3 to Support Agreement between World Omni Financial Corp. and World Omni Lease
               Securitization L.P., dated as of April 1, 1997 (incorporated by reference from Exhibit 10.11 to the
               1997-A Registration Statement)
 10.14   --    Amendment No. 4 to Support Agreement between World Omni Financial Corp. and World Omni Lease
               Securitization L.P., dated as of October 1, 1997*
 10.15   --    Amendment No. 5 to Support Agreement between World Omni Financial Corp. and World Omni Lease
               Securitization L.P., dated as of September 23, 1998*
 10.16   --    Form of Amendment No. 6 to Support Agreement between World Omni Financial Corp. and World Omni Lease
               Securitization L.P.*
 10.17   --    Form of Residual Value Insurance Policy**
 10.18   --    Form of Class A Interest Rate Swap**
 23.1    --    Consent of McDermott, Will & Emery (included as part of Exhibit 5.1)*
 23.2    --    Consent of Cadwalader, Wickersham & Taft (included as a part of Exhibit 8.1)*
 23.3    --    Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)*
 23.4    --    Consent of Williams & Connolly*
 23.5    --    Consent of Hand Arendall, L.L.C.*
 23.6    --    Consent of Ernst & Young LLP**
 24.1    --    Power of Attorney (included on page II-5 of Registration Statement)*
 25.1    --    Form T-1 of The Bank of New York*


------------------

 * Previously filed.



** Filed herewith.


     (b) Financial Statement Schedules:

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned registrants hereby undertake as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the 'Act');

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) To provide to the Underwriters at the closing date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (e) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (f) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by each registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (g) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, EACH REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-1 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DEERFIELD BEACH AND STATE OF FLORIDA, ON THE 6TH DAY OF NOVEMBER, 1998.


                                      WORLD OMNI LEASE SECURITIZATION L.P.,
                                      on behalf of itself and as originator
                                      of the World Omni 1998-A Automobile Lease
                                      Securitization Trust

                                      By: WORLD OMNI LEASE SECURITIZATION LLC
                                      as General Partner

                                      By:         /s/ A. TUCKER ALLEN
                                          --------------------------------------
                                                  A. Tucker Allen
                                            Vice President and Corporate
                                                    Treasurer

                                      AUTO LEASE FINANCE L.P., on behalf of
                                      itself and as originator of World Omni LT

                                      By: AUTO LEASE FINANCE LLC
                                      as General Partner

                                      By:         /s/ A. TUCKER ALLEN
                                          --------------------------------------
                                                  A. Tucker Allen
                                            Vice President and Corporate
                                                    Treasurer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT ON FORM S-1 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                                     TITLE                                DATE
              ---------                                     -----                                ----

         /s/ A. TUCKER ALLEN           Director and Vice President and Corporate            November 6, 1998
------------------------------------   Treasurer of the General Partner of each of
           A. Tucker Allen             World Omni Lease Securitization L.P. and Auto
                                       Lease Finance L.P. (Principal Financial and
                                       Accounting Officer)

                  *                    Director of the General Partner of each of World     November 6, 1998
------------------------------------   Omni Lease Securitization L.P. and Auto Lease
           Colin W. Brown              Finance L.P.

                  *                    Director of the General Partner of each of World     November 6, 1998
------------------------------------   Omni Lease Securitization L.P. and Auto Lease
         Jeffrey B. Shapiro            Finance L.P

                  *                    Director of the General Partner of each of World     November 6, 1998
------------------------------------   Omni Lease Securitization L.P. and Auto Lease
       Christopher C. Wheeler          Finance L.P.

*By:       /s/ A. TUCKER ALLEN
     -------------------------------
             A. Tucker Allen
            Attorney in Fact

                                 EXHIBIT INDEX

     (a) Exhibits:


EXHIBIT                                                                                                    SEQUENTIAL
NUMBER   DESCRIPTION                                                                                        PAGE NO.
------   ------------------------------------------------------------------------------------------------  ----------
  1.1    --    Form of Underwriting Agreement**
  3.1    --    Certificate of Formation of World Omni Lease Securitization LLC*
  3.2    --    Limited Liability Company Agreement of World Omni Lease Securitization LLC, dated as of
               September 18, 1998*
  3.3    --    Amended and Restated Agreement of Limited Partnership of World Omni Lease Securitization
               L.P. between World Omni Lease Securitization, Inc. and World Omni Financial Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 3.3 to the Registration
               Statement on Form S-1, File No. 33-85036 (the '1994-B Registration Statement')
  3.4    --    Assignment of General Partnership Interest and Amendment to Amended and Restated Limited
               Partnership Agreement of World Omni Lease Securitization, L.P. among World Omni Lease
               Securitization, Inc., World Omni Lease Securitization LLC and World Omni Financial Corp.,
               dated as of September 23, 1998*
  3.5    --    Certificate of Formation of Auto Lease Finance LLC*
  3.6    --    Limited Liability Company Agreement of Auto Lease Finance LLC, dated as of September 23,
               1998*
  3.7    --    Amended and Restated Agreement of Limited Partnership of Auto Lease Finance L.P. between
               Auto Lease Finance Inc. and World Omni Financial Corp., dated as of July 1, 1994
               (incorporated by reference from Exhibit 10.7 to the 1994-B Registration Statement)
  3.8    --    Assignment of General Partnership Interest and Amendment to Amended and Restated Limited
               Partnership Agreement of Auto Lease Finance L.P. among Auto Lease Finance Inc., Auto Lease
               Finance LLC and World Omni Financial Corp., dated as of September 23, 1998*
  3.9    --    Form of Securitization Trust Agreement among World Omni Lease Securitization L.P., PNC
               Bank, Delaware, as Owner Trustee and The Bank of New York, as Indenture Trustee (including form of Transferor Certificate)*
  4.1    --    Form of Indenture between World Omni 1998-A Automobile Lease Securitization Trust and The
               Bank of New York, as Indenture Trustee (including forms of Class A Notes)*
  5.1    --    Opinion of McDermott, Will & Emery with respect to legality*
  8.1    --    Opinion of Cadwalader, Wickersham & Taft with respect to federal income tax matters*
  8.2    --    Opinion of English, McCaughan & O'Bryan, P.A. with respect to certain Florida tax matters*
 10.1    --    Second Amended and Restated Trust Agreement among Auto Lease Finance L.P., VT Inc. and
               U.S. Bank National Association (as successor to Bank of America Illinois), dated as of
               July 1, 1994 (incorporated by reference from Exhibit 10.1 to the 1994-B Registration
               Statement)
 10.2    --    Amendment No. 1 to Second Amended and Restated Trust Agreement among Auto Lease Finance
               L.P., VT Inc. and U.S. Bank National Association (as successor to Bank of America
               Illinois), dated as of November 1, 1994 (incorporated by reference from Exhibit 10.8 to the 1994-B Registration Statement)
 10.3    --    Amendment No. 2 to the Second Amended and Restated Trust Agreement among Auto Lease
               Finance L.P., VT Inc. and U.S. Bank National Association (as successor to Bank of America
               Illinois), dated as of September 23, 1998*
 10.4    --    Form of Supplement 1998-A to Trust Agreement among Auto Lease Finance L.P., VT Inc. and
               U.S. Bank National Association (as successor to Bank of America Illinois) (including form of SUBI Certificate)*

EXHIBIT                                                                                                    SEQUENTIAL
NUMBER   DESCRIPTION                                                                                        PAGE NO.
------   ------------------------------------------------------------------------------------------------  ----------
 10.5    --    Second Amended and Restated Servicing Agreement between VT Inc. and World Omni Financial
               Corp., dated as of July 1, 1994 (incorporated by reference from Exhibit 10.3 to the 1994-B
               Registration Statement)
 10.6    --    Amendment No. 1 to Second Amended and Restated Servicing Agreement between VT Inc. and
               World Omni Financial Corp., dated as of September 23, 1998*
 10.7    --    Form of Supplement 1998-A to Servicing Agreement between VT Inc. and World Omni Financial
               Corp.*
 10.8    --    Second Amended and Restated Assignment Agreement among World Omni Financial Corp., Auto
               Lease Finance L.P. and VT Inc., dated as of July 1, 1994 (incorporated by reference from
               Exhibit 10.9 to Registration Statement on Form S-1, File No. 33-95404)
 10.9    --    Amendment No. 1 to Second Amended and Restated Assignment Agreement among World Omni
               Financial Corp., Auto Lease Finance L.P. and VT Inc., dated as of October 1, 1995
               (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File
               No. 333-00794 (the '1996-A Registration Statement'))
 10.10   --    Support Agreement between World Omni Financial Corp. and World Omni Lease Securitization
               L.P., dated as of October 1, 1995 (incorporated by reference from Exhibit 10.11 to the
               1996-A Registration Statement)
 10.11   --    Amendment No. 1 to Support Agreement between World Omni Financial Corp. and World Omni
               Lease Securitization L.P., dated as of May 1, 1996 (incorporated by reference from Exhibit
               10.12 to Registration Statement on Form S-1, File No. 333-11449)
 10.12   --    Amendment No. 2 to Support Agreement, dated as of October 1, 1996 between World Omni
               Financial Corp., and World Omni Lease Securitization L.P., dated as of October 1, 1996
               (incorporated by reference from Exhibit 10.10 to Registration Statement on Form S-1, File
               No. 333-21917 (the '1997-A Registration Statement'))
 10.13   --    Amendment No. 3 to Support Agreement between World Omni Financial Corp. and World Omni
               Lease Securitization L.P., dated as of April 1, 1997 (incorporated by reference from
               Exhibit 10.11 to the 1997-A Registration Statement)
 10.14   --    Amendment No. 4 to Support Agreement between World Omni Financial Corp. and World Omni
               Lease Securitization L.P., dated as of October 1, 1997*
 10.15   --    Amendment No. 5 to Support Agreement between World Omni Financial Corp. and World Omni
               Lease Securitization L.P., dated as of September 23, 1998*
 10.16   --    Form of Amendment No. 6 to Support Agreement between World Omni Financial Corp. and World
               Omni Lease Securitization L.P.*
 10.17   --    Form of Residual Value Insurance Policy**
 10.18   --    Form of Class A Interest Rate Swap**
 23.1    --    Consent of McDermott, Will & Emery (included as part of Exhibit 5.1)*
 23.2    --    Consent of Cadwalader, Wickersham & Taft (included as a part of Exhibit 8.1)*
 23.3    --    Consent of English, McCaughan & O'Bryan, P.A. (included as part of Exhibit 8.2)*
 23.4    --    Consent of Williams & Connolly*
 23.5    --    Consent of Hand Arendall, L.L.C.*
 23.6    --    Consent of Ernst & Young LLP**
 24.1    --    Power of Attorney (included on page II-5 of Registration Statement)*
 25.1    --    Form T-1 of The Bank of New York*


------------------
 * Previously filed.

** Filed herewith.

     (b) Financial Statement Schedules:

     Not applicable.